                                                                     EXHIBIT 4.4



                              AETNA SERVICES, INC.
                             INCENTIVE SAVINGS PLAN








                                                            AMENDED AND RESTATED
                                                           AS OF JANUARY 1, 1999

                              AETNA SERVICES, INC.
                             INCENTIVE SAVINGS PLAN

         THIS AGREEMENT, made and entered into this 22nd day of December, 1998, by and between Aetna Services, Inc., a corporation organized and existing under the laws of the State of Connecticut, with its principal office at 151 Farmington Ave., Hartford, CT 06156 (the "Company"), and Mellon Bank, N.A., a national banking association, as trustee of the trust created herein (hereinafter referred to as the "Trustee").

                              W I T N E S S E T H :

         WHEREAS, the Company heretofore established an Incentive Savings Plan for Employees to provide retirement benefits to its Eligible Employees; and

         WHEREAS, under the terms of the Plan, the Company has the ability to amend the Plan; and

         WHEREAS, it is the intention of the Company that such Plan and its Trust continue to meet the requirements of Section 401(a) and Section 501(a) of the Internal Revenue Code;

                                 NOW, THEREFORE

         Effective January 1, 1999, except as otherwise provided herein, the Plan is hereby amended and restated in its entirety to provide as follows:

         The Plan and Trust created in accordance with the terms hereof shall be formally known as the Aetna Services, Inc. Incentive Savings Plan.

PREFACE

         The initial effective date of the Plan is September 1, 1972. The Plan was amended in its entirety, effective as of September 1, 1976 and January 1, 1989. The Plan as in effect on January 1, 1989 was amended periodically since such date and until the Effective Date hereof to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, and to make other desired benefit changes.

         The Plan is hereby amended to comply with ERISA, the Code, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997 and to make other desired benefit changes. This amended and restated Plan is effective January 1, 1999, except where specific reference is made herein to a different effective date, or where any of the laws listed in the preceding sentence provides for an earlier effective date, in which case such earlier date or dates shall apply.

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS..........................................................................................    1
         1.1      "ACCOUNT"......................................................................................    1
         1.2      "ACCOUNT VALUE"................................................................................    1
         1.3      "ACTIVE PARTICIPANT"...........................................................................    1
         1.4      "ACTUAL CONTRIBUTION PERCENTAGE"...............................................................    1
         1.5      "ACTUAL DEFERRAL PERCENTAGE"...................................................................    1
         1.6      "ADJUSTED".....................................................................................    2
         1.7      "AFFILIATE"....................................................................................    2
         1.8      "ANNUITY STARTING DATE"........................................................................    2
         1.9      "APPEAL COMMITTEE".............................................................................    3
         1.10     "AUTHORIZED LEAVE OF ABSENCE"..................................................................    3
         1.11     "BENEFICIARY"..................................................................................    3
         1.12     "BENEFIT FINANCE COMMITTEE"....................................................................    3
         1.13     "CODE".........................................................................................    3
         1.14     "COMPANY"......................................................................................    3
         1.15     "COMPENSATION DEFERRAL AGREEMENT"..............................................................    3
         1.16     "DEFERRAL ACCOUNT".............................................................................    4
         1.17     "DEFERRAL CONTRIBUTIONS".......................................................................    4
         1.18     "DEFERRAL CONTRIBUTION RATE"...................................................................    4
         1.19     "DISABILITY"...................................................................................    4
         1.20     "DISCRETIONARY CONTRIBUTIONS"..................................................................    4
         1.21     "DISCRETIONARY CONTRIBUTION ACCOUNT"...........................................................    4
         1.22     "EARNINGS OR PROFITS"..........................................................................    4
         1.23     "EFFECTIVE DATE"...............................................................................    4
         1.24     "ELIGIBLE EMPLOYEE"............................................................................    4
         1.25     "EMPLOYEE".....................................................................................    5
         1.26     "EMPLOYER".....................................................................................    5
         1.27     "EMPLOYMENT COMMENCEMENT DATE".................................................................    5
         1.28     "FISCAL YEAR"..................................................................................    5
         1.29     "GROUP ANNUITY CONTRACT".......................................................................    5

         1.30     "HIGHLY COMPENSATED EMPLOYEE"..................................................................    5
         1.31     "HOUR OF SERVICE"..............................................................................    6
         1.32     "INCENTIVE CONTRIBUTIONS"......................................................................    7
         1.33     "INCENTIVE CONTRIBUTION ACCOUNT"...............................................................    7
         1.34     "INSURER"......................................................................................    7
         1.35     "INVESTMENT FUND"..............................................................................    7
         1.36     "LIMITATION YEAR"..............................................................................    7
         1.37     "MATCHED DEFERRAL CONTRIBUTION"................................................................    7
         1.38     "MONEY PURCHASE ACCOUNT".......................................................................    7
         1.39     "NET INCOME"...................................................................................    8
         1.40     "NONHIGHLY COMPENSATED EMPLOYEE"...............................................................    8
         1.41     "NORMAL RETIREMENT AGE"........................................................................    8
         1.42     "NORMAL RETIREMENT DATE".......................................................................    8
         1.43     "PARTICIPANT"..................................................................................    8
         1.44     "PARTICIPATING COMPANY"........................................................................    8
         1.45     "PAY"..........................................................................................    8
         1.46     "PERIOD OF SEVERANCE"..........................................................................    9
         1.47     "PLAN".........................................................................................   10
         1.48     "PLAN ADMINISTRATOR"...........................................................................   10
         1.49     "PLAN YEAR"....................................................................................   10
         1.50     "PRIOR PLAN"...................................................................................   10
         1.51     "RESTATEMENT DATE".............................................................................   10
         1.52     "ROLLOVER ACCOUNT".............................................................................   10
         1.53     "ROLLOVER CONTRIBUTIONS".......................................................................   10
         1.54     "SECTION 414 COMPENSATION".....................................................................   10
         1.55     "SPOUSE".......................................................................................   11
         1.56     "STABLE VALUE OPTION"..........................................................................   11
         1.57     "STOCK"........................................................................................   11
         1.58     "STOCK ACCOUNT"................................................................................   11
         1.59     "TERMINATION FROM SERVICE".....................................................................   11
         1.60     "TERMINATION FROM SERVICE DATE"................................................................   11

         1.61     "TRANSFERRED EMPLOYEE".........................................................................   11
         1.62     "TRUST"........................................................................................   11
         1.63     "TRUSTEE"......................................................................................   11
         1.64     "TRUST FUND"...................................................................................   12
         1.65     "UNALLOCATED CONTRIBUTION ACCOUNT".............................................................   12
         1.66     "UNMATCHED DEFERRAL CONTRIBUTIONS".............................................................   12
         1.67     "VALUATION DATE"...............................................................................   12
         1.68     "VESTING SERVICE"..............................................................................   12
         1.69     "VOLUNTARY CONTRIBUTIONS"......................................................................   13
         1.70     "VOLUNTARY CONTRIBUTION ACCOUNT"...............................................................   13


ARTICLE II - PARTICIPATION IN THE PLAN...........................................................................   14
         2.1      CURRENT PARTICIPANTS...........................................................................   14
         2.2      OTHER ELIGIBLE EMPLOYEES.......................................................................   14
         2.3      REEMPLOYMENT...................................................................................   14


ARTICLE III - CONTRIBUTIONS......................................................................................   15
         3.1      RATE OF DEFERRAL CONTRIBUTIONS.................................................................   15
         3.2      WHEN DEFERRAL CONTRIBUTIONS ARE MADE...........................................................   15
         3.3      CHANGES IN DEFERRAL CONTRIBUTION RATE..........................................................   15
         3.4      DISCONTINUANCE AND RESUMPTION OF DEFERRAL CONTRIBUTIONS........................................   15
         3.5      SPECIAL LIMITATION ON DEFERRAL CONTRIBUTIONS...................................................   15
         3.6      INCENTIVE CONTRIBUTIONS........................................................................   19
         3.7      TIME OF INCENTIVE CONTRIBUTIONS................................................................   24
         3.8      ROLLOVER CONTRIBUTIONS.........................................................................   24
         3.9      VOLUNTARY CONTRIBUTIONS........................................................................   25
         3.10     WHEN VOLUNTARY CONTRIBUTIONS ARE MADE..........................................................   25
         3.11     CHANGES IN VOLUNTARY CONTRIBUTION RATE.........................................................   25
         3.12     DISCONTINUANCE OF VOLUNTARY CONTRIBUTIONS......................................................   25
         3.13     TRANSFER TO TRUST FUND.........................................................................   26


ARTICLE IV - LIMITATIONS ON CONTRIBUTIONS........................................................................   27

         4.1      RETURN OF CONTRIBUTIONS........................................................................   27
         4.2      CONTRIBUTIONS FROM EARNINGS AND PROFITS........................................................   27
         4.3      MAXIMUM ANNUAL ADDITION........................................................................   27
         4.4      COMBINED LIMITS................................................................................   28
         4.5      DETERMINATION OF AMOUNT AND TRANSMITTAL OF CONTRIBUTIONS.......................................   29


ARTICLE V - INVESTMENTS..........................................................................................   30
         5.1      RECEIPT OF CONTRIBUTIONS.......................................................................   30
         5.2      INVESTMENT OF ACCOUNTS.........................................................................   30
         5.3      INVESTMENT IN FUNDS............................................................................   30
         5.4      CHANGE OF INVESTMENT FUND......................................................................   30
         5.5      TRUSTEE MAY HOLD AND DISTRIBUTE CASH...........................................................   30
         5.6      PURCHASE OF STOCK; THE STOCK ACCOUNT...........................................................   31
         5.7      STOCK ACCOUNTS - RETIREMENT PLANNING...........................................................   31
         5.8      CHANGE OF INVESTMENT FUNDS AND NOTICE REQUIREMENTS.............................................   32


ARTICLE VI - ACCOUNTS AND ALLOCATIONS............................................................................   33
         6.1      UNALLOCATED CONTRIBUTION ACCOUNT...............................................................   33
         6.2      ALLOCATION OF INVESTMENT EARNINGS..............................................................   33
         6.3      DETERMINATION OF VALUE.........................................................................   33


ARTICLE VII - VESTING............................................................................................   34
         7.1      ACCOUNTS OTHER THAN INCENTIVE CONTRIBUTION ACCOUNT.............................................   34
         7.2      INCENTIVE CONTRIBUTION ACCOUNT - PARTICIPANTS ON DECEMBER 31, 1998.............................   34
         7.3      INCENTIVE CONTRIBUTION ACCOUNT - PARTICIPANTS AFTER DECEMBER 31, 1999..........................   34
         7.4      OCCURRENCE OF FORFEITURES......................................................................   34
         7.5      FORFEITURES USED FOR INCENTIVE CONTRIBUTIONS...................................................   35


ARTICLE VIII - DISTRIBUTION TO PARTICIPANTS......................................................................   36
         8.1      TIME OF DISTRIBUTION...........................................................................   36

         8.2      DISTRIBUTION UPON PARTICIPANT'S TERMINATION FROM SERVICE FOR REASONS OTHER THAN DEATH
                  OR DISABILITY..................................................................................   38
         8.3      DISTRIBUTION UPON DEATH OF PARTICIPANT.........................................................   38
         8.4      DISTRIBUTION UPON DISABILITY OF PARTICIPANT....................................................   39
         8.5      FORMS OF DISTRIBUTION..........................................................................   39
         8.6      ELECTION OF FORM OF DISTRIBUTION...............................................................   40
         8.7      SPOUSAL CONSENT REQUIREMENTS...................................................................   42
         8.8      ANNUITY NONTRANSFERABLE........................................................................   42
         8.9      DISTRIBUTION WHERE NO ELECTION BY PARTICIPANT..................................................   42
         8.10     LIMIT ON DISTRIBUTION OF DEFERRAL ACCOUNTS.....................................................   43
         8.11     SMALL ACCOUNT VALUES; LUMP SUM CASH-OUT........................................................   44
         8.12     PROCEDURE FOR MISSING PARTICIPANTS OR BENEFICIARIES............................................   44


ARTICLE IX - WITHDRAWALS AND LOANS...............................................................................   45
         9.1      WITHDRAWALS FROM VOLUNTARY CONTRIBUTION AND ROLLOVER ACCOUNTS..................................   45
         9.2      WITHDRAWALS FROM DEFERRAL AND INCENTIVE CONTRIBUTION ACCOUNTS..................................   45
         9.3      HARDSHIP WITHDRAWALS...........................................................................   45
         9.4      TIMING OF WITHDRAWALS..........................................................................   47
         9.5      DISTRIBUTION OF AMOUNTS WITHDRAWN..............................................................   47
         9.6      CONSENT TO WITHDRAWALS.........................................................................   47
         9.7      LOANS TO PARTICIPANTS..........................................................................   47


ARTICLE X - PAYMENT OF DEATH BENEFITS............................................................................   53
         10.1     SOURCE OF DEATH BENEFITS.......................................................................   53
         10.2     DETERMINATIONS OF VALUES AND CASH-OUTS.........................................................   53
         10.3     DEATH BENEFIT ATTRIBUTABLE TO ACCOUNTS OTHER THAN MONEY PURCHASE ACCOUNT.......................   53
         10.4     DEATH BENEFIT ATTRIBUTABLE TO MONEY PURCHASE ACCOUNT...........................................   54
         10.5     PROOF OF DEATH.................................................................................   56
         10.6     LIMITATION OF PAYMENTS.........................................................................   56


ARTICLE XI - TERMINATION OF PLAN.................................................................................   58

         11.1     COMPANY'S RIGHT TO TERMINATE...................................................................   58
         11.2     EFFECT ON EMPLOYER AND TRUSTEE.................................................................   58
         11.3     EFFECT ON PARTICIPANTS.........................................................................   58
         11.4     TERMINATION OF PARTICIPATION BY A PARTICIPATING COMPANY........................................   58
         11.5     MERGER, CONSOLIDATION, OR TRANSFER.............................................................   58


ARTICLE XII - AMENDMENT OF THE PLAN..............................................................................   59
         12.1     PROCEDURE FOR AMENDMENT........................................................................   59
         12.2     RESTRICTIONS...................................................................................   59


ARTICLE XIII - MANAGEMENT OF THE PLAN............................................................................   60
         13.1     ALLOCATION OF RESPONSIBILITY...................................................................   60
         13.2     POWERS AND DUTIES OF THE PLAN ADMINISTRATOR....................................................   61
         13.3     NOTICES AND ELECTIONS OF PARTICIPANTS..........................................................   62
         13.4     ACCOUNTS AND RECORDS...........................................................................   63
         13.5     COMPLIANCE WITH APPLICABLE LAW.................................................................   63
         13.6     LIABILITY......................................................................................   64
         13.7     INDEMNIFICATION................................................................................   64
         13.8     AUTHORIZATION OF PAYMENTS......................................................................   64
         13.9     NOTICES TO TRUSTEE.............................................................................   64


ARTICLE XIV - TRUSTEE............................................................................................   66
         14.1     ACCOUNTING.....................................................................................   66
         14.2     TRUSTEE'S RESPONSIBILITIES LIMITED.............................................................   66
         14.3     INFORMATION AND RECEIPTS.......................................................................   66
         14.4     ADMINISTRATIVE SERVICES........................................................................   67
         14.5     EXPENSES.......................................................................................   67
         14.6     COMPENSATION OF TRUSTEE........................................................................   67
         14.7     RESIGNATION OR REMOVAL OF TRUSTEE..............................................................   67
         14.8     VOTING OR TENDER OF STOCK......................................................................   68
         14.9     INDEMNIFICATION BY EMPLOYER....................................................................   70
         14.10    LEGAL ACTION BY TRUSTEE........................................................................   70

         14.11    ACCEPTANCE OF TRUSTEE..........................................................................   70
         14.12    POWERS OF TRUSTEE..............................................................................   70
         14.13    MAINTENANCE OF INDICIA OF OWNERSHIP............................................................   72
         14.14    FORM OF COMMUNICATIONS.........................................................................   72
         14.15    INSURANCE CONTRACTS............................................................................   72


ARTICLE XV - CLAIMS PROCEDURES AND CERTAIN RESTRICTIONS..........................................................   74
         15.1     PROCEDURES FOR PRESENTING AND REVIEWING CLAIMS.................................................   74
         15.2     ASSIGNMENT AND ALIENATION PROHIBITED...........................................................   75
         15.3     DISTRIBUTION PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER..................................   75


ARTICLE XVI - ADOPTION OF PLAN BY AFFILIATE......................................................................   79
         16.1     PURPOSE OF ARTICLE.............................................................................   79
         16.2     ADOPTION BY AFFILIATE..........................................................................   79
         16.3     PARTICIPATION IN THE PLAN......................................................................   79
         16.4     TERMINATION BY A PARTICIPATING COMPANY.........................................................   80
         16.5     PARTICIPATING COMPANY PLAN EXPENSES............................................................   80
         16.6     COMPANY AS AGENT...............................................................................   80
         16.7     TRANSFERRED EMPLOYEES..........................................................................   80
         16.8     CONTRIBUTIONS TO TRUST FUND....................................................................   81
         16.9     COMMON PROCEDURES AND RULES....................................................................   81


ARTICLE XVII - PROVISIONS RELATING TO TOP-HEAVY PLAN.............................................................   82
         17.1     APPLICABILITY..................................................................................   82
         17.2     DEFINITIONS....................................................................................   82
         17.3     MINIMUM BENEFIT................................................................................   87
         17.4     SECTION 415 ADJUSTMENTS........................................................................   87


ARTICLE XVIII - MISCELLANEOUS....................................................................................   88
         18.1     BENEFITS SOLELY FROM TRUST FUND................................................................   88
         18.2     LIABILITY FOR BENEFITS, CONTRIBUTIONS AND EXPENSES.............................................   88
         18.3     RIGHTS OF EMPLOYEES............................................................................   88

         18.4     TAXES AND FEES.................................................................................   89
         18.5     DIRECT ROLLOVERS...............................................................................   89
         18.6     ROLLOVER CONTRIBUTIONS.........................................................................   90
         18.7     APPLICABLE STATE LAW...........................................................................   91
         18.8     SECTION 16 OF THE EXCHANGE ACT.................................................................   91
         18.9     MANNER OF COMMUNICATIONS.......................................................................   91
         18.10    QUALIFIED MILITARY SERVICE.....................................................................   92
         ATTACHMENT I............................................................................................   93
         ATTACHMENT II...........................................................................................   94
         EXHIBIT A...............................................................................................   95

                             ARTICLE I - DEFINITIONS

         1.1 "ACCOUNT" means the total of the subaccounts maintained by the Plan Administrator to record the interest of a Participant in the Plan, including the Deferral Account, the Incentive Contribution Account, the Voluntary Contribution Account, the Rollover Account, the Discretionary Contribution Account and the Money Purchase Account.

         1.2 "ACCOUNT VALUE" means the fair market value or book value of any Account on the date assets are required to be valued.

         1.3 "ACTIVE PARTICIPANT" means a Participant who is an Eligible Employee and who has not yet incurred a Termination from Service Date.

         1.4 "ACTUAL CONTRIBUTION PERCENTAGE" for a specified group of Active Participants for a Plan Year shall be the average of the Contribution Percentage of each Active Participant in such group, where such Contribution Percentage shall be equal to the ratio of:

                  (a)      (i)      the Incentive Contributions and Voluntary
                                    Contributions, and

                           (ii) any Deferral Contributions and Discretionary Contributions made pursuant to Section 3.6(d), which are treated as Incentive Contributions for purposes of the Actual Contribution Percentage test, contributed to the Plan on behalf of the Active Participant for such Plan Year; to

                  (b) the Active Participant's Section 414 Compensation for such Plan Year. If the Plan Administrator deems it desirable, all Contribution Percentages may be calculated by taking into account Section 414 Compensation only for that portion of the Plan Year during which the individual was an Active Participant.

         1.5 "ACTUAL DEFERRAL PERCENTAGE" for a specified group of Active Participants for a Plan Year shall be the average of the Deferral Percentage of each Active Participant in such group, where such Deferral Percentage shall be equal to the ratio of:

                  (a)      (i)      the Deferral Contributions, and

                           (ii)     any Incentive Contributions and
                                    Discretionary Contributions made pursuant to
                                    Section 3.5(b), which are treated as
                                    Deferral Contributions for purposes of the Actual Deferral Percentage test,

                           contributed to the Plan on behalf of the Active Participant for such Plan Year; to

                  (b) the Active Participant's Section 414 Compensation for such Plan Year. If the Plan Administrator deems it desirable, all Deferral Percentages may be calculated by taking into account Section 414 Compensation only for that portion of the Plan Year during which the individual was an Active Participant.

         1.6 "ADJUSTED" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code or otherwise, as applied to such items and in such manner as such Secretary shall provide. The amounts set forth for the application of adjustments are the amounts prescribed by law as subject to adjustment and shall be adjusted from the date as prescribed by applicable law. With respect to a Short Plan Year, items under the Plan that are subject to adjustment shall be multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year and the denominator of which is twelve (12).

         1.7 "AFFILIATE" means any entity affiliated with the Company or a Participating Company within the meaning of Section 414(b) of the Code with respect to controlled groups of corporations (within the meaning of Section 1563(a) of the Code, determined, however, without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code), Section 414(c) of the Code with respect to trades or businesses (whether or not incorporated) under common control with the Company or a Participating Company, Section 414(m) of the Code with respect to affiliated service groups, and any other entity required to be aggregated with the Company or a Participating Company pursuant to regulations under Section 414(o) of the Code; provided, however, that for purposes of applying the provisions of Section 4.4 with respect to the limitations on contributions, the rule of Section 415(h) of the Code shall apply to determine which entities are required to be aggregated with the Company or a Participating Company under
Section 414(b) or (c) of the Code. No entity shall be treated as an Affiliate for any period during which it is not part of the controlled group, under common control or otherwise required to be aggregated under Section 414 of the Code.

         For this purpose, an affiliated service group is (a) a group consisting of an entity whose principal business is the performance of medical, legal, accounting or other services and any other entity that regularly performs services for or with the first organization or other organizations in the group, (e.g., a health maintenance organization and a professional corporation employing physicians who perform medical services for or with the health maintenance organization), or (b) a group consisting of an entity whose principal business is the performance of management functions for other entities and the entities who are so managed and related entities, provided, in each case, that the common ownership requirements and other conditions of Section 414(m) of the Code and regulations thereunder are met.

         1.8 "ANNUITY STARTING DATE" means the Valuation Date as of which benefits are calculated for purposes of payment, i.e., the first day of the first month for which an amount is payable as an annuity or, in the case of another form of benefit, the date on which all events have occurred that entitle the Participant to such benefit, and not the actual payment date.

         1.9 "APPEAL COMMITTEE" means the persons appointed by the Company pursuant to Section 13.1(c) for purposes of assisting with the administration of the Plan on its behalf and on behalf of any Participating Company.

         1.10 "AUTHORIZED LEAVE OF ABSENCE" means any absence authorized in writing by the Employer under its nondiscriminatory personnel practices, provided further that the Participant returns to employment within the period specified in the written instrument which authorizes the leave of absence.

         1.11 "BENEFICIARY" means any person or persons or fiduciary designated by a Participant, or for a Participant in accordance with the terms hereof, to receive any benefits payable by reason of the death of a Participant, subject to applicable laws. Such designation shall be made by executing and delivering to the Employer written notice thereof in such form as may be prescribed by the Employer at any time prior to the Participant's death, and may be revoked or changed by subsequent written notices delivered to the Employer form time to time prior to the Participant's death. If the Participant shall have failed to make such a designation, or if no designated Beneficiaries shall survive the Participant, then the Beneficiary shall be (i) the Participant's Spouse, or (ii) if no Spouse survives the Participant, the Participant's children, or (iii) if neither a Spouse nor any children survive the Participant, the Participant's estate. Where appropriate the term "Beneficiary" shall also refer to an alternate payee under a QDRO. For purposes of this Section 1.11, the term "Spouse" shall also mean the domestic partner of a Participant working for Aetna Life Insurance and Annuity Company in the city or county of San Francisco, California, if the Participant has designated such individual the Participant's domestic partner on the applicable form provided by the Company for that purpose and has indicated on such form that the individual shall be the Participant's beneficiary under the Plan in the absence of a contrary designation.

         1.12 "BENEFIT FINANCE COMMITTEE" means the persons appointed as such by the Company in accordance with the provisions of the Retirement Plan for Employees of Aetna Services, Inc. and who have the duties described in Section
5.8 with respect to the Plan.

         1.13 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.14 "COMPANY" means Aetna Services, Inc. or any successor by merger, consolidation, purchase or otherwise.

         1.15 "COMPENSATION DEFERRAL AGREEMENT" means the agreement by which an Active Participant agrees to defer receipt of Pay in consideration for the Employer's agreement to make Deferral Contributions in accordance with the terms of the Plan.

         1.16 "DEFERRAL ACCOUNT" means the subaccount established to record the Participant's Deferral Contributions and the earnings thereon.

         1.17 "DEFERRAL CONTRIBUTIONS" means the amount contributed to the Plan on a pre-tax basis pursuant to an Active Participant's Compensation Deferral Agreement in accordance with Section 3.1.

         1.18 "DEFERRAL CONTRIBUTION RATE" means that percentage of a Participant's Pay designated as a Deferral Contribution in a Compensation Deferral Agreement in accordance with Section 3.1.

         1.19 "DISABILITY" means a physical or mental condition that meets both of the following conditions: (a) in the opinion of a licensed physician appointed by the Plan Administrator the disability is believed to be permanent and to render the Participant unfit to perform the duties for which the Participant is trained or that are of equal dignity and status, and (b) the disability results in the Participant receiving disability benefits under either
(i) the Federal Social Security Act or (ii) the long-term disability plan sponsored by the Employer.

         1.20 "DISCRETIONARY CONTRIBUTIONS" means the amount, if any, contributed to the Plan on behalf of a Participant as a Discretionary Contribution pursuant to Section 3.5(b) and/or Section 3.6(d).

         1.21 "DISCRETIONARY CONTRIBUTION ACCOUNT" means the subaccount established to record the Participant's Discretionary Contribution and the earnings thereon.

         1.22 "EARNINGS OR PROFITS" means the current or accumulated earnings or profits of the Employer determined by the Employer in accordance with generally accepted accounting principles.

         1.23 "EFFECTIVE DATE" means the date as of which the Company initially adopted the Plan and executed the Trust: September 1, 1972.

         1.24 "ELIGIBLE EMPLOYEE" means any Employee employed by an Employer other than (a) an Employee whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of Section 7701(a)(46) of the Code) and an Employer if such collective bargaining agreement does not specifically provide for participation in the Plan; (b) a "leased employee," as such term is defined under Section 414(n) of the Code; (c) an Employee who is a nonresident alien (within the meaning of Section 7701(b) of the Code) with no earned income (within the meaning of
Section 911(d)(2) of the Code) from an Employer or Affiliate that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code), unless (i) a certificate of coverage has been filed with the Social Security Administration on behalf of the Employee under Section 233 of the Social Security Act, or (ii) the employee has been designated as an Eligible Employee by the Employer; or (d) an individual who is designated, or otherwise determined, to be an independent contractor but who is ultimately determined to be an employee pursuant to the Code or any other applicable law.

         1.25 "EMPLOYEE" means any person who is employed by an Employer or an Affiliate. The term Employee shall not include any individual the Employer or an Affiliate designates as, or otherwise determines to be, an independent contractor. However, the term Employee shall include "leased employees" within the meaning of Section 414(n) of the Code. Notwithstanding the foregoing, if leased employees constitute less than twenty percent (20%) of the nonhighly compensated work force of the Employer and all Affiliates (within the meaning of Section 414 (n)(5)(C)(ii) of the Code), the term Employee shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code. The term Employee shall not include agents, general agents, contract general agents, career agents or brokers.

         1.26 "EMPLOYER" means the Company and any Participating Company.

         1.27 "EMPLOYMENT COMMENCEMENT DATE" means the first day for which an Employee is entitled to be credited with an Hour of Service. "Reemployment Commencement Date" means the first day for which an Employee is entitled to be credited with an Hour of Service subsequent to the Employee's Termination from Service.

         1.28 "FISCAL YEAR" means the Employer's fiscal year for Federal Income Tax purposes.

         1.29 "GROUP ANNUITY CONTRACT" means a contract or contracts of the Insurer that provides the accumulation facilities under Investment Funds maintained by the Insurer and that also provide facilities for distribution of Account Value upon a Participant's Termination from Service.

         1.30 "HIGHLY COMPENSATED EMPLOYEE" means, effective for Plan Years beginning on or after December 31, 1998: (a) any Employee who, during the "look-back year" received compensation (as defined in Section 415(c)(3) of the Code) in excess of $80,000 (as adjusted pursuant to section 415(d) of the Code); and (b) any Employee who is a 5-percent owner (as described in Section 17.2(b)(iii) hereof) at any time during the "look-back year" or the "determination year." For purposes of this Section 1.30 the "determination year" shall be the calendar year in which the Plan Year ends and the "look-back year" shall be the twelve-month period immediately preceding the "determination year." The determination of who is a "highly compensated employee" will be made in accordance with Section 414(q) of the Code and applicable regulations, rulings and procedures and permitted elections thereunder. The provisions of the Prior Plan in this definitional section and related sections of the Plan, relating to family aggregation are eliminated effective January 1, 1997.

         1.31 "HOUR OF SERVICE" means:

         (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours will be credited to the Employee for the computation period in which the duties are performed; and

         (b) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or an Authorized Leave of Absence, but not in excess of five hundred and one (501) hours for any continuous period of nonworking time for which the Participant is compensated. Hours under this Section will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference; and

         (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate with respect to an Employee. The same hours of service will not be credited both under subsection (a) or subsection (b), as the case may be, and under subsection (c). Hours credited under this subsection will be credited to the Employee for the computation period to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made; and

         (d) Hours of Service will be credited for employment with an Affiliate provided, however, if an Employee has previously been credited with an Hour of Service for any hour of work with the Company or a Participating Company the Employee shall not be entitled to be credited for a second hour for the same period based on employment with an Affiliate.

         (e) Hours of Service shall not be credited for any hours for which an Employee is directly or indirectly paid under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability laws.

         (f) Hours of Service shall not be credited for payments which were made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee, nor for extra pay for any period for which Hours have previously been credited, such as extra pay in lieu of vacation.

         (g) For purposes of determining Hours of Service, the following guidelines shall apply:

                  (1) Notwithstanding anything in this Plan to the contrary, an Employee shall be credited with Hours of Service if so required by any federal law; the nature and extent of such credit shall be determined under such law.

                  (2) Employees compensated on other than an hourly basis and for whom hours are not required to be counted and recorded by any other federal law, such as the Fair Labor Standards Act, shall be credited with forty-five (45) Hours of Service per week for any week during which the Employee is credited with one
                           (1) Hour of Service.

                  (3) When necessary, Hours of Service completed prior to January 1, 1976 shall be determined from such records as an Employer has maintained in the past, making reasonable approximations where necessary. If these records are insufficient to make an approximation, a reasonable estimate of Hours of Service to be credited will be made.

         1.32 "INCENTIVE CONTRIBUTIONS" means the amounts contributed by the Employer in accordance with Section 3.6(a).

         1.33 "INCENTIVE CONTRIBUTION ACCOUNT" means the Participant's subaccount with respect to the Incentive Contributions made pursuant to Section 3.6(a) and earnings thereon.

         1.34 "INSURER" means Aetna Life Insurance Company or such other legal reserve life insurance company with which the Trustee enters into a Group Annuity Contract or other contract.

         1.35 "INVESTMENT FUND" means the Stock Account and such other investments under the Group Annuity Contract or in other funds or accounts as are made available for the investment of Participants' Accounts in accordance with the rules of Article V.

         1.36 "LIMITATION YEAR" means the calendar year.

         1.37 "MATCHED DEFERRAL CONTRIBUTION" means a Deferral Contribution or portion thereof for which a corresponding Incentive Contribution is made on behalf of the Participant.

         1.38 "MONEY PURCHASE ACCOUNT" means the subaccount established to record any amounts transferred to the Plan from a money purchase pension plan and the earnings thereon.

         1.39 "NET INCOME" means the Employer's net profit for the current fiscal year, as determined by the Employer in accordance with generally accepted accounting principles and without deduction for contributions under the Plan.

         1.40 "NONHIGHLY COMPENSATED EMPLOYEE" means an Employee who is not a Highly Compensated Employee.

         1.41 "NORMAL RETIREMENT AGE" means a Participant's sixty-fifth (65th) birthday.

         1.42 "NORMAL RETIREMENT DATE" means the first day of the month coinciding with or next following the Participant's attainment of Normal Retirement Age.

         1.43 "PARTICIPANT" means an Eligible Employee who satisfies the eligibility requirements under Article II and who is participating in the Plan in accordance with its provisions (whether or not such Eligible Employee elects to make Deferral Contributions), or a former Employee who participated in the Plan and who has not yet received a full distribution of his or her Account as provided in Article VIII.

         1.44 "PARTICIPATING COMPANY" means any Affiliate which has adopted the Plan and Trust in accordance with the terms and conditions set forth herein. A Participating Company may adopt this Plan with respect to less than all of its otherwise eligible employees. The Participating Companies are listed in Attachment II to this Plan.

         1.45 "PAY" means, effective on and after January 1, 1999, the base salary or base wages, as applicable, paid to an Active Participant by the Employer during a Plan Year (or any portion thereof) for personal services rendered, plus any performance bonus, wage incentive, shift differential, area differential and overtime, including payments made under the Management Incentive Plan which are paid at the time awarded (rather than pursuant to a deferral agreement). Pay shall be determined as if no elective salary reduction had been made pursuant to Sections 125 and 401(k) of the Code.

         Pay shall not include:

                  (1) payments under any stock option plan or similar equity program;

                  (2) compensation paid for service performed as an agent, career agent, general agent, contract general agent or broker;

                  (3)      payments made for unused paid time off;

                  (4) any personal commissions paid to employees for the sale of any product of a business unit of the Employer including life insurance commissions, mutual fund commissions, variable annuity commissions, group insurance plan commissions, Aetna health plan commissions, auto insurance commissions, homeowner's insurance commissions and casualty insurance commissions;

                  (5) sign-on bonuses or any other payment made upon acceptance of employment with the Employer,

                  (6)      any noncash compensation;

                  (7) severance or salary continuation payments or benefits, except salary continuation benefits not to exceed 13 weeks;

                  (8)      lump sum vacation payments;

                  (9)      transfer or relocation payments;

                  (10)     travel and entertainment expenses;

                  (11)     tuition reimbursement;

                  (12)     payments under long term compensation programs;

                  (13)     any stay or retention bonus; or

                  (14) any bonus which is paid pursuant to a deferral agreement or program.

         Notwithstanding any other provision of the Plan to the contrary, the annual Pay of each Active Participant taken into account under the Plan for any Plan Year shall not exceed one hundred fifty thousand dollars ($150,000), as Adjusted, except that with respect to a Short Plan Year, annual Pay shall not exceed one hundred fifty thousand dollars ($150,000), as Adjusted, multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year and the denominator of which is twelve (12). In the case of any Plan Year that does not coincide with the calendar year, the annual compensation limitation used for purposes of calculating annual Pay shall be the limitation applicable to the calendar year in which the Plan Year begins.

         The provisions of the Prior Plan, in this definitional section and in related sections of the Plan, relating to family aggregation of Pay are eliminated effective January 1, 1997.

         1.46 "PERIOD OF SEVERANCE" means a period beginning on the Termination from Service Date and ending on the Employee's Reemployment Commencement Date. In the case of an Employee who would have normally been scheduled to work during unpaid absence incident to the pregnancy of or birth or adoption of a child by or to such Employee and the caring for such child immediately thereafter, then for purposes of calculating a Period of Severance, the Employee's Termination from Service Date shall be postponed for one year beyond the date which would otherwise be provided under Section 1.60, but only to the extent that credit for such unpaid absence has not already been given as an Authorized Leave of Absence.

         1.47 "PLAN" means the Aetna Services, Inc. Incentive Savings Plan as set forth herein, including any amendments hereto. This Plan is intended to be a profit sharing plan with a feature satisfying the requirements of Section 401(k) of the Code.

         1.48 "PLAN ADMINISTRATOR" means the Company.

         1.49 "PLAN YEAR" means the twelve-(12) month period beginning on each January 1 and ending on the next subsequent December 31.

         All calculations and determinations under the Plan that are based on a Plan Year shall, with respect to such calculations and determinations for a Short Plan Year, be made in the manner required by the Code.

         1.50 "PRIOR PLAN" means the Plan in effect prior to the Restatement Date, as modified by any amendments first appearing in this Plan Restatement but effective prior to January 1, 1999.

         1.51 "RESTATEMENT DATE" means January 1, 1999.

         1.52 "ROLLOVER ACCOUNT" means the subaccount established to record an Eligible Employee's Rollover Contributions and earnings thereon.

         1.53 "ROLLOVER CONTRIBUTIONS" means the amount contributed to the Plan as a rollover contribution in accordance with Section 3.8.

         1.54 "SECTION 414 COMPENSATION" means for any Participant, the Participant's wages within the meaning of Section 3401(a) of the Code and all other payments of compensation for which the Employer is required to furnish the Participant a written statement under Section 6041(d), 6051(a)(3), and 6052 of the Code, i.e., a Form W-2, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), plus any amounts paid pursuant to any salary reduction agreement for the year in question under an arrangement referred to in Sections 125, 403(b) or 401(k) of the Code. Section 414 Compensation shall be measured based on compensation actually paid or made available to a Participant during the measuring period and not on an accrued basis. Section 414 Compensation in excess of one hundred fifty thousand dollars ($150,000), as Adjusted, shall not be taken into account under the Plan. The annual compensation limitation used for purposes of calculating Section 414 Compensation shall be the limitation applicable to the calendar year in which the Plan Year begins.

         1.55 "SPOUSE" means a Participant's legal spouse determined under applicable law; provided, however, that for purposes of Article X, other than
Section 10.6, an individual shall not be treated as a Participant's Spouse unless the Participant and spouse have been married throughout the one-year period ending on the date of the Participant's death. Notwithstanding the above, with respect to Participants who marry after June 30, 1998, and Employees who first become Participants after June 30, 1998, the one-year marriage requirement set forth in the preceding sentence shall not apply.

         1.56 "STABLE VALUE OPTION" means an accumulation facility under the Group Annuity Contract that provides for investment of assets at a stipulated rate of interest for a fixed period.

         1.57 "STOCK" means the common stock of Aetna Inc.

         1.58 "STOCK ACCOUNT" means any account established and maintained for the purpose of investing in Stock, as further described in Section 5.6.

         1.59 "TERMINATION FROM SERVICE" means, for any Employee, the termination of his or her employment upon the occurrence of his or her Termination from Service Date.

         1.60 "TERMINATION FROM SERVICE DATE" means the date which is the earlier of (i) the earliest of the date an Employee quits, retires, dies or is discharged from employment with the Employer; or (ii) the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) for any reason other than quit, retirement, death or discharge, such as vacation, holiday, sickness, leave of absence or layoff. Notwithstanding the preceding, a Termination from Service Date shall not occur earlier than the last day of any (a) Authorized Leave of Absence or (b) period in which the Employee receives periodic salary continuation benefits not to exceed 13 weeks.

         1.61 "TRANSFERRED EMPLOYEE" means a "Transferred Employee" as defined in the Stock Purchase Agreement dated as of November 28, 1995 between the Company and The Travelers Insurance Group, Inc.

         1.62 "TRUST" means the trust agreement as set forth herein and adopted by the Company, which is established to hold and invest contributions made under the Plan.

         1.63 "TRUSTEE" means such person or persons or corporation appointed and acting as Trustee or successor Trustee under the Trust.

         1.64 "TRUST FUND" means all assets of any kind or nature, including all property and income, held by the Trustee under the Trust.

         1.65 "UNALLOCATED CONTRIBUTION ACCOUNT" means the account established and maintained by the Plan Administrator for recording Incentive Contributions held by the Trustee before allocation in accordance with the provisions of
Article VI.

         1.66 "UNMATCHED DEFERRAL CONTRIBUTIONS" means a Deferral Contribution or portion thereof for which no corresponding Incentive Contribution is made.

         1.67 "VALUATION DATE" means the date used to value the Plan's assets. Generally, each day of the Plan Year shall be a Valuation Date; however, the Plan Administrator in its sole discretion may designate specific Valuation Dates for specific purposes.

         1.68 "VESTING SERVICE" means the period or periods of an Employee's employment considered in the determination of vesting.

                  (a) An Employee's initial period of Vesting Service shall begin on the Employee's Employment Commencement Date and end on the next following Termination from Service Date. If an Employee has a Termination from Service and is subsequently reemployed, a new period of Vesting Service shall begin on the Employee's Reemployment Commencement Date and end on the next subsequent Termination from Service Date. If, however, an Employee has a Termination from Service and again performs an Hour of Service as defined in
                           Section 1.31(a) within 12 months from the most recent Termination from Service Date, such Termination from Service shall be disregarded, and the Employee shall be credited with all Vesting Service from his or her most recent Employment Commencement Date or Reemployment Commencement Date.

                           An Employee shall be credited with a number of "Years of Vesting Service" equal to the Employee's periods of Vesting Service expressed as the number of whole years within such period or periods. In determining the number of whole Years of Vesting Service, all periods of Vesting Service shall be aggregated and counted on the basis that 12 months of

                           Vesting Service or 365 days of Vesting Service are equal to one whole Year of Vesting Service.

                  (b) A period of Vesting Service shall include a period prior to the date the Employer by which an Employee is employed became or becomes an Affiliate, but only to the extent specifically set forth in Attachment I hereto.

                  (c) Effective December 12, 1994, in the case of an Employee who leaves employment to enter service with the armed forces of the United States, Service shall include the period of such military service, provided that the Employee resumes employment with the Employer or an Affiliate within the period during which such re-employment rights are protected by applicable law. The provisions of this Section 1.64 shall be construed in accordance with, and to be coextensive with, the provisions of Section 414(u) of the Code.

         1.69 "VOLUNTARY CONTRIBUTIONS" means the amount of a Participant's taxable annual Pay contributed to the Plan in accordance with Section 3.9.

         1.70 "VOLUNTARY CONTRIBUTION ACCOUNT" means the subaccount established and maintained by the Plan Administrator for recording the Participant's Voluntary Contributions and earnings thereon.

                                  CONSTRUCTION

         The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Where appropriate, words used in the singular include the plural and words used in the plural include the singular. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire Plan, not to any particular provision or section.

                     ARTICLE II - PARTICIPATION IN THE PLAN


         2.1 CURRENT PARTICIPANTS. Each individual who was a Participant on December 31, 1998 shall continue to be a Participant subject to the terms of the Plan.

         2.2 OTHER ELIGIBLE EMPLOYEES. Each other Eligible Employee shall become an Active Participant as soon as administratively feasible following the later of the date on which the Eligible Employee: (i) first performs an Hour of Service; or (ii) attains age eighteen (18).

         2.3 REEMPLOYMENT. Any Employee who is re-employed by an Employer shall become a Participant in the Plan in accordance with the provisions of Section 2.2.

                           ARTICLE III - CONTRIBUTIONS


         3.1 RATE OF DEFERRAL CONTRIBUTIONS. Subject to the provisions of this
Article III, an Active Participant may enter into a Compensation Deferral Agreement to have the Employer make contributions to the Deferral Account on the Participant's behalf as of each payroll period, in accordance with Section 401(k) of the Code. Such Deferral Contributions may be at a rate of between one percent (1%) and ten percent (10%), in whole percentages, of the Active Participant's Pay.

         3.2 WHEN DEFERRAL CONTRIBUTIONS ARE MADE. Deferral Contributions shall begin as soon as practicable after receipt of the Participant's Compensation Deferral Agreement.

         3.3 CHANGES IN DEFERRAL CONTRIBUTION RATE. Subject to the limitations of this Article III and the Compensation Deferral Agreement, an Active Participant's Deferral Contribution Rate shall remain in force for any period for which the Participant receives Pay until the Participant ceases to be an Active Participant or until the Participant gives notice to the Plan Administrator of the Participant election to change the Deferral Contribution Rate. Any such change in the Deferral Contribution Rate shall become effective as soon as practicable but in no event later than the first day of the second month after the Participant files a change of election with the Plan Administrator. A Highly Compensated Employee may not increase the Deferral Contribution Rate if the Plan Administrator determines that such increase may cause the Plan to violate the limitation in Section 3.5.

         3.4 DISCONTINUANCE AND RESUMPTION OF DEFERRAL CONTRIBUTIONS. An Active Participant may at any time voluntarily suspend Deferral Contributions by giving the Plan Administrator notice to that effect. An Active Participant who has been an Active Participant at all times after discontinuing Deferral Contributions shall be permitted to resume such contributions by notifying the Plan Administrator to that effect. Any such discontinuance or resumption of Deferral Contributions shall become effective as soon as practicable and in no event later than the first day of the second month after the Active Participant files a change of election with the Plan Administrator.

         3.5 SPECIAL LIMITATION ON DEFERRAL CONTRIBUTIONS.

                  (a) ACTUAL DEFERRAL PERCENTAGE TEST. The Actual Deferral Percentage for Active Participants who are Highly Compensated Employees shall not exceed the prior Plan Year's Actual Deferral Percentage for Participants who were Nonhighly Compensated Employees during such prior Plan Year by the greater of:

                           (i)      one hundred and twenty-five percent (125%);
                                    or

                           (ii) the lesser of two percentage points or two hundred percent (200%).

                           The Actual Deferral Percentage for Highly Compensated Employees entitled to make Deferral Contributions, as well as similar contributions to or under other plans maintained by the Employer or any Affiliate, shall be determined as if such contributions were made under a single arrangement.

                           Notwithstanding the above, the Employer may elect to use Actual Deferral Percentage data for Nonhighly Compensated Employees for the current Plan Year; provided, however, that such election shall be made by amending the Plan, and, once elected, may be changed only as permitted by applicable law.

                  (b)      DISCRETIONARY CONTRIBUTIONS.

                           (i) The Plan Administrator shall determine on a timely basis after the end of a Plan Year whether the Actual Deferral Percentage test results satisfy either of the tests described in Section 3.5(a), as modified by
                                    Section 3.6(c). In the event neither test is satisfied, or in the event neither of the tests described in Section 3.6(b), as modified by Section 3.6(c), is satisfied, the Employer may elect to make a "qualified matching contribution" as defined in Treasury Regulation Section
                                    1.401(k)-1(g)(13), referred to herein as a Discretionary Contribution, and to use such contribution to pass such test. Such Discretionary Contribution shall be made with respect to the Plan Year as to which such test was not satisfied.

                           (ii) The Discretionary Contribution shall first be allocated solely to the Discretionary Contribution Accounts of Nonhighly Compensated Employees whose Pay for the Plan Year was $15,000 or less, who made Deferral Contributions with respect to such Plan Year, and who were Active Participants on the last day of such Plan Year. Such Discretionary Contribution shall be allocated among the group of Participants identified above proportionately on the basis of their Section 414 Compensation for the Plan Year. The amount of any such Discretionary Contribution shall be such that the initially failed test described in
                                    (i) above is satisfied, but in no event
                                    shall any such Participant receive an
                                    allocation of greater than three percent
                                    (3%) of the Participant's Section 414
                                    Compensation for the Plan Year.

                           (iii) In the event that, after making the maximum Discretionary Contribution permitted under
                                    (ii) above, the initially failed test
                                    described in (i) above is still not
                                    satisfied, and the Employer elects to make a further Discretionary Contribution, the process described in (ii) above may be repeated, with the same maximum allocation (i.e., 3% of Section 414 Compensation) in effect, first with respect to such Participants whose Pay for the Plan Year was between $15,001 and $20,000, then (if necessary) with respect to such Participants whose Pay for the Plan Year was between $20,001 and $25,000, and finally (if necessary) with respect to such Participants whose Pay for the Plan Year was between $25,001 and $30,000, until the initially failed test is satisfied.

                           (iv) Any Discretionary Contribution shall be made within the time period required by any applicable laws and regulations. Any Discretionary Contribution allocated pursuant to this subsection (b) shall be immediately vested as if it was a Deferral Contribution, and shall be subject to the same withdrawal restrictions as post-December 31, 1988 earnings on Deferral Contributions.

                  (c) DISTRIBUTION OF EXCESS CONTRIBUTIONS. If the Employer does not elect to make Discretionary Contributions pursuant to paragraph (b) above for a Plan Year in which neither of the tests described in Section 3.5(a), as modified by Section 3.6(c), is satisfied, the Plan Administrator may reduce the Deferral Contributions of Active Participants who are Highly Compensated Employees and distribute any Excess Contributions, and any income allocable thereto, as provided below. Excess Contributions shall mean the excess of (i) the aggregate amount of the Deferral Contributions and any Incentive Contributions treated as Deferral Contributions for purposes of the Actual Deferral Percentage test actually paid over to the Trust Fund on behalf of Active Participants who are Highly Compensated Employees for the Plan Year, over
                           (ii) the maximum amount of such contributions permitted under Section 3.5(a), as modified by
                           Section 3.6(c), determined by reducing the amount of such contributions of Highly Compensated Employees in the order of their Deferral Percentages, beginning with the highest Deferral Percentage, until the applicable test is satisfied.

                           Distribution of Excess Contributions shall be accomplished by reducing the Deferral Contributions of Highly Compensated Employees, beginning with the highest contributions (determined by dollar amount) in the manner set forth in Section 401(k)(8)(C) of the Code, and continuing until the total amount of Excess Contributions has been distributed. The reductions shall be made first from Unmatched Deferral Contributions and, thereafter, from Matched Deferral Contributions, with any corresponding Incentive Contributions forfeited and reallocated pursuant to Section 3.5(g).

                           Any amount so distributed shall be adjusted in accordance with applicable regulations for income or loss allocable thereto in respect of the Plan Year in which such Excess Contributions occurred. If such Participant's Account is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds.

                           Distribution of Excess Contributions for any Plan Year, as determined above, shall be made before the last day of the next Plan Year.

                  (d) DEFERRAL LIMITATION. Notwithstanding any other provision of the Plan to the contrary, the amount to be contributed for any calendar year on behalf of any Active Participant pursuant to a Compensation Deferral Agreement, combined with elective deferrals, as defined in Section 402(g)(3) of the Code, to any plan of any Affiliate under Sections 401(k), 408(k) or 403(b) of the Code, except as provided in Section 402(g) of the Code shall not exceed ten thousand dollars ($10,000), as Adjusted (the "Deferral Limitation").

                  (e)      EXCESS DEFERRALS.

                           (i) "Excess Deferrals" shall mean the amount by which a Participant's Deferral Contributions, combined with the aggregate amount of the Participant's elective deferrals, as defined in Section 402(g)(3) of the Code, to any other plans under Sections 401(k), 408(k) or 403(b) of the Code except as provided in Section 402(g) of the Code, whether sponsored by the Employer or by any other related or unrelated entity, exceed the Deferral Limitation.

                           (ii) Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, may be distributed to Participants to whose Accounts Excess Deferrals were allocated for the preceding calendar year and who claim Excess Deferrals for such calendar year. The Employer may make a distribution hereunder before the end of the calendar year to the extent that the Excess Deferrals for the calendar year result solely from Deferral Contributions under the Plan.

                           (iii) The Participant's claim shall be in writing; shall be submitted to the Employer no later than March 1; shall specify the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, the Participant's Deferral Contributions, when added to elective deferrals under other plans as described in Sections 401(k), 408(k) or 403(b) of the Code, exceed the Deferral Limitation. The Employer may deem a claim to have been made in the event that the Excess Deferrals result in a violation of Section 3.5(d) above.

                           (iv) Any amount so distributed shall be adjusted in accordance with applicable regulations for income or loss allocable thereto in respect of the Plan Year in which such Excess Deferrals occurred. If such Participant's Account is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds.

                  (f) AUTHORITY TO LIMIT DEFERRAL CONTRIBUTIONS. If the Plan Administrator deems it necessary to satisfy one of the Actual Deferral Percentage tests, the Deferral Limitation, the deduction limitation of Section 404 or Section 415(c) of the Code, the Plan Administrator, either before the beginning of a Plan Year or at any time during a Plan Year, shall have the authority to limit the Deferral Contributions for any Active Participant for such Plan Year (or for any portion of such Plan Year remaining after the Plan Administrator exercises the authority granted by this subsection) to the extent necessary or appropriate to insure that the Plan satisfies any or all of such limitations for such Plan Year.

                  (g) FORFEITURE OF INCENTIVE CONTRIBUTIONS. In the event of the return of any Excess Contributions or Excess Deferrals to an Active Participant, no Incentive Contribution shall be made with respect to such Excess Contributions or Excess Deferrals and, if a related Incentive Contribution is made before a determination of Excess Deferrals or Excess Contributions, such Incentive Contribution shall be forfeited as of the date of such return and shall be used to reduce the contributions to be made by the Employer for the Plan Year.

                  (h) COMPLIANCE WITH APPLICABLE LAW. All determinations and procedures with regard to the matters covered by this Section 3.5 shall be in accordance with Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-1, including the provisions requiring aggregate testing of plans that are permissively aggregated for the purpose of satisfying the requirements of Section 410(b) of the Code.

         3.6      INCENTIVE CONTRIBUTIONS.

                  (a)      GENERAL.

                           (i) The Employer may, in the sole discretion of the Company, make an Incentive Contribution each payroll period for each Active Participant who makes Deferral Contributions for the payroll period and who is employed for any day during the payroll period. The total Incentive Contribution made on behalf of each Active Participant who meets the requirements of this Section 3.6 shall not exceed the lesser of (I) one hundred percent (100%) of the Active Participant's Deferral Contributions during such month (or payroll period) and (II) five percent (5%) of the Active

                                    Participant's Pay during such month (or
                                    payroll period). The Employer will make any Incentive Contributions to the Plan as of the end of each month or at such other intervals as established by the Employer.

                           (ii) At the end of each Plan Year, the Employer, in the sole discretion of the Company, may make an additional Incentive Contribution to the Incentive Contribution Account of each Participant who made Deferral Contributions during such Plan Year and who is either still employed or still has an Account balance on the last day of the Plan Year, in the amount, if any, necessary to make the Participant's total Incentive Contributions for such Plan Year equal to the lesser of
                                    (I) one hundred percent (100%) of the
                                    Participant's Deferral Contributions during such Plan Year and (II) five percent (5%) of the Participant's Pay during such Plan Year, but excluding any Pay prior to the date on which the Participant commenced Deferral Contributions during the Plan Year. (The 100% and 5% figures referred to in the preceding sentence shall automatically change to be consistent with any changes made by the Company to the corresponding figures in (i) above.) The Incentive Contribution described in this paragraph
                                    (ii) shall only be made to a Participant whose pay for the prior Plan Year was $160,000 or less.

                  (b) ACTUAL CONTRIBUTION PERCENTAGE TEST. The Actual Contribution Percentage for Active Participants who are Highly Compensated Employees shall not exceed the prior Plan Year's Actual Contribution Percentage for Participants who were Nonhighly Compensated Employees during such prior Plan Year by the greater of:

                           (i)      one hundred and twenty-five percent (125%);
                                    or

                           (ii) the lesser of 2 percentage points or two hundred percent (200%).

                           The Actual Contribution Percentage for Highly Compensated Employees entitled to receive Incentive Contributions under the Plan, as well as similar contributions to or under other plans maintained by the Employer or any Affiliate, shall be determined as if such contributions were made under a single arrangement.

                           Notwithstanding the above, the Employer may elect to use Actual Contribution Percentage data for Nonhighly Compensated Employees for the current Plan Year; provided, however, that such election shall be made by amending the Plan, and, once elected, may be changed only as permitted by applicable law.

                  (c) ADP AND ACP AGGREGATE LIMITS. If the Actual Deferral Percentage test set forth in Section 3.5(a) is satisfied pursuant to Section 3.5(a)(ii) and not satisfied pursuant to Section 3.5(a)(i), Section 3.6(b)(ii) may be used to satisfy the Actual Contribution Percentage test only to the extent that either the "aggregate limit" is not violated or such use is otherwise permitted by applicable law.

                           The aggregate limit is the greater of:

                           (i)      The sum of:

                                    (A)     125 percent of the greater of (1)
                                            the prior Plan Year's Actual
                                            Deferral Percentage of Active
                                            Participants who were Nonhighly
                                            Compensated Employees during such
                                            prior Plan Year; or (2) the prior
                                            Plan Year's Actual Contribution
                                            Percentage of Participants who were
                                            Nonhighly Compensated Employees
                                            during such prior Plan Year; and

                                    (B)     Two percentage points plus the
                                            lesser of (1) or (2) above, but in
                                            no event greater than 200 percent of
                                            the lesser of (1) or (2) above; or

                           (ii)     The sum of:

                                    (A)     125 percent of the lesser of (1) the
                                            prior Plan Year's Actual Deferral
                                            Percentage of Active Participants
                                            who were Nonhighly Compensated
                                            Employees during such prior Plan
                                            Year or (2) the prior Plan Year's
                                            Actual Contribution Percentage of
                                            Participants who were Nonhighly
                                            Compensated Employees during such
                                            prior Plan Year; and

                                    (B)     Two percentage points plus the
                                            greater of (1) or (2) above, but in
                                            no event greater than 200 percent of
                                            the greater of (1) or (2) above.

                           In the event that the conditions above for consideration of the aggregate limit are satisfied and the aggregate limit is exceeded, the Employer may make Discretionary Contributions under Sections 3.5(b) or 3.6(d) or may reduce the Actual Deferral Percentage and Actual Contribution Percentage of Active Participants who are Highly Compensated Employees in the manner set forth in Section 3.5(c) or 3.6(e) respectively, in the following order as specified under Treasury Regulation Section 1.401(m)-2(c) until the aggregate limit is satisfied:

                                    (aa)    Voluntary Contributions (and any
                                            income allocable to such
                                            contributions), if any;

                                    (bb)    Unmatched Deferral Contributions
                                            (and any income allocable to such
                                            contributions); and

                                    (cc)    Matched Deferral Contributions and
                                            the related Incentive Contributions
                                            (and any income allocable to such
                                            contributions) proportionately.

                           The contributions and income shall be distributed within the respective time periods for distribution of Excess Contributions and Excess Aggregate Contributions. Income, if any, shall be calculated and the order of distribution among the Active Participants who are Highly Compensated Employees shall be as specified in Sections 3.5(c) and 3.6(e).

                           Notwithstanding the above, the Employer may elect to use Actual Deferral Percentage and Actual Contribution Percentage data for Nonhighly Compensated Employees for the current Plan Year; provided, however, that such election shall be made by amending the Plan, and, once elected, may be changed only as permitted by applicable law.

                  (d)      DISCRETIONARY CONTRIBUTIONS.

                           (i) The Plan Administrator shall determine on a timely basis after the end of a Plan Year whether the Actual Contribution Percentage test results satisfy either of the tests described in Section 3.6(b), as modified by
                                    Section 3.6(c). In the event neither test is satisfied, or in the event neither of the tests described in Section 3.5(a), as modified by Section 3.6(c), is satisfied, the Employer may elect to make a "qualified matching contribution" as defined in Treasury Regulation Section
                                    1.401(k)-1(g)(13), referred to herein as a Discretionary Contribution, and to use such contribution to pass such test. Such Discretionary Contribution shall be made with respect to the Plan Year as to which such test was not satisfied.

                           (ii) The Discretionary Contribution shall first be allocated solely to the Discretionary Contribution Accounts of Nonhighly Compensated Employees whose Pay for the Plan Year was $15,000 or less, who made Deferral Contributions with respect to such Plan Year, and who were Active Participants on the last day of such Plan Year. Such Discretionary Contribution shall be allocated among the group of Participants identified above on a per capita basis (i.e., an equal dollar amount for each such Participant. The amount of any such Discretionary Contribution shall be such that the initially failed test described in
                                    (i) above is satisfied, but in no event
                                    shall
                                    any such Participant receive an allocation of greater than five hundred dollars ($500).

                           (iii) In the event that, after making the maximum Discretionary Contribution permitted under
                                    (ii) above, the initially failed test
                                    described in (i) above is still not
                                    satisfied, and the Employer elects to make a further Discretionary Contribution, the process described in (ii) above may be repeated, with the same maximum allocation (i.e., $500) in effect, first with respect to such Participants whose Pay for the Plan Year was between $15,001 and $20,000, then (if necessary) with respect to such Participants whose Pay for the Plan Year was between $20,001 and $25,000, and finally (if necessary) with respect to such Participants whose Pay for the Plan Year was between $25,001 and $30,000, until the initially failed test is satisfied.

                           (iv) Any Discretionary Contribution shall be made within the time period required by any applicable laws and regulations. Any Discretionary Contribution allocated pursuant to this subsection (b) shall be immediately vested as if it was a Deferral Contribution, and shall be subject to the same withdrawal restrictions as post-December 31, 1988 earnings on Deferral Contributions.


                   (e) EXCESS AGGREGATE CONTRIBUTIONS. If the Employer does not elect to make any Discretionary Contributions pursuant to paragraph (d) above for a Plan Year in which neither of the tests described in Section 3.6(b), as modified by Section 3.6(c), is satisfied, the Plan Administrator may reduce the Incentive Contributions of Active Participants who are Highly Compensated Employees and distribute any Excess Aggregate Contributions, and income allocable thereto, as provided below. Excess Aggregate Contributions shall mean the excess of (i) the aggregate amount for the Plan Year of Incentive Contributions and Deferral Contributions treated as Incentive Contributions for purposes of the Actual Contribution Percentage test which are actually paid over to the Trust Fund on behalf of the Active Participants who are Highly Compensated Employees for such Plan Year; over (ii) the maximum amount of such contributions permitted under Section 3.6(b), as modified by Section 3.6(c), determined by reducing the amount of such contributions for Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest Contribution Percentage, until the applicable test is satisfied.

                           Distribution of Excess Aggregate Contributions shall be accomplished by reducing the Incentive Contributions of Highly Compensated Employees, beginning with the highest contributions (determined by dollar amount) in the manner set forth in Section 401(m)(6)(C) of the Code, and continuing until the total amount of Excess Aggregate Contributions has been distributed.

                           Any amount so distributed shall be adjusted in accordance with applicable regulations for income or loss allocable thereto in respect of the Plan Year in which such Excess 401(m) Contributions occurred. If an Account from which such a distribution is to be made is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds.

                           The Excess Aggregate Contributions for any Plan Year, as determined above, shall be distributed before the last day of the next Plan Year.

                  (f) DEDUCTIBILITY OF CONTRIBUTIONS. In no event shall the contributions by the Employer under this Article III, when combined with amounts contributed pursuant to any other provisions of the Plan and any other plan of the Employer qualified under Section 401(a) of the Code, exceed the amount deductible pursuant to Sections 404(a)(3)(A) or 404(a)(7) of the Code, or any future Code provision limiting deductions with respect to profit sharing plans.

                  (g) PLAN ADMINISTRATOR AUTHORITY TO MONITOR TESTING. The Plan Administrator shall monitor the Plan's compliance with the limitations of the Actual Deferral Percentage and Actual Contribution Percentage tests and other applicable limitations and shall have the power to take any and all steps it deems necessary or appropriate to ensure compliance with these limitations.

                  (h) COMPLIANCE WITH APPLICABLE LAW. All determinations and procedures with regard to the matters covered by this Section 3.6 shall be in accordance with Section 401(m) of the Code and Treasury Regulation Section 1.401(m)-1, including the provisions requiring aggregate testing of plans that are permissively aggregated for the purpose of satisfying the requirements of Section 410(b) of the Code.

         3.7 TIME OF INCENTIVE CONTRIBUTIONS. Incentive Contributions shall be made for each Plan Year within the time permitted by law.

         3.8 ROLLOVER CONTRIBUTIONS. An Eligible Employee may roll over to the Plan all or any portion of the property such Employee receives from a plan qualified under Section 401(a) of the Code, in accordance with Section 18.6, provided that (a) the rollover of such amounts to the Plan is permitted under the Code; (b) the rollover to the Plan is completed within the applicable time periods prescribed by the Code and subject to the applicable rules of the Code;
(c) no part of such transfer consists of after-tax contributions; and (d) such rollover consists only of cash. Effective for rollovers made on or after January 1, 1994, each Employee's Rollover Contributions and the earnings thereon will be accounted for separately. An Eligible Employee is not required to be an Active Participant to be eligible to make a Rollover Contribution. In addition, a Participant who is no longer an Eligible Employee may roll over to the Plan an eligible rollover distribution from the Retirement Plan for Employees of Aetna Services, Inc. and/or the Pension Plan for Employees of U.S. Healthcare, Inc. pursuant to this Section 3.8 as if he or she were an Eligible Employee at the time of the rollover.


         3.9 VOLUNTARY CONTRIBUTIONS.

                  (a) An Active Participant may contribute on an after-tax basis, as Voluntary Contributions to a Voluntary Contribution Account, amounts from one percent (1%) to five percent (5%) of Pay, in whole percentages, pursuant to a written payroll deduction election delivered to the Plan Administrator. An Active Participant who is a Highly Compensated Employee is not permitted to contribute amounts on an after-tax basis to the Plan as Voluntary Contributions but may have a Voluntary Contribution Account with respect to Voluntary Contributions that were made to the Plan before January 1, 1989.

                  (b) No Active Participant shall, as a condition of participation or continued participation, be required to make any Voluntary Contributions to this Plan. No Voluntary Contributions shall be permitted from any Active Participant during any period when the Participant is absent from employment without pay or otherwise not receiving Pay. In no event shall any Voluntary Contributions be matched with Incentive Contributions.

         3.10 WHEN VOLUNTARY CONTRIBUTIONS ARE MADE. Withholding of an Active Participant's Voluntary Contributions shall begin as soon as practicable after receipt of an election to withhold such amounts.

         3.11 CHANGES IN VOLUNTARY CONTRIBUTION RATE. Subject to the limitations stated in Section 3.9, an Active Participant may increase or decrease the rate of Voluntary Contributions. Such increase or decrease shall become effective as soon as practicable but in no event later than the first day of the second month after the Participant files a change of election with the Plan Administrator. An Active Participant shall be permitted to change such rate or resume such contributions at any time upon notice to the Plan Administrator.

         3.12 DISCONTINUANCE OF VOLUNTARY CONTRIBUTIONS. An Active Participant may at any time discontinue Voluntary Contributions. Subject to Section 3.11, an Active Participant who discontinues Voluntary Contributions shall be permitted to resume such contributions upon notice to the Plan Administrator. Any such discontinuance or resumption of Voluntary Contributions shall become effective as soon as practicable but in no event later than the first day of the second month after the Active Participant files a change of election with the Plan Administrator. Upon Termination from Service with an Employer, an Active Participant's Voluntary Contributions to the Plan shall automatically cease.

         3.13 TRANSFER TO TRUST FUND. The Plan Administrator shall transfer to the Trust Fund the Deferral Contributions and Voluntary Contributions of each Active Participant as soon as practicable, but in any event within the period required by applicable law and regulations.

                   ARTICLE IV - LIMITATIONS ON CONTRIBUTIONS


         4.1 RETURN OF CONTRIBUTIONS. All Employer contributions under the Plan are expressly conditioned upon the deductibility of such contributions under
Section 404 of the Code. Therefore, to the extent the deduction of a contribution is disallowed, such contribution shall be returned to the Employer within one (1) year after disallowance of the deduction. In addition, if the Employer makes a contribution under a mistake of fact, such contribution shall be returned to the Employer within one (1) year after the payment of the contribution.

                  The amount of any contribution that may be returned under this Section shall be equal to the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not been a mistake in determining the amount of the allowable deduction or a mistake of fact. Earnings attributable to the contribution to be returned may not be returned to the Employer, but losses attributable thereto must reduce the amount to be returned. Furthermore, the amount to be returned for a disallowed deduction or a mistake of fact shall be limited to an amount such that no Participant's Account is reduced to less than the amount which would have been in the Account had the mistaken or nondeductible contribution not been made.

         4.2 CONTRIBUTIONS FROM EARNINGS AND PROFITS. Incentive Contributions shall be made from Earnings or Profits. The Employer may make Incentive Contributions in excess of Net Income to the extent that its accumulated Earnings or Profits are sufficient to cover such excess contributions.

         4.3 MAXIMUM ANNUAL ADDITION. All contributions to the Plan are subject to the limitations of Section 415 of the Code, which are incorporated herein by reference. The maximum "Annual Addition" credited to a Participant's Account during any Limitation Year shall not exceed the lesser of (a) $30,000, as Adjusted (or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code ($90,000, as Adjusted)), or (b) 25% of the Participant's compensation (as defined below) from the Employer and all Affiliates during the Limitation Year.

                  For purposes of Sections 4.3 and 4.4, the term 'compensation' shall mean wages as reported for purposes of federal income tax on Form W-2 and in addition, effective January 1, 1998, elective deferrals as defined in Section 402(g)(3) of the Code and salary reduction contributions of the Participant not includible in his or her gross income by reason of Section 125 of the Code.

                  For purposes of this Section, "Annual Addition" means, for each Limitation Year, the sum of:

                  (a) The contributions made by the Employer and all Affiliates to any defined contribution plans, which include Deferral Contributions (including any Excess Contributions and Discretionary Contributions) and Incentive Contributions (including any Excess Aggregate Contributions and Discretionary Contributions);

                  (b) Any forfeitures allocable to any Participant with respect to any defined contribution plans (as defined in Section 414(i) of the Code) maintained by the Employer or any Affiliate;

                  (c) Any Voluntary Contributions and any other contributions (other than Rollover Contributions) made by a Participant to any such defined contribution plans; and

                  (d) Any amounts described in Sections 415(l)(1) or 419A(d)(2) of the Code.

                  If the limitations of this Section 4.3 are exceeded, the Plan Administrator shall take the following steps to the extent necessary to correct such error:

                  (i) return of Voluntary Contributions to the affected Participants;

                  (ii) return of Unmatched Deferral Contributions to the affected Participants; and

                  (iii) return of Matched Deferral Contributions to the affected Participants and forfeiture of related Incentive Contributions equally. Forfeited Incentive Contributions shall be applied to reduce future Incentive Contributions.

         4.4 COMBINED LIMITS. The provisions of this Section are applicable only through December 31, 1999. In the event any Participant is also a participant in one or more defined benefit plans maintained by the Employer or any Affiliate, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year shall not exceed 1.0. The defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Participant under such plans (determined as of the close of the Limitation Year), and the denominator of which is the lesser of
(a) 100% of the average of the Participant's three highest years' compensation multiplied by 140% or (b) the maximum dollar limitation for the Limitation Year under Section 415(b)(1)(A) of the Code multiplied by 125%. The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under any defined contribution plans as of the close of the Limitation Year and the denominator of which is the sum of the maximum allowable amount of the Annual Additions computed for the current Limitation Year and each prior Limitation Year. Such maximum Annual Additions will be computed for each such Limitation Year using the lesser of (a) 25% of the Participant's compensation for such year multiplied by 140% or (b) $30,000, as Adjusted (or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code ($90,000, as Adjusted)), multiplied by 125%. For the purpose of applying the limitations contained in this Section, all defined benefit plans (whether or not terminated) maintained by the Employer or any Affiliate shall be treated as one defined benefit plan, and all defined contribution plans (whether or not terminated) maintained by the Employer or any Affiliate shall be treated as one defined contribution plan.

                  If the limitations of this Section 4.4 would be exceeded with respect to any Participant, the Employer shall first reduce the annual benefit otherwise payable to the Participant under any defined benefit plan of the Employer and any Affiliate (but not below zero) so that the sum of the defined benefit fraction and the defined contribution fraction equals 1.0. If such adjustment is not sufficient to reduce the sum to 1.0, the Plan Administrator shall make a corrective allocation as is necessary under this Plan in the manner specified under Section 4.3 or any other defined contribution plan of the Employer and any Affiliate in which the Participant participates, to reduce the total amount of the Participant's Annual Additions so that the sum of the defined benefit and defined contribution fractions equals 1.0.

         4.5 DETERMINATION OF AMOUNT AND TRANSMITTAL OF CONTRIBUTIONS. The Employer shall be solely responsible for determining the amount that it may be required to contribute under the terms of the Plan. In making its determination, the Employer may rely upon estimates of Earnings and Profits by its principal accounting officer or independent accountants. The Employer's determination of the amount of any contributions shall be binding on all Participants, Beneficiaries, the Trustee, and the Employer. In the event the Employer is unable to determine the correct amount of its allowable Plan contribution within the time required for payment, it shall pay an estimated amount, and any deficiency shall be paid as soon as finally determined. The Trustee shall have no duty to collect contributions under the Plan and shall be solely accountable for monies or properties actually received by it. The Employer shall be solely responsible for the transmittal of contributions to the Trustee.

                             ARTICLE V - INVESTMENTS


         5.1 RECEIPT OF CONTRIBUTIONS. All contributions received by the Trustee shall become assets of the Trust Fund, to be held, invested, and distributed in accordance with the terms of this Plan. All expenses chargeable to the Trust Fund hereunder shall be paid as described in Section 14.5.

         5.2 INVESTMENT OF ACCOUNTS. Amounts held in a Participant's Account shall be invested in accordance with the selection made by the Participant from among the Investment Funds made available in accordance with the rules of this
Article V. The Plan Administrator shall inform the Trustee of the manner in which all contributions to and assets of the Trust Fund are to be allocated between the Investment Funds, pursuant to the elections of Participants. For this purpose, the Plan Administrator shall aggregate all Participant elections and notify the Trustee of the net results of such elections.

         5.3 INVESTMENT IN FUNDS. Each Active Participant may elect, as to future contributions to be made to the Participant's Account, to invest such contributions in one or more Investment Funds. Investment elections shall be made by filing with the Plan Administrator a notice that shall remain in effect for all subsequent periods until revised. The notice shall specify the whole percentages of future contributions that the Participant elects to have invested in the available Investment Funds, with the total not to exceed 100%. Notwithstanding the preceding sentence, twenty-five percent (25%) of the Incentive Contributions made with respect to Participants who are Highly Compensated Employees shall be invested in the Stock Account unless and until the Participant makes a contrary election under Section 5.7.

         5.4 CHANGE OF INVESTMENT FUND. A Participant may, by request filed with the Plan Administrator, alter the investment election for amounts held in the Participant's Account and for future contributions in accordance with Sections 5.2, 5.3 and 5.7. The investment of amounts in a Participant's Incentive Contribution Account may be altered, in a like manner, only for such contributions made on or after January 1, 1984, except as otherwise provided under Section 5.7. Notwithstanding the foregoing, the Company may impose restrictions on the amount or percentage of a Participant's investment in any Investment Fund that may be transferred to any other Investment Fund to the extent that the Company determines, in its sole discretion, that such restrictions are in the best interests of Plan Participants, generally. The Plan Administrator shall notify Participants of such restrictions as promptly as possible following the time the Company determines such restrictions are appropriate or necessary. Any request under this Section shall be processed as soon as practicable after the Plan Administrator's receipt of the Participant's request, but in no event more than ninety (90) days later.

         5.5 TRUSTEE MAY HOLD AND DISTRIBUTE CASH. The Trustee may hold assets of the Trust Fund and make distributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

         5.6 PURCHASE OF STOCK; THE STOCK ACCOUNT.

                  (a) Subject to the rules of Section 5.6(b), the Trustee shall purchase Stock from or through such broker or dealer, at such times, in such manner, and at such price as the Trustee, in its sole discretion shall determine. Such purchases may, in the Trustee's sole discretion, be on the open market, through privately negotiated transactions, or from treasury or authorized but unissued Stock made available by the Company for direct purchases. Purchase of treasury or authorized but unissued Stock shall be at the prevailing sales price for such Stock on the New York Stock Exchange at the time of purchase by the Trustee, as valued by the closing price on the New York Stock Exchange for the day, and shall be subject to any restrictions imposed by law.

                  (b) A portion of the assets held in the Stock Account may be held in cash or temporary investments, if the Company directs that the Trustee is (i) to maintain a pool of temporary investments to enable the movement of assets into and out of the account to accommodate Participant elections or (ii) to temporarily refrain from making an investment in Stock because market conditions are such that the Company determines such investment could be disruptive or could not be accomplished. The Company shall be solely responsible for determining whether or not the investment in the Stock is prudent.

                  (c) The Trustee shall be permitted to net all purchases and sales for the Stock Account; provided, however, both sales and purchases will be at market value and the books and records of the Trustee shall clearly reflect such fact.

                  (d) Should the Trustee for any reason be unable to acquire or dispose of the Stock in the manner provided by this Section, it shall notify the Plan Administrator of such fact and shall thereafter make no purchases or sales of Stock, until instructions are received from the Company.

         5.7 STOCK ACCOUNTS - RETIREMENT PLANNING.

                  (a)      An Active Participant who has attained age forty-nine
                           (49) may elect to have all of the Incentive
                           Contributions made before January 1, 1984 and earnings attributable thereto transferred from the Stock Account to another Investment Fund. Thereafter, the Participant may change the investment of such amounts in accordance with Section 5.4, without regard to this Section 5.7.

                  (b) An Active Participant who prior to January 1, 1996 was classified as a Class seventy-eight (78) or higher Employee and who has attained age forty-nine
                           (49) may elect to have all of the Incentive
                           Contributions made to the Stock Account under the automatic investment feature in effect after December 31, 1983 and prior to January 1, 1996, and earnings attributable thereto transferred from the Stock Account to another Investment Fund. Thereafter, the Participant may change the investment of such amounts in accordance with Section 5.4, without regard to this Section 5.7.

                  (c) An Active Participant who is a Highly Compensated Employee and who has attained age forty-nine (49) may elect to have the twenty-five percent (25%) of Incentive Contributions that are otherwise automatically invested in the Stock Account directed to another Investment Fund. Such Participant may also elect to have all of the value of prior contributions made to the Stock Account under the automatic investment feature and earnings attributable thereto transferred to another Investment Fund. Thereafter, the Participant may change the investment of such amounts in accordance with Section 5.4, without regard to this Section 5.7.

                  (d) A Participant who is not an Active Participant may elect to have all of the Incentive Contributions which were invested in the Stock Account under the automatic investment feature transferred from the Stock Account to another Investment Fund. Thereafter, the Participant may change the investment of such amounts in accordance with Section 5.4, without regard to this Section 5.7.

                  (e) Any request under this Section shall be processed as soon as practicable after the Plan Administrator's receipt of the Participant's request, but in no event more than ninety (90) days later.

         5.8 CHANGE OF INVESTMENT FUNDS AND NOTICE REQUIREMENTS. From time to time, the Company, in its sole discretion, may, by action of any Vice President or Assistant Vice President charged with the responsibility for the administration of the Plan, designate Investment Funds, withdraw the designation of Investment Funds or change Investment Funds. Whenever any change in the Investment Funds is contemplated, the Benefit Finance Committee shall advise the Company regarding the selection of appropriate Investment Funds or the appropriateness of any other change.

                      ARTICLE VI - ACCOUNTS AND ALLOCATIONS

         6.1 UNALLOCATED CONTRIBUTION ACCOUNT. The Plan Administrator may establish an Unallocated Contribution Account and credit such account with all Incentive Contributions held by the Trustee before any allocation by the Plan Administrator.

         6.2 ALLOCATION OF INVESTMENT EARNINGS. All investment earnings shall be reinvested and credited in the same Investment Fund and Account in which they are held. All contributions will be allocated to Participants' Accounts as soon as practicable after their receipt in the Trust in accordance with the Plan's contribution and allocation formulas.

                  All interest, dividend income, gains or losses, with respect to Participants' Accounts, will be allocated to each Participant's Account as soon as practicable after they accrue or arise in proportion to the Account Value of the Participant's Account that is invested in the accumulation facilities from which such interest, dividend income, gains, losses or expenses accrue or arise.

         6.3 DETERMINATION OF VALUE. The Account Value of a Participant's Account will be determined for each allocation, distribution or withdrawal, but in no event will such determination be made less frequently than once each month. The net value of each Investment Fund reduced by any investment fees or expenses charged to Participants shall be determined by the Trustee by valuing the assets other than cash at their fair market value on the Valuation Date and deducting all expenses for which the Trustee has not received reimbursement from the Employer or the Trust Fund, except that the Stock Account shall be valued based on the closing price of the Stock on the New York Stock Exchange on any Valuation Date.

                  (a) In determining the fair market value of securities other than Stock held in the Trust Fund, if such securities are listed on a registered stock exchange the Trustee shall value the securities at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee shall appraise such assets in the manner directed by the Company.

                  (b) Notwithstanding the foregoing, the value of any Investment Fund maintained by the Insurer shall be determined by the Insurer, and the Trustee shall conclusively rely on the Insurer's valuation.

                              ARTICLE VII - VESTING

         7.1 ACCOUNTS OTHER THAN INCENTIVE CONTRIBUTION ACCOUNT. A Participant's Account, other than such Participant's Incentive Contribution Account, shall be 100% vested at all times.

         7.2 INCENTIVE CONTRIBUTION ACCOUNT - PARTICIPANTS ON DECEMBER 31, 1998. The Incentive Contribution Account of any Participant who was a Participant on December 31, 1998 shall be 100% vested.

         7.3 INCENTIVE CONTRIBUTION ACCOUNT - PARTICIPANTS AFTER DECEMBER 31, 1999. Effective January 1, 1999, the Incentive Contribution Account of any Participant that is not 100% vested pursuant to Section 7.2 shall be nonvested and forfeitable until the occurrence of any of the following events, at which time it shall become 100% vested:

         (a)      The Participant's Normal Retirement Date;

         (b)      The Participant's death while an Employee;

         (c)      The Participant's Disability while an Employee;

         (d) The Employer discontinues contributions or terminates or partially terminates the Plan as provided in Article XI hereof.

         (e) The Participant's satisfaction of the service requirement set forth in whichever of the following schedules is applicable:

                  (i)   Participants first employed prior to January 1, 1999

                        Years of Vesting Service        Vesting Percentage

                              Less than 1                        0%
                                       1                       100%

                  (ii)  Participants first employed on or after January 1, 1999

                        Years of Vesting Service        Vesting Percentage

                              Less than 3                        0%
                                       3                       100%

         7.4 OCCURRENCE OF FORFEITURES. Except as more specifically provided herein, a forfeiture of a Participant's non-vested interest, if any, shall occur at the end of a Plan Year during which a Participant shall have incurred a Period of Severance of 5 years or more. In the event that a Participant ceases to be employed by the Employer and, before the end of the period set forth in the preceding sentence, receives a lump-sum distribution of the vested portion of the Participant's Account pursuant the terms of the Plan, then the portion of the Participant's Account that is not vested shall be treated as a forfeiture as of the last day of the Plan Year in which the Participant ceased to be employed by the Employer. If such former Participant later becomes an Employee and has not, as of the last day of the Plan Year in which the Participant again becomes an Employee, incurred a Period of Severance of five years or more, such Participant's Account will be restored to the dollar value it had on the date of distribution if the Participant repays to the Plan the full amount of the distribution within the earlier of (1) five years after the date in which the Participant again becomes an Employee, or (2) the close of the first period of five consecutive Breaks in Service commencing after the distribution. For purposes of this Section:

                  (a) in accordance with Section 1.401(k)-1(c)(1)(ii) of the Treasury Regulations, a Participant's Deferral Account shall be treated separately from the remainder of the Participant's Account, and the rules of this Section shall be applied to each such portion as if it were the entire Account; and

                  (b) with respect to each portion referred to in (a) above, if a Participant has no vested interest, the Participant shall be deemed to have received a distribution as of the last day of the Plan Year in which the Participant ceased to be employed, and shall be deemed to have immediately repaid such distribution to the Plan in the event the Participant later becomes an Employee prior to incurring a Period of Severance of five years or more.

         7.5 FORFEITURES USED FOR INCENTIVE CONTRIBUTIONS. Forfeitures arising during a Plan Year shall be used by the Employer to fund its Incentive Contributions to the Plan for such Plan Year and, if any forfeitures still remain, for subsequent Plan Years.

                  ARTICLE VIII - DISTRIBUTION TO PARTICIPANTS

         8.1 TIME OF DISTRIBUTION.

                  (a) GENERAL. Except as otherwise provided in Article IX and subsection (b), distribution of a Participant's vested Account Value shall be made only following the Participant's Termination from Service, termination of the Plan or as described in Sections 8.8(a)(iii) and (iv). Except for a distribution pursuant to termination of the Plan, which may be delayed in the discretion of the Plan Administrator until after receipt of Internal Revenue Service approval, distributions to a Participant or Beneficiary shall be made or begun as soon as administratively feasible following the Valuation Date as of which the distribution is requested in writing by the Participant.

                           Notwithstanding the foregoing, neither a Participant nor a Beneficiary shall receive a distribution as of a Valuation Date more than ninety (90) days or less than thirty (30) days after the Plan Administrator has provided the Participant the written notice described in Section 8.6; provided, however, that the Participant may waive the 30-day period in accordance with Section 8.6(d). The Valuation Date referred to in this paragraph shall be deemed the Annuity Starting Date. In addition, unless a Participant otherwise elects to defer distribution to a date no later than permitted under Section 8.1(b), distribution of a Participant's vested Account Value shall be made or begun not later than sixty (60) days after the close of the Plan Year in which the latest of the following occurs: (i) the Participant's attainment of Normal Retirement Age, (ii) the 10th anniversary of the Participant's commencement of participation in the Plan, or (iii) the Participant's Termination from Service. A Participant who does not make a request in writing for commencement of benefits by such date shall be deemed to have elected to defer distribution.

                  (b)      MINIMUM REQUIRED DISTRIBUTIONS.

                           (i) Notwithstanding any other provision of the Plan to the contrary, (1) Participants who attained age seventy and one-half (70-1/2) before January 1, 1988 and whose Termination from Service did not occur before January 1, 1988, shall have distribution of their vested Account Value made or begun not later than the April 1st following the calendar year of the Participant's Termination from Service; provided, however, that any such Participant may elect to begin receiving distribution on or after the April 1st following the calendar year in which the Participant attained age seventy and one-half (70-1/2) even though such distribution precedes the Participant's Termination from Service; and (2) the distribution of any other Participant's vested Account Value (regardless of whether such Participant is an Employee) shall be made or begun not later than the April 1st following the calendar year in which the Participant attains age seventy and one-half (70-1/2). Benefit payments under this subsection shall be calculated on the basis of the Participant's life expectancy, or at the option of the Participant, on the basis of the joint life expectancies of the Participant and his or her Beneficiary, all in accordance with the applicable regulations; provided, however, that, effective October 1, 1994, the Participant must obtain spousal consent in the manner described in Section 8.7 in order to elect distribution over joint life expectancies of the Participant and a Beneficiary other than his or her Spouse. Life expectancies of Participants and their Spouse Beneficiaries shall be recalculated annually. A Participant may elect the time during the year at which such minimum benefit payments will be made and, if no election is made, such payments will be made during the last month in which such minimum distribution is required to be made or at such other time determined by the Plan Administrator in its sole discretion, but no earlier than six months prior to the last month in which the distribution is required.

                           (ii) A Participant whose Termination from Service precedes the attainment of age 70-1/2 may defer distribution of the payment of any benefits until the April 1st following the calendar year in which the Participant attains age seventy and one-half (70-1/2), at which time benefit payments shall commence as provided above unless and until the Participant elects to begin distribution in accordance with Section 8.6. Until a Participant elects a form of distribution under Section 8.5 and 8.6, the Participant may (1) request up to three (3) withdrawals each Plan Year (exclusive of any distribution during the Plan Year pursuant to Section 8.1(b)), and (2) alter investment elections in accordance with the rules of
                                    Article V. Any request for withdrawal must be in writing and must be filed with the Plan Administrator in accordance with
                                    Article IX.

                           (iii) In the case of a Participant who has a Money Purchase Account, all distributions made pursuant to paragraphs (i) and (ii) above shall be subject to the notice and spousal consent requirements of Sections 8.6 and
                                    8.7. If a married Participant and his or her
                                    Spouse do not consent to a distribution as
                                    described in paragraphs (i) or (ii),
                                    distribution of the Participant's Money
                                    Purchase Account shall commence in the form
                                    of a qualified joint and fifty percent (50%)
                                    survivor annuity with his or her Spouse (or,
                                    if the Participant's Money Purchase Account
                                    is attributable to a money purchase plan
                                    under which the normal form of distribution
                                    was a qualified joint   and one hundred
                                    percent (100%) survivor annuity, a qualified joint and one hundred percent (100%) survivor annuity with the Spouse). If a single Participant does not consent to a distribution as described in paragraphs (i) and (ii), distribution of the Participant's Money Purchase Account shall commence in the form of a single life annuity.

                           (iv)     The Plan shall be interpreted and
                                    administered in accordance with Section
                                    401(a)(9) of the Code and the regulations thereunder (including without limitation, Treasury Regulation Section 1.401(a)(9)-2), which provisions shall control in the event of any conflict with the terms of the Plan.

                           (v) Withdrawals under this Section 8.1(b) shall be drawn from a Participant's Accounts in the following order: Voluntary Account, Rollover Account, Post-1983 Incentive Contribution Account other than any portion automatically invested in Stock, remaining Post-1983 Incentive Contribution Account, Pre-1984 Incentive Contribution Account, Post-1983 Deferral Account, Post-1986 Incentive Contribution Account other than any portion automatically invested in Stock, remaining Post-1986 Incentive Contribution Account, Post-1986 Deferral Account attributable to Unmatched Deferral Contributions, Post-1986 Deferral Account attributable to Matched Deferral Contributions, and Money Purchase Account.

                  Subject to the above, withdrawals shall be charged pro rata against a Participant's investments in the available Investment Funds.

         8.2 DISTRIBUTION UPON PARTICIPANT'S TERMINATION FROM SERVICE FOR REASONS OTHER THAN DEATH OR DISABILITY. A Participant whose Termination from Service is the result of reasons other than death or Disability may elect to have his or her vested Account Value distributed as provided in Section 8.1. The form of such distribution shall be determined in accordance with the election of the Participant under Section 8.5.

         8.3 DISTRIBUTION UPON DEATH OF PARTICIPANT. Upon the death of a Participant before distribution of the Participant's vested Account Value has been made or begun, the Plan Administrator shall direct the Trustee to distribute all assets allocated to and held in the Participant's Account in the manner specified under the provisions of Article X. Upon the death of a Participant following the time the distribution of the Participant's vested Account Value has been made or begun (a) under Section 8.6, death benefits shall be payable only as provided under the form of distribution being used, or (b) under Section 8.1(b), death benefits shall be payable in accordance with Section 8.1(b) or in the manner specified under Article X, but in no event in a manner that provides for payments less rapidly than payments were being made to the Participant.

         8.4 DISTRIBUTION UPON DISABILITY OF PARTICIPANT. A Participant whose Termination from Service is the result of a total and permanent Disability may elect to have his or her vested Account Value distributed as provided in Section
8.1. The form of distribution shall be determined in accordance with Sections
8.5 and 8.6. A Participant's Termination from Service by reason of Disability shall be deemed to occur on the date the Plan Administrator makes a determination that the Participant has incurred a Disability.

         8.5 FORMS OF DISTRIBUTION.

                  (a) Subject to the rules regarding the manner of making an election set forth in Section 8.6 and the rules of
                           Section 8.1(b), a Participant may elect to have his or her vested Account Value distributed in any of the following forms of distribution:

                           (i) a joint and survivor annuity under which the Participant will receive an actuarially reduced monthly benefit during his or her lifetime with such payments to continue after the Participant's death to a Beneficiary designated by the Participant as a monthly benefit in the amount of 50%, 66-2/3%, 75% or 100% of the monthly benefit received by the Participant during his or her lifetime;

                           (ii) an annuity, payable monthly for the life of the Participant, with no benefits paid thereafter;

                           (iii) payment to the Participant of an actuarially reduced monthly benefit for the life of the Participant, with benefit payments guaranteed to the Participant or the Participant's Beneficiary for either one hundred eighty, one hundred twenty or sixty months;

                           (iv) monthly installments for one hundred eighty, one hundred twenty or sixty months, with any unpaid amounts at the Participant's death paid to the Participant's Beneficiary in a lump sum;

                           (v) annual installments for fifteen, ten or five years, with any unpaid amounts at the Participant's death paid to the Participant's Beneficiary in a lump sum;

                           (vi)     a cash lump sum;

                           (vii) a lump sum payment of some or all of the Participant's Stock Account Value in kind, by issuance of Stock, with any fractional or remaining shares of Stock paid in cash;

                           (viii)   a combination of the above.

                  (b) In the event a Participant elects to receive his or her vested Account Value in more than one of the above forms of distribution, the Participant shall specify the dollar amount or percentage of the vested Account Value to be paid in each form of distribution. In the event a Participant elects to receive any portion of his or her vested Account Value in installments, the installments shall be provided from a Group Annuity Contract or individual annuity contract purchased from the Insurer.

         8.6      ELECTION OF FORM OF DISTRIBUTION.

                  (a) When a Participant requests that distribution begin, the Plan Administrator shall notify the Participant in writing of each of the optional forms of distribution that the Participant may elect. The notice shall be given within no more than 90 days and no less than 30 days before the Annuity Starting Date. The notice shall also provide, in nontechnical language, a general explanation stating that:

                           (i) a Participant who is married on the date of distribution must obtain spousal consent to elect a form of benefit other than a qualified joint and survivor annuity with his or her Spouse under Option (i) of
                                    Section 8.5(a) above;

                           (ii) the normal form of distribution for a Participant who has a Money Purchase Account shall be a single life annuity, if the Participant is single or a qualified joint and fifty percent (50%) survivor annuity with his or her Spouse if the Participant is married (or, if the Participant's Money Purchase Account is attributable to a money purchase plan under which the normal form of distribution was a qualified joint and one hundred percent (100%) survivor annuity, a qualified joint and one hundred percent (100%) survivor annuity with his or her Spouse);

                           (iii) a Participant who has a Money Purchase Account and who is not married on the date of distribution must consent in writing to receive a form of benefit other than a single life annuity with respect to the Money Purchase Account; and

                           (iv) if the Participant files a written request as provided below, the Participant shall be furnished with a further written explanation.

                           The explanation provided by this paragraph (a) shall inform the Participant of the general effect of such election, the means of exercising such election and the right to revoke, and the effect of a revocation of, such election.

                           If a Participant to whom the general explanation described above is furnished files a written request with the Plan Administrator within 60 days after such general explanation is first mailed or delivered to the Participant, the Plan Administrator shall furnish such Participant with a written explanation in nontechnical language of the terms and conditions of the joint and fifty percent (50%) survivor annuity (or joint and one hundred percent (100%) survivor annuity) with his or her Spouse or life annuity, as applicable, and the financial effect upon such Participant of any election of an optional form of distribution under Section 8.5(a).

                  (b) A Participant shall elect the form of distribution by filing a written election with the Plan Administrator not more than ninety (90) days before the Annuity Starting Date. Any election under this Section may be revoked in writing before the end of the election period referred to above. If a Participant makes an election to receive distribution in a form other than a qualified joint and survivor annuity with his or her Spouse, any such election must be consented to by the Participant's Spouse, if any, as provided herein. No election pursuant to this Section shall be effective unless made in writing on forms satisfactory to the Plan Administrator and filed with the Plan Administrator before the end of the election period.

                  (c) If the Plan Administrator is not able to provide notice as described in this Section 8.6 to a Participant at least thirty (30) days prior to the Participant's Annuity Starting Date, then, subject to the rules of subsection (d), the Participant's Annuity Starting Date shall be delayed until the first day of the month on or next following the date which is thirty (30) days after the date the Participant receives the notice. In that event, the benefit payable to the Participant shall be adjusted to reflect the delayed commencement of benefits.

                  (d) Notwithstanding any provision of this Section 8.6, the Participant's Annuity Starting Date shall not be delayed if the following requirements are met: (i) the Plan Administrator provides the Participant with the notice described in this Section 8.4 at least eight (8) days before the Annuity Starting Date, (ii) the Participant is clearly informed of the Participant has the right to consider for at least thirty (30) days whether to receive payment of benefits in the form applicable under this Article or an optional form and whether to defer commencement of benefits, if applicable, and (iii) no later than the Annuity Starting Date, the Participant waives the right to the thirty (30) day minimum election period and elects a form of benefit.

         8.7 SPOUSAL CONSENT REQUIREMENTS.

                  (a) When a Participant who has a Spouse elects, subject to the Spouse's consent, a payment option other than a qualified joint and survivor annuity with his or her spouse, as described in option (i) of
                           Section 8.5(a) or, in such other circumstances where the terms of this Plan require that the consent of a Participant's Spouse be obtained, the Participant's Spouse's consent shall be valid only if it: (1) is in writing; (2) is witnessed by a notary public; (3) contains an acknowledgment by such Spouse of the effect of the consent and the election of the Spouse; and (4) designates a Beneficiary and the form of benefits, neither of which may be changed without the further consent of the Spouse, unless such initial consent (i) specifically permits designations by the Participant without any requirement of further consent of the Spouse or (ii) acknowledges that the Spouse has the right to limit the consent to the specific beneficiary or form of benefits and that the Spouse voluntarily elects to relinquish either or both of such rights.

                  (b) The consent of a Participant's Spouse shall not be required in any of the following events: (1) the Participant establishes to the satisfaction of the Plan representative that he or she has no Spouse or that the Spouse cannot be located; (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order establishing such legal separation or abandonment (unless a QDRO requires the Spouse's consent); (3) the form of benefit elected provides a qualified joint and survivor annuity (within the meaning of Section 417(b) of the Code) to the Participant and the Spouse; or (4) such other circumstances as may be permitted under applicable Treasury Department regulations have occurred with respect to the Participant. If a Participant's Spouse is legally incompetent to give consent, the Spouse's legal guardian may give consent.

         8.8 ANNUITY NONTRANSFERABLE. Any annuity issued to a Participant or Beneficiary under the terms of this Plan shall be endorsed nontransferable.

         8.9 DISTRIBUTION WHERE NO ELECTION BY PARTICIPANT. The Plan Administrator will make a reasonable attempt to elicit an election as to the form and timing of distributions. If following the Participant's Termination from Service no such election is made, distribution shall be made in the manner and as of the Participant's required beginning date determined under Section 8.1(b). In the event distribution is to be made under this Article in the form of a qualified joint and fifty percent (50%) survivor annuity or a qualified joint and one hundred percent (100%) survivor annuity and the Plan Administrator has not received information regarding the age of a Participant's Spouse that is satisfactory to the Plan Administrator, it shall be assumed that the Spouse is ten (10) years younger than the Participant.

         8.10     LIMIT ON DISTRIBUTION OF DEFERRAL ACCOUNTS.

                  (a) Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made from a Participant's Deferral Account before:

                           (i) Termination from Service, provided however, that a distribution may not be made on account of Termination from Service if such distribution would fail to comply with
                                    Section 401(k)(2)(B) of the Code;

                           (ii)     termination of the Plan without
                                    establishment or maintenance of another
                                    defined contribution plan (other than an employer stock ownership plan as defined in
                                    Section 4975(e)(7) of the Code);

                           (iii)    the disposition by an Employer of
                                    substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business of the Employer, but only with respect to an Employee who continues employment with the corporation acquiring such assets;

                           (iv) the disposition by an Employer of its interest in a subsidiary (within the meaning
                                    Section 409(d)(3) of the Code), but only with respect to an Employee who continues employment with such subsidiary;

                           (v) the attainment of age fifty-nine and one-half (59-1/2) by the Participant; or

                           (vi) in the case of the Deferral Contributions (but not earnings thereon credited after December 31, 1988), the Participant experiences a Hardship, as defined in
                                    Section 9.3 below.

                  (b) With regard to subparts (ii), (iii) and (iv) of paragraph (a) above, any distribution must be a lump sum distribution (as defined in Section 401(k)(10)(B)(ii)). With regard to subparts (iii) and
                           (iv) of paragraph (a) above, such event shall be deemed covered by such subpart only if the Employer continues to maintain the Plan after the disposition. The foregoing limitations on distributions are intended to comply with the requirements of Section 401(k)(2)(B) of the Code and shall be interpreted in accordance with such Section and Treasury Regulation Sections 1.401(k)-1(d)(3) through (6).

         8.11 SMALL ACCOUNT VALUES; LUMP SUM CASH-OUT. If, upon a Participant's Termination from Service Date, or on an annual basis thereafter, or at the time of any distribution from the Plan, the Participant's vested Account Value is not in excess of five thousand dollars ($5,000) (or such greater amount as permitted under the Code), the Plan, to the extent permitted by law and applicable regulations, shall make a single lump sum payment to the Participant or Beneficiary entitled to such benefit. In the event the vested Account Value is not in excess of such dollar limitation at the time the Plan Administrator initially determines to pay the benefit, but the benefit is not immediately paid because the Participant (or Beneficiary) cannot be located or there is an administrative delay in making payment, distribution shall be made to the

Participant (or Beneficiary) in a lump sum at such time as the Plan Administrator locates the Participant (or Beneficiary) or the issue causing the administrative delay is resolved, provided that the Participant's vested Account Value at that time is not in excess of the dollar limit. For purposes of this Section, in accordance with Section 1.401(k)-1(c)(1)(ii) of the Treasury Regulations, a Participant's Deferral Account shall be treated separately from the remainder of the Participant's Account, and the rules of this Section shall be applied to each such portion as if it were the entire Account. This Section shall not apply to any Participant who is repaying a loan by personal check pursuant to Section 9.7(g)(ii), until the earlier of the date on which the loan is repaid in full or the date on which the Participant's entire loan balance becomes due and payable as a result of nonpayment.

         8.12 PROCEDURE FOR MISSING PARTICIPANTS OR BENEFICIARIES. The Plan Administrator must use all reasonable measures to locate Participants or Beneficiaries who are entitled to distributions from the Plan. In the event that the Plan Administrator cannot locate a Participant or Beneficiary who is entitled to a distribution from the Plan after using all reasonable measures to locate him or her, the Plan Administrator shall, after the expiration of 2 years after the benefit becomes payable, treat the amount distributable as a forfeiture in accordance with Section 7.4 and allocate it in accordance with the terms of the Plan. If the Participant or Beneficiary is later located, the Plan Administrator shall restore to the Plan the amount forfeited, without interest.

                       ARTICLE IX - WITHDRAWALS AND LOANS

         9.1 WITHDRAWALS FROM VOLUNTARY CONTRIBUTION AND ROLLOVER ACCOUNTS. A Participant may withdraw all or part of the value of the Voluntary Contribution or Rollover Account for any reason after providing notice to the Plan Administrator of up to thirty (30) days as required by the Plan Administrator. Such notice shall be in writing and shall specify the value to be withdrawn in terms of dollars or a percentage of the Voluntary Contribution or Rollover Account Value.

         9.2 WITHDRAWALS FROM DEFERRAL AND INCENTIVE CONTRIBUTION ACCOUNTS. A Participant may not make withdrawals from the Deferral Account or the Incentive Contribution Account before Termination from Service, except: (a) upon attainment of age 59-1/2; or (b) in the event of Hardship as provided in Section
9.3. No withdrawals may be made from the Incentive Contribution Account until the Participant is vested in accordance with the provisions of Article VII.

         9.3 HARDSHIP WITHDRAWALS.

                  (a) In the event of Hardship (as defined below) and upon notice of up to thirty (30) days to the Plan Administrator as required by the Plan Administrator, a Participant shall have the right to withdraw the amount necessary to relieve the Hardship from (i) the Deferral Account accumulated after December 31, 1986 (provided, that earnings after December 31, 1988 on Deferral Contributions may not be withdrawn), and
                           (ii) the portion of the Incentive Contribution Account attributable to contributions made from January 1, 1984 through December 31, 1986 and earnings on such amounts.

                  (b) For the purposes of this Section 9.3, a "Hardship" shall be deemed to exist if, and only if, such Participant experiences an immediate and heavy financial need (as defined in (c) below) and the withdrawal is necessary to satisfy the financial need of the Participant (as defined in (d) below).

                  (c) A Participant will be deemed to experience an immediate and heavy financial need if, and only if, the withdrawal is required for one of the following reasons:

                           (i) payment of otherwise unreimbursable expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for such persons to obtain such medical care;

                           (ii) purchase of a lot on which to build the Participant's principal residence if construction will begin within six (6) months of the purchase of the lot;

                           (iii) payment of post-secondary educational expenses of the Participant or the Participant's spouse, children or dependents (as defined in Section 152 of the Code) for the next semester or quarter, and, effective August 8, 1991, for the next twelve (12) months;

                           (iv) payment of amounts necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on the Participant's principal residence;

                           (v) purchase (excluding mortgage payments) or construction of Participant's principal residence if such request is received before closing;

                           (vi) payment of expenses related to the adoption of a child by the Participant; or

                           (vii) payment of expenses related to the death of a member of the Participant's immediate family. For purposes of this Section, a member of the Participant's immediate family shall include the Participant's Spouse and the Participant's lineal ascendants or descendants, as well as any other person who raised the Participant or the Participant's Spouse or was raised by the Participant.

                  (d) A withdrawal will be deemed necessary to satisfy the financial need of a Participant if, and only if:

                           (i) the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and

                           (ii) the Participant represents and certifies to the Plan Administrator in writing that the financial need cannot be met with other funds reasonably available to the Participant, the Participant's Spouse or the Participant's minor children including:

                                    (A)      through reimbursement or
                                             compensation by insurance or
                                             otherwise;

                                    (B)      by reasonable liquidation of the
                                             Participant's assets without
                                             creating another immediate and
                                             heavy financial need;

                                    (C)      by cessation of Deferral and
                                             Voluntary Contributions to this
                                             Plan; and

                                    (D)      by other distributions or
                                             nontaxable (at the time of the
                                             loan) loans from plans maintained
                                             by the Employer including this
                                             Plan, or by any other employer, or
                                             by borrowing from commercial
                                             sources on reasonable commercial
                                             terms in an amount sufficient to
                                             satisfy the need.

         9.4 TIMING OF WITHDRAWALS. No more than three (3) withdrawals of any kind may be made within any calendar year.

         9.5 DISTRIBUTION OF AMOUNTS WITHDRAWN. Upon receipt of the Plan Administrator's approval of a request for withdrawal in accordance with the provisions of Sections 9.1, 9.2 or 9.3, the Trustee shall, to the extent necessary, and in accordance with directions provided by the Plan Administrator, convert Account assets to cash and distribute the requested amount to the Participant. Any conversion to cash pursuant to this provision shall be made by converting the portion of the Participant's Account Value equal to the amount of the withdrawal invested in each Investment Fund pro rata.

                  Withdrawals shall be made from the Participant's Accounts in the following order: (1) Voluntary Contribution Account, (2) Rollover Account,
(3) Incentive Contribution Account, and (4) Deferral Account.

         9.6 CONSENT TO WITHDRAWALS. If a Participant is married as of the effective date of a withdrawal, any withdrawal shall require the written consent of the Participant's Spouse in the same manner as provided for in Section 8.7, except that clause (4) of Section 8.7(a) shall not apply. A Participant may not receive a withdrawal on a date more than 90 days or less than 30 days after the Plan Administrator has provided the Participant with a withdrawal form and with the information set forth in Section 8.6(a), except as provided in Section 8.6(d).

         9.7 LOANS TO PARTICIPANTS.

                  (a) An Active Participant receiving a regular paycheck from the Employer may apply for one or more loans from the Plan. A Participant who is on leave (with or without pay) or who is receiving long-term disability benefits or severance pay, as well as retirees, temporary employees and beneficiaries, may not apply for a loan. Subject to limitations described herein, loans shall be approved by the Plan Administrator or its designees in their sole discretion. In no event shall the amount of the loan be less than $1,000, and the amount of the loan, when added to the aggregate amount of all Plan loans to the Participant then outstanding, may not exceed the lesser of:

                           (i)      $50,000, reduced by the excess (if any) of
                                    (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding balance of loans from the Plan on the date on which such loan was made; or

                           (ii) one-half of the Participant's vested Account Value on the date of the loan.

                  (b) Loans made to Participants for purposes other than for the purchase of the Participant's principal residence shall be for terms of not less than one (1) nor more than five (5) years. Loans made to Participants for the purchase of the Participant's principal residence shall be for terms of not less than one (1) nor more than thirty (30) years. Effective January 1, 1999, a Participant shall only be permitted to have outstanding one (1) principal residence loan and one (1) general purpose loan. Notwithstanding the foregoing, a Participant who had one or more general purpose loans outstanding on December 31, 1998 shall be permitted to have two (2) general purpose loans outstanding until the last of such pre-January 1, 1999 general purpose loans has been paid off.

                  (c) Any loan to a Participant hereunder shall be considered an investment of the Participant's Account, and loan funds will be drawn from the following portions of the Participant's total Account in the following order: Money Purchase Account, the portion of the Participant's Post-1986 Incentive Contribution Account automatically invested in the Stock Account as provided under Section 5.3, the remaining Post-1986 Incentive Contribution Account, Post-1983 Deferral Account, Post-1986 Deferral Account attributable to Unmatched Deferral Contributions, remaining Post-1986 Deferral Account, Pre-1984 Incentive Contribution Account, the portion of the Participant's Pre-1987 Incentive Contribution Account automatically invested in the Stock Account as provided under Section 5.3, the remaining Post-1987 Incentive Contribution Account, Voluntary Contribution Account, and Rollover Account. Subject to the schedule in the preceding sentence, funds for a loan will be obtained by liquidating the Participant's interest in the various Investment Funds in which the Participant's Accounts are invested pro rata.

                           The loan shall bear interest for the period the loan is outstanding based on a fixed monthly interest rate that reflects a reasonably competitive interest rate that would be charged for similar collateralized loans in accordance with Department of Labor Regulations Section 2550.408b-1. The interest rate for loans under the Plan shall be equal to the prime interest rate stated in The Wall Street Journal for the last working day of the month preceding the date of the loan plus 1%. The interest rate in effect for the entire term of the loan will be the rate in effect at the time the Plan Administrator receives the loan application. The applicable interest rate shall be set forth in the loan agreement. The Plan Administrator shall provide any Participant who requests a loan with disclosure of interest rate information required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act, 15 U.S.C. Section 1601, et seq.

                  (d) As security for such loan, the Participant shall pledge the portion of his or her Account Value represented by the loan and earnings thereon (as set forth in the promissory note representing the loan). The Plan Administrator shall have the rights of a secured creditor under the Uniform Commercial Code and otherwise at law with respect to any portion of the Participant's Account pledged as security. If any amount is outstanding upon the occurrence of an event giving rise to a withdrawal or distribution under this Plan and such withdrawal or distribution would require distribution of a secured portion of the Account, the amount of the loan that would become unsecured shall be charged against such withdrawal or distribution and paid from and upon such distribution or withdrawal.

                           If a Participant does not repay the amount of any loan made hereunder within the specified time, (i) the Plan Administrator shall report the default as a distribution for federal income tax purposes, and
                           (ii) the Plan Administrator shall cause the amount of the unpaid debt (including any interest thereon) to be deducted from the secured portion of the Account, as soon as a distribution or withdrawal is legally permitted from such portion of the Account (without regard to limitations in the Plan that are more restrictive than required by the Code). If the amount of such interest, payment or distribution is not sufficient to repay the unpaid balance of said debt, the Participant shall remain liable for said remaining debt.

                  (e) Loan repayments will be credited to the Participant's then current investment elections. If the Participant ceases making contributions to the Plan, repayments will be credited pursuant to the Participant's most recent investment elections. If the Participant has not made post-1983 contributions to the Plan, repayments will be credited to the Stable Value Option. Notwithstanding anything to the contrary in this Section 9.7(e), effective October 1, 1994, if any of a Participant's loan funds were drawn from the portion of the Participant's Post-1986 Incentive Contribution Account automatically invested in the Stock Account as provided under Section 5.3, a percentage of each loan repayment, equal to the percentage of loan funds that were drawn from the portion of the Participant's Post-1986 Incentive Contribution Account automatically invested in the Stock Account as provided under Section 5.3, shall be credited to the Stock Account, unless the restrictions in Section 5.3 are no longer applicable.

                  (f)      Loan Repayment.

                           (i)      Except as otherwise provided herein, or in
                                    (g) below, loans will be repaid by regular deduction from the Participant's paycheck from the Employer, beginning with the first paycheck issued in the second calendar month following the calendar month in which the loan is made.

                           (ii) If a Participant is a Transferred Employee, the Participant's loan shall be repaid by regular deduction from the Participant's paycheck from the successor employer of the Transferred Employees or any member of a controlled group (within the meaning of Section 414(b) of the Code) including such employer, and such repayments shall be transmitted to the Company or any other Employer on a regular basis as agreed to between the Company and the acquiring company; provided that the Company may instead allow repayment by personal check in accordance with (g)(ii)(5) below; and provided further, that upon such Participant's termination of employment with the successor employer of the Transferred Employees and all members of a controlled group (within the meaning of Section 414(b) of the Code) including such employer (except in the case of a Transferred Employee who is re-employed by an Employer), the Participant's entire loan balance will become immediately due and payable.

                           (iii) A Participant who terminated employment on August 10, 1996 and immediately thereafter commenced employment with Moore Business Forms, Inc. may continue to repay the loan in installments, by regular deduction from the Participant's paycheck from Moore Business Forms, Inc.; provided that the Company may instead allow repayment by personal check in accordance with (g)(ii)(5) below; and provided further, that upon such Participant's termination of employment with Moore Business Forms, Inc., the Participant's entire loan balance will become immediately due and payable.

                           (iv) Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

                  (g)      Failure to Repay; Exceptions.

                           (i) If a Participant fails to make two months worth of loan payments, the Plan Administrator will send the Participant a notice indicating that the Participant is delinquent in repaying the loan. Upon the earliest of a Participant's:

                                    (1)      failure to make up any delinquent
                                             loan payments during a legally
                                             permissible grace period provided
                                             by the Company following receipt of
                                             the notice described in the
                                             preceding sentence; or

                                    (2)      Separation from Service;

                                    the Participant's entire loan balance will become immediately due and payable.

                           (ii)     Notwithstanding (g)(i)(2) above, a
                                    Participant who:

                                    (1)      terminates employment upon or after
                                             attaining age 45 with ten (10)
                                             Years of Vesting Service and with a
                                             combined age and Years of Vesting
                                             Service totaling at least 65;

                                    (2)      becomes covered by the Employer's
                                             long-term disability plan;

                                    (3)      takes an unpaid Authorized Leave of
                                             Absence;

                                    (4)      effective October 1, 1998, becomes
                                             eligible, on or after such date, to
                                             receive job elimination benefits
                                             under the Company's severance and
                                             salary continuation benefits plan
                                             or similar benefits under an
                                             agreement with the Employer; or

                                    (5)      if the Company so elects with
                                             respect to all Participants
                                             continuing employment with a
                                             particular successor company after
                                             a sale or outsourcing, terminates
                                             employment in connection with such
                                             sale our outsourcing and continues
                                             employment with the successor
                                             company;

                                    may elect to pay the entire loan balance as described in (g)(i) above, or to make monthly payments to repay the loan by sending personal checks to the Plan Administrator or by assigning a portion of his or her retirement benefits to the Plan Administrator to the extent permitted on a uniform basis for all similarly situated Participants by the Plan Administrator, consistent with the requirements of Section 401(a)(13) of the Code and Section 206(d) of ERISA.

                  (h) If a Participant is married as of the date of the loan, any loan which could result in a potential reduction of benefits payable to or with respect to such Participant in the event of non-payment of such loan shall require consent of the Participant's Spouse in the same manner as provided for in Section

                           8.7, except that clause (4) of Section 8.7(a) shall not apply. Consent of the Participant's Spouse shall also be required in the event of any renegotiation, extension, renewal or other revisions of a loan to the Participant.

                  (i) No loan shall be made in the event that the interest rate required to be charged pursuant to Section 9.7(c) would violate any applicable usury law.

                  (j) A Participant shall not be granted a withdrawal and a loan under the Plan in the same month. If a Participant requests both a withdrawal and a loan in the same month, the loan request will be considered to have been made first, and the withdrawal request will become effective in the next month.

                  (k) A Participant may not receive a loan on a date more than 90 days or less than 30 days after the Plan Administrator has provided the Participant with a loan application form and with information explaining the spousal consent rules set forth in Sections 8.6 and 8.7, except as provided in Section 8.6(d).

                  (l) All loan repayment schedules shall provide for substantially level amortization of the loan.

                  (m)      The Plan Administrator shall administer this Section
                           9.7 pursuant to the foregoing and such additional rules and regulations as it shall promulgate in accordance with Section 72(p) of the Code and Department of Labor Regulations Section 2550.408b-1.

                      ARTICLE X - PAYMENT OF DEATH BENEFITS

         10.1 SOURCE OF DEATH BENEFITS. Death benefits are payable from or with assets held by the Trustee on behalf of the deceased Participant as of the date on which the Plan Administrator receives written notification of the Participant's death in a manner acceptable to the Plan Administrator; provided, that the death benefit will be available to a Participant's Spouse or other Beneficiary, as applicable, within ninety (90) days of the receipt of notice of death. This Article X applies only if the Participant's death precedes the commencement of distribution of a Participant's vested Account Value under
Section 8.6. If a Participant dies after commencing distribution of his or her vested Account Value under Section 8.6, death benefits shall be payable only as provided under the form of distribution in which the Participant's vested Account Value are being paid.

         10.2 DETERMINATIONS OF VALUES AND CASH-OUTS. The death benefit under this Article X shall be equal to the vested Account Value held by the Trustee for the Beneficiary of a deceased Participant as of the date of distribution to the Beneficiary; provided, however, that death benefits with respect to amounts held in a Money Purchase Account shall be payable as a Qualified Pre-Retirement Survivor Annuity, unless the Participant makes a contrary written election with the consent of his or her Spouse, if any, as set forth in Section 10.4. Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested Account Value have not at the time of any distribution exceeded five thousand dollars ($5,000) (or such greater amount as permitted under the Code), upon a Participant's death, or on an annual basis thereafter, such vested Account Value will be immediately distributed to the Participant's Beneficiary(ies) in the form of a lump sum. In the event the vested Account Value is not in excess of such dollar limitation at the time the Plan Administrator initially determines to pay the benefit, but the benefit is not immediately paid because the Participant (or Beneficiary) cannot be located or there is an administrative delay in making payment, distribution shall be made to the Participant (or Beneficiary) in a lump sum at such time as the Plan Administrator locates the Participant (or Beneficiary) or the issue causing the administrative delay is resolved, provided that the Participant's vested Account Value at that time is not in excess of the dollar limit. For purposes of this Section, in accordance with Section 1.401(k)-1(c)(1)(ii) of the Treasury Regulations, a Participant's Deferral Account shall be treated separately from the remainder of the Participant's Account, and the rules of this Section shall be applied to each such portion as if it were the entire Account.

         10.3 DEATH BENEFIT ATTRIBUTABLE TO ACCOUNTS OTHER THAN MONEY PURCHASE ACCOUNT. Each Participant shall have a right to designate one or more Beneficiaries to receive any death benefits that may become payable under the Plan with respect to all Accounts other than any Money Purchase Account by filing with the Plan Administrator the forms specified for this purpose, subject to the waiver and spousal consent requirements under Section 8.7. Notwithstanding the provisions of Section 1.11, the Beneficiary of a Participant who is married to his or her Spouse immediately before death shall be the Participant's Spouse, unless the Participant elects otherwise with the consent of the Spouse obtained in the same manner provided for in Section 8.6 and 8.7. The Beneficiary of a Participant who has no Spouse immediately before death shall be as set forth in Section 1.11.

         The form of payment of the death benefit, other than that attributable to a Money Purchase Account, shall be a lump sum equal to 100% of the Participant's Account Value; provided, however, that the Beneficiary shall have the right to elect to receive the death benefit in another form of payment set forth in Section 8.5, subject to the rules set forth in Section 10.6. Any death benefit payable pursuant to this Section 10.3 shall be paid (or commence as the case may be) as of the month following the month of the Participant's death or as of any subsequent month, as elected by the Beneficiary, subject to the rules set forth in Section 10.6.

         10.4 DEATH BENEFIT ATTRIBUTABLE TO MONEY PURCHASE ACCOUNT.

                  (a) Unmarried Participants. If a Participant has no Spouse as of the date of death, the death benefit attributable to the Money Purchase Account shall be payable as provided under Section 10.3.

                  (b) Married Participants. If a Participant has a Spouse as of the date of death, the death benefit attributable to the Money Purchase Account shall be paid to the Spouse unless an election has been made pursuant to (c) below. The form of payment shall be a monthly annuity for the life of the Spouse, which form of death benefit shall be known as the Qualified Pre-Retirement Survivor Annuity. The Participant's Spouse may direct that payment of the Qualified Pre-Retirement Survivor Annuity commence as of the month following the month of the Participant's death or as of any subsequent month, subject to the rules set forth in Section 10.6. If the Spouse does not so direct, payment of such benefit shall commence at the time the Participant would have attained Normal Retirement Age. Notwithstanding the foregoing, the Spouse shall have the right, prior to the Annuity Starting Date with respect to the Qualified Pre-Retirement Survivor Annuity, to waive the Qualified Pre-Retirement Survivor Annuity and to elect instead one of the forms of payment set forth in Section 8.5, subject to the rules set forth in
                           Section 10.6.

                  (c) Married Participants - Election of Alternate Beneficiary. A Participant may elect, subject to the Spouse's consent as provided in Section 8.7, a Beneficiary other than the Spouse by filing an election with the Plan Administrator at any time within the period beginning on the earlier of: (i) the first day of the Plan Year in which the Participant attains age 35 (or becomes a Participant, if later); or (ii) a vested Participant's Termination from Service Date; and ending on the Participant's death.

                           Such election shall name a Beneficiary other than the Spouse, in which case the form of benefit shall be as elected by the Beneficiary from among the forms of payment set forth in Section 8.5, subject to the rules set forth in Section 10.6.

                           An earlier election (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such election becomes invalid at the beginning of the Plan Year in which the Participant attains age 35. Any election under this Section 10.4(c) may be revoked in writing by the Participant at any time, provided however that an election cannot be changed or revoked after the Participant's death. No election pursuant to this Section 10.4(c) shall be effective unless made in writing on a form satisfactory to the Plan Administrator and filed with the Plan Administrator prior to the end of the election period, and unless such election is consented to by such Participant's Spouse in accordance with the provisions of Section 8.7 hereof.

                  (d) Applicable Period. Within the applicable period with respect to a Participant, the Plan Administrator shall provide the Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity containing the information specified in subsection
                           (e) below. For purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

                           (i) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                           (ii) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the one-year period beginning with the date on which the individual becomes a Participant;

                           (iii) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant; or

                           (iv) A reasonable period ending after Section 401(a)(11) of the Code applies to the Participant;

                           provided that in the case of a Termination from Service, the applicable period, if it has not yet begun, shall begin upon the Termination from Service, and shall end one year after such Termination from Service.

                  (e) Notice. Within the applicable period, the Plan Administrator shall provide the Participant with a written explanation, in nontechnical language, stating (i) that, unless a contrary election is made, the Participant's Spouse will receive a Qualified Pre-Retirement Survivor Annuity; (ii) that such Participant may elect not to have the Spouse receive a Qualified Pre-Retirement Survivor Annuity in the event of the Participant's death before beginning to receive retirement benefits; (iii) that the Participant's Spouse must consent to such election in the same manner as provided in Section 8.7; and (iv) that if the Participant files a written request as provided below, the Participant shall be furnished with a further written explanation. The foregoing explanation shall also inform the Participant of the general effect of any such election, and the effect of revocation of such election.

                           If a Participant to whom the general explanation described above is furnished files a written request with the Plan Administrator within 60 days after such general explanation is first mailed or delivered to the Participant, the Plan Administrator shall furnish such Participant with a written explanation in nontechnical language of the Qualified Pre-Retirement Survivor Annuity provided under this Section 10.4 and the financial effect upon such Participant of any election not to have his or her Spouse receive such a Qualified Pre-Retirement Survivor Annuity. Such specific explanation shall conform to the requirements of the regulations issued pursuant to Sections 401(a)(11) and 417 of the Code.

         10.5 PROOF OF DEATH. The Trustee may rely exclusively on the Plan Administrator's determination of the fact of death of a Participant and of the right of any person to receive all or part of any death benefit. In making such determination, the Plan Administrator may require such proof of death and other evidence as the Plan Administrator deems to be necessary. The Plan Administrator's determination shall be conclusive upon any person having or claiming any right to death benefits as a consequence of the death of the Participant.

         10.6 LIMITATION OF PAYMENTS. Notwithstanding any other provision of the Plan to the contrary, the payment of any death benefit payable to any Beneficiary shall be subject to the rules and restrictions of Section 401(a)(9) of the Code and the regulations thereunder (including without limitation, Treasury Regulation Section 1.401(a)(9)-2), which restrictions shall not expand the requirements of this Article X with regard to payment upon death. For purposes of this Section 10.6, "Commencement Date" as used below shall mean the earlier of (i) the Participant's required beginning date under Section 401(a)(9) of the Code and the regulations thereunder, but determined as if the Participant had terminated employment prior to age 70-1/2; or (ii) if distribution has irrevocably commenced in the form of an annuity, the date on which such distribution commenced. The following rules shall apply:

                  (a) If the Participant dies after the Commencement Date, such death benefit must be distributed to the Beneficiary under a method that is at least as rapid as the method under which the distributions were being made to the Participant as of the date of the Participant's death;

                  (b) If the Participant dies before the Commencement Date and the Beneficiary is not the Participant's Spouse, the entire interest of the Participant must be distributed over a period which does not exceed five
                           (5) years from the date of such Participant's death;

                  (c) If the Participant dies before the Commencement Date and any portion of such Participant's interest is payable to, or for the benefit of, such Participant's Spouse as designated Beneficiary, distribution of such portion must commence not later than the later of the December 31st of the calendar year immediately following the calendar year of the Participant's death or the December 31st of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2), and such portion may be distributed over a period that does not exceed the life or life expectancy of the Spouse;

                  (d) In the event that a Participant shall have designated his or her Spouse as designated Beneficiary and such Spouse shall die after the death of the Participant and before the commencement of distributions to the Spouse, the Participant's Spouse shall be substituted for the Participant in applying the provisions of this Section 10.6, but only for the purpose of determining the period over which payment of benefits may be made;

                  (e) For purposes of this Section 10.6, life expectancies of Participants and their Spouse Beneficiaries shall be recalculated annually; and

                  (f) For purposes of this Section 10.6, and in accordance with the applicable regulations, any death benefit payable to a Participant's child shall be treated as if it had been paid to such Participant's surviving Spouse if such amount will become payable to such surviving Spouse upon such child's reaching the age of majority (or upon the occurrence of such other event as may be designated by the applicable regulations).

                        ARTICLE XI - TERMINATION OF PLAN

         11.1 COMPANY'S RIGHT TO TERMINATE. While the Company intends this Plan to continue indefinitely, the Company reserves the right to terminate the Plan or to discontinue contributions from time to time to any extent that it may, in its sole and complete discretion, deem advisable. No such termination shall have the effect of diverting any part of the principal or income of the Trust Fund for any purpose other than for the exclusive benefit of Participants or their Beneficiaries or of reducing a Participant's or Beneficiary's interest in the Trust Fund. The Plan as a whole shall be terminated and all contributions shall be discontinued only pursuant to a resolution of the Board of Directors of the Company. The Plan may be terminated in part or contributions may be discontinued in part in the same manner as is prescribed for the adoption of amendments to the Plan. Any total or partial termination or discontinuance of contributions shall become effective upon the date specified in the resolution of the Board of Directors or a written instrument of termination.

         11.2 EFFECT ON EMPLOYER AND TRUSTEE. The Employer shall make no further contributions after termination of the Plan. The Trust shall be continued in existence, however, as long as the Trustee deems it to be necessary for the effective discharge of any remaining duties by the Trustee.

         11.3 EFFECT ON PARTICIPANTS. Upon termination in whole or in part of the Plan, the Plan Administrator shall make an allocation in the manner prescribed by Section 6.3, after payment of any expenses properly charged to the Trust Fund and adjustments for capital gain and loss in the Interest Accumulation Account. The Plan Administrator shall then direct the Trustee to distribute to the Participants for whom the Plan is being terminated all assets remaining in the Trust Fund.

         11.4 TERMINATION OF PARTICIPATION BY A PARTICIPATING COMPANY. Any Participating Company may withdraw from participation in the Plan at any time by delivering to the Plan Administrator certified copies of a resolution to that effect adopted by its board of directors; provided that a Participating Company shall cease to be a Participating Company, without further action, upon ceasing to be an Affiliate of the Company. In the event of a termination under this Section, the assets of the Trust Fund allocable to such Participating Company's Participants shall be distributed in the manner prescribed by Section 11.3 for the exclusive benefit of those Participants.

         11.5 MERGER, CONSOLIDATION, OR TRANSFER. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the benefit that a Participant would receive upon a termination of such plan immediately after such merger, consolidation, or transfer shall be equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

                       ARTICLE XII - AMENDMENT OF THE PLAN

         12.1 PROCEDURE FOR AMENDMENT. Subject to the restrictions of Section 12.2, the Company reserves the right to amend this Plan from time to time in any respect. Any amendments to this Plan by the Company shall be in writing and executed by the Chairman or the President; provided, however, that to the extent that the Chairman or the President has delegated the authority to amend the Plan, directly or indirectly, to any designated individual, any such amendment shall be made in writing and executed by such designated individual. Notwithstanding the foregoing, any amendment which is made to comply with a change in law or to secure the approval of the Plan or an amendment by the Internal Revenue Service, which does not materially increase the cost of the Plan to the Employer, and which involves no significant choice regarding the manner in which such change shall be implemented may be executed by any Vice President or Assistant Vice President charged with responsibility for the administration of the Plan.

         12.2 RESTRICTIONS.

                  (a) Except as provided in Section 4.1, no amendment or act shall result in the distribution or diversion of any part of the assets of the Trust Fund for purposes other than the exclusive benefit of Participants or their Beneficiaries.

                  (b) No amendment or modification of the Plan shall deprive any Participant or Beneficiary retroactively of benefits accruing from contributions made before such amendment or modification unless the amendment or modification is necessary to conform the Plan to any law, governmental regulation or ruling, or to enable the Plan and Trust to satisfy the requirements of Sections 401 and 501 of the Code.

                  (c) No amendment shall reduce the vested percentage of any Participant below the percentage in effect for such Participant as of the later of (i) the effective date of the amendment or (ii) the date of adoption of the amendment. If an amendment changes the vesting provision under the Plan, in accordance with applicable regulations, any Participant may choose to have the amount of his or her vested benefit determined on the basis of the Plan provisions in effect immediately before the effective date of the amendment.

                  (d) No amendment shall affect the rights, duties or responsibilities of the Trustee without its prior written consent. The Trustee shall receive copies of any amendment promptly following execution of the same.

                      ARTICLE XIII - MANAGEMENT OF THE PLAN

         13.1 ALLOCATION OF RESPONSIBILITY. The following named Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan and Trust.

                  (a) COMPANY. The Company shall have the sole authority to appoint and remove the Trustee, the Plan Administrator, and the Appeal Committee (and/or any or all members thereof) as described herein.

                  (b) PLAN ADMINISTRATOR. The Plan Administrator shall have the sole responsibility for the administration of the Plan as described herein.

                  (c) APPEAL COMMITTEE. The Appeal Committee shall consist of one or more members appointed by the Company and shall have the sole responsibility to review and make determinations regarding benefit claims and to make such other determinations delegated to the Appeal Committee under the Plan.

                  (d) BENEFIT FINANCE COMMITTEE. The Benefit Finance Committee shall consist of those members appointed by the Company pursuant to the provisions of the Retirement Plan for Employees of Aetna Services Inc., and, with respect to this Plan, the Benefit Finance Committee shall have an advisory role with respect to the selection of Investment Funds as further described in Section 5.8.

                  (e) TRUSTEE. The Trustee shall have the sole responsibility for the administration and accounting of the Trust Fund as described herein.

                  (f) RELIANCE ON CO-FIDUCIARY. Each Fiduciary warrants that any directions given, information furnished or action taken by it shall be in accordance with the provisions of the Plan and Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Plan and Trust and is not required under the Plan and Trust to inquire into the propriety of any such direction, information or action unless such Fiduciary has reason to believe an impropriety exists. It is intended under the Plan and Trust that each Fiduciary shall be independently responsible for the proper exercise of its own respective powers, duties, responsibilities and obligations under the Plan and Trust and, in the absence of knowledge, shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         13.2 POWERS AND DUTIES OF THE PLAN ADMINISTRATOR. The Plan shall be administered by a Plan Administrator who shall be the Company or, in the alternative, one or more persons who shall be appointed by the Company. The Plan Administrator may delegate to any person or entity any powers or duties of the Plan Administrator under the Plan. To the extent of any such delegation, the delegate shall become the named fiduciary responsible for administration of the Plan (if the delegate is a fiduciary by reason of the delegation), and references to the Plan Administrator shall apply instead to the delegate. Any action by the Company assigning any of its responsibilities as Plan Administrator to specific persons who are all directors, officers, or Employees of the Company shall not constitute delegation of the Plan Administrator's responsibilities but rather shall be treated as the manner in which the Company has determined internally to discharge such responsibility. The Plan Administrator may be removed at any time without cause.

                  Compensation of the Plan Administrator and all usual and reasonable expenses of administration, including but not limited to actuarial, legal and accounting fees may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. The source of such payments may differ from year to year. No Employee shall receive compensation with respect to services as the Plan Administrator.

                  (a) The Plan Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                           (i) to construe and interpret the terms and intent of the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder except that the Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan;

                           (ii) to prescribe procedures to be followed and information to be supplied by Participants or Beneficiaries filing applications for benefits;

                           (iii) to prepare and distribute in writing, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

                           (iv) to receive from the Employer, the Trustee, Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

                           (v) to furnish to the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                           (vi) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee;

                           (vii) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

                           (viii) to defend or initiate any lawsuit on behalf of the Plan or the Participants and Beneficiaries without the consent of the Employer if the Plan Administrator deems it reasonably necessary to protect the Plan or its Participants and Beneficiaries. Legal fees and costs of litigation shall be borne by the Trust Fund to the extent not paid by the Employer; and

                           (ix) to implement a loan or other borrowing on behalf of the Trustee as directed by the Company.

                  (b) If there shall arise any misunderstanding or ambiguity concerning the meaning of any of the provisions of the Plan arising out of the administration thereof, the Plan Administrator shall have the sole right to construe such provisions. Subject to the limitations of the Plan and applicable law, the Plan Administrator may make such rules and regulations as it deems necessary or proper for the administration of the Plan and the transaction of business hereunder. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, the Appeal Committee or the Trustee.

                  (c) The decisions of the Plan Administrator with respect to any matter it is empowered to act upon shall be made by it in its sole discretion based on the Plan documents and shall be final, conclusive and binding on all persons. Further, findings of fact by the Plan Administrator as to matters relating to a Participant's employment record are binding on the Participant (or the Participant's Beneficiary) for the purposes of the Plan.

         13.3 NOTICES AND ELECTIONS OF PARTICIPANTS.

                  (a) All persons shall be required to furnish information and proof to the Plan Administrator as to any and all facts that the Plan Administrator may reasonably require concerning any person affected by the terms of the Plan (including date of birth and satisfactory proof, by personal endorsement on benefit checks or otherwise, of the survival of any payee to the due date of any payment).

                           Each terminated Participant shall inform the Plan Administrator of any changes of address. All notices to any persons from the Plan Administrator will be sent to the last known address of such person, and there shall be no further obligation to such person in the event any such communication is not received by the person.

                           There will be no obligation to make any payment to a payee under the Plan until proof is received that the payee was living on the due date of the payment. If such proof is not received within seven years of the due date of the payment, the obligation to make any payments under the Plan shall be limited to the benefit that would be payable had the payee died immediately before such due date. Notwithstanding any other provision of the Plan to the contrary, if, after the expiration of such period, it is established that the payee was living on the due date of such payment, any right to payments established by such proof, less any amounts paid as a death benefit, shall be reinstated.

                           If any fact relating to a Participant or any other payee has been misstated, the correct fact may be used to determine the amount of the benefit payable to the Participant or to such other payee. If overpayments or underpayments have been made because of such incorrect statement, the amount of any future payments shall be adjusted appropriately.

                  (b) Any request, notice or election to be filed with the Plan Administrator by a Participant or Beneficiary shall be filed in the manner required by the Plan Administrator. A request, notice or election by a Participant or Beneficiary shall be effective only if made on such form or in such manner required by the Plan Administrator.

         13.4 ACCOUNTS AND RECORDS. The Plan Administrator shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws. The Plan Administrator shall hold the promissory notes and other instruments documenting or pertaining to Participant loans made pursuant to Section 9.7 as custodian therefore.

         13.5 COMPLIANCE WITH APPLICABLE LAW. The Plan Administrator shall be responsible for the preparation and filing of any required returns, reports, statements or other filings with appropriate governmental agencies. The Plan Administrator shall also be responsible for the preparation and delivery of information to persons entitled to such information under any applicable law.

         13.6 LIABILITY. The functions of the Appeal Committee, Plan Administrator, Trustee and the Benefit Finance Committee under the Plan are fiduciary in nature and each shall be carried out solely in the interest of the Participants and other persons entitled to benefits under the Plan for the exclusive purpose of providing the benefits under the Plan (and for the defraying of reasonable expenses of administering the Plan). Each such entity or person shall carry out its respective functions in accordance with the terms of the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No members of the Appeal Committee or the Benefit Finance Committee and no officer, director, or Employee shall be liable for any action or inaction with respect to his or her functions under the Plan unless such action or inaction is adjudicated to be a breach of the fiduciary standard of conduct set forth above. Further, no Employee nor any member of the Appeal Committee or Benefit Finance Committee shall be personally liable hereunder merely by virtue of any instrument executed by him or her or on his or her behalf as the Plan Administrator or as a member of such committee.

         13.7 INDEMNIFICATION. To the fullest extent permitted by law, the Plan (and, to the extent ERISA prohibits indemnification by the Plan, the Employer) shall indemnify officers and directors of the Employer (and any Employee involved in carrying out the functions of the Employer under the Plan) and each member of the Appeal Committee and the Benefit Finance Committee against any expenses, including attorneys' fees and expenses and amounts paid in settlement (to the extent approved by the Employer) of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his or her duties or responsibilities with respect to the Plan.

         13.8 AUTHORIZATION OF PAYMENTS. The Plan Administrator shall issue directions to the Trustee concerning all benefits and expenses that are to be paid from the Trust Fund pursuant to the provisions of the Plan and warrants that all such directions are in accordance with this Plan. In the discretion of the Plan Administrator, any distribution of benefits to or on behalf of a Participant may be made directly to the person specified by the Plan Administrator or deposited in a checking account maintained by the Plan Administrator for the purpose of making payments to the person or persons entitled to such benefit payments under the Plan, or to an account maintained by some other entity which the Plan Administrator may designate to make payments.

         13.9 NOTICES TO TRUSTEE. Any Vice President or Assistant Vice President charged with responsibility for the administration of the Plan shall notify the Trustee of the names and titles of those persons authorized to communicate with the Trustee by and on behalf of the Plan Administrator and issue directions to the Trustee on behalf of the Plan Administrator. As otherwise specified herein, the Trustee shall be entitled to rely upon all directions and communications from such persons and only such persons, unless and until the Trustee is notified to the contrary by any Vice President or Assistant Vice President charged with responsibility for the administration of the Plan. To the extent that the Plan provides that the Trustee shall act only upon or pursuant to a direction of the Company, any such direction of the Company shall be communicated to the Trustee by those person authorized to communicate with the Trustee on behalf of the Plan Administrator; provided, however, that when such persons are communicating with the Trustee on behalf of the Company they shall do so as agents for the Company.

                              ARTICLE XIV - TRUSTEE

         14.1 ACCOUNTING. The Trustee shall keep an accurate and detailed account of all receipts, investments, disbursements and other transactions hereunder. All accounts, books and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by the Company or the Plan Administrator. Within seventy-five (75) days following the end of each Plan Year and within seventy-five (75) days after any removal or resignation of the Trustee as provided in Section 14.7, the Trustee shall file with the Plan Administrator a written account setting forth (a) the transfer of funds to the Trust Fund; (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets; (c) the increase, or decrease, in the value of the Trust Fund; (d) the transfer of funds from the Trust Fund; and (e) such further reasonable information as the Employer and/or Plan Administrator may request, as agreed to by the Trustee during such Plan Year or during the period from the end of the last Plan Year to the date of such removal or resignation, and setting forth the current value of all Trust assets and liabilities. Upon the expiration of ninety (90) days from the date of filing such annual or other accounts, the Trustee shall be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Plan Administrator or the Company shall file with the Trustee written objections within such 90-day period.

         14.2 TRUSTEE'S RESPONSIBILITIES LIMITED. The Trustee may rely on the representation of the Plan Administrator that the Plan and Trust hereby created are qualified within the meaning of Section 401(a) of the Code, and the Trustee shall have no obligation to inquire into such continuing qualification.

                  The Trustee shall not be responsible for administration of the Plan and shall not be obliged to determine whether any particular instruction or direction of the Plan Administrator regarding distribution or any other matter relating to Plan administration accords with the terms and conditions of same. Neither shall the Trustee be obliged to collect contributions due under this Plan, to determine whether contributions are in accordance therewith, or to account for allocations to Participants. The investment and management of the Trust Fund assets shall be determined in accordance with Article V and Section
14.8. The Trustee shall not invest, sell, exchange, encumber or otherwise act with respect to the assets without specific direction of the Plan Administrator pursuant to the direction of a Participant. The Trustee shall not borrow or authorize a borrowing on behalf of the Trust Fund without specific direction of the Company. The Trustee shall not establish a new Investment Fund, or implement any change with respect to an Investment Fund without specific direction of the Company. The Trustee shall incur no liability by complying with any such direction and shall be under no duty or obligation to review, evaluate or reevaluate the investments made pursuant to such directions.

         14.3 INFORMATION AND RECEIPTS. The Plan Administrator shall accompany each transfer of contributions to the Trust Fund with such information as the Trustee may reasonably require for purposes of discharging its duties.

         14.4 ADMINISTRATIVE SERVICES. The Trustee may appoint one or more administrative agents or custodians or contract for the performance of such administrative and service functions as it may deem necessary or desirable for the effective operation of the Trust and Plan.

         14.5 EXPENSES. All expenses chargeable to the Trust Fund hereunder shall be paid by the Trust Fund; provided that the Company may direct in its sole discretion that all or certain expenses chargeable to the Trust Fund shall be paid by the Employer. To the extent, however, that funds are available from commissions, 12b-1 fees or other fees chargeable in connection with investments, expenses shall be charged first against such available funds, and remaining expenses shall be paid from the Trust Fund, unless paid by the Employer as provided above. Expenses chargeable to the Trust Fund shall include but not be limited to the following:

                  (a)      commissions and other sales or service charges;

                  (b)      taxes of any kind;

                  (c)      administrative and clerical costs;

                  (d)      legal fees; and

                  (e)      the Trustee's fee.

                  Generally, expenses paid from the Trust Fund shall be allocated to the Accounts of Participants in proportion to Participants' Account Value. Investment fees and expenses shall be charged to the Accounts of Participants who have invested in the applicable Investment Fund unless paid by the Employer as provided above, provided that expenses of any Investment Fund to be charged to Participants shall be charged to all Participants investing in that Investment Fund on the same basis. To the extent funds available from commissions, 12b-1 fees or other fees chargeable in connection with investments in Investment Funds exceed the costs of administering the Plan which are permitted by law to be paid from Plan assets and have not otherwise been paid from Plan assets, the Company shall, in its discretion, take one or more of the following courses of action with respect to any excess: (i) use the excess to provide additional services to the Plan; (ii) allocate the excess to the Accounts of Participants with balances in such Investment Funds, pro rata based on the balances in such Investment Funds; or (iii) waive the excess fees.

         14.6 COMPENSATION OF TRUSTEE. The Trustee shall be compensated from the Trust Fund or, at the direction of the Company, by the Employer for its services by payment of the Trustee's fee, the amount of which shall be agreed upon from time to time between the Company and the Trustee.

         14.7 RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may resign as Trustee at any time by providing the Company with written notice of the resignation. Upon receipt of such notice the Company shall forthwith appoint a successor Trustee who shall notify the Trustee in writing that it has accepted the appointment as successor Trustee. Upon receiving such notice of acceptance, the Trustee may first reserve and liquidate such assets as are necessary for the payment of its compensation and expenses and for the payment of any liabilities involving the Trustee. It shall then transfer to the successor Trustee the remaining assets of the Trust Fund and all records pertinent thereto.

                  If a successor Trustee is not appointed within thirty (30) days after the giving of notice or removal, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor. The Trustee shall be entitled to reimbursement from the Trust for all expenses incurred by it in connection with the settlement of its accounts and the transfer and delivery of the Trust Fund to its successor. If the Trustee is removed, it shall be entitled to full compensation as if the Trust Fund had terminated while it was still acting. If the Trustee resigns, it shall be entitled to compensation then accrued but unpaid.

                  Except for removal for cause, the Company may remove the Trustee only by first designating a successor Trustee and by providing the Trustee with no less than sixty (60) days' notice of the removal. The removal shall not be effective until the Trustee is notified in writing by the successor Trustee that it has accepted the appointment as successor. In such case the Trustee, after first receiving and liquidating such assets as may be necessary for the payment of its compensation and expenses and for the payment of any liabilities involving the Trustee, shall transfer to the successor Trustee the remaining assets of the Trust Fund and records pertinent thereto.

         14.8 VOTING OR TENDER OF STOCK.

                  (a) Each Participant shall be considered a named fiduciary for the limited purpose set forth in this Section and shall have the right, based upon the Stock held in the Stock Account attributable to the Participant's Account, to direct the Trustee in writing as to the manner in which to vote such shares or to respond to a tender or exchange offer for such Stock, and the Trustee shall vote or tender or not tender such Stock for each Participant's Account based upon such instructions.

                  (b) The Trustee shall utilize its best efforts to distribute or cause to be distributed in a timely fashion to each Participant such identical written information (if any), and only such information, as will be distributed to stockholders of the Company in connection with any such vote or tender or exchange offer and a voting or tender or exchange offer instruction form for return to the Trustee or its designee. In the event that the Trustee determines that the Trustee is required pursuant to ERISA to provide Participants with additional information or guidance not previously provided to all other stockholders, the Trustee shall notify the Company in advance of providing such additional information to Participants. The notice to the Company shall be reasonably calculated to allow the Company an opportunity to determine whether it must provide such additional information to other stockholders at the same time it is provided to Participants or whether the Company must take any other action with respect to such information.

                           (i) The voting or offer instruction form shall show the number of shares of Stock attributable to the Participant's Account and shall provide a means for the Participant to (A) instruct the Trustee how to vote or whether or not to tender or exchange such shares and (B) specify the Investment Fund under the Plan in which the proceeds of any sale shall be invested in the event such shares are sold pursuant to a tender offer.

                           (ii) Such form shall also advise each Participant in the Stock Account (A) that voting or tender or exchange instructions provided to the Trustee shall be held in strict confidence and shall not be divulged or released to any other person, including any officer or Employee of the Company; (B) the manner in which the Trustee shall vote or tender or exchange shares of Stock as to which timely instructions were not received by the Trustee, and (C) that in the event a Participant's Stock is sold and the Participant has not specified the Investment Fund in which the proceeds shall be invested, such proceeds shall be invested in the Stable Value Option until a contrary investment election is made by the Participant pursuant to the Plan.

                  (c) Upon receipt of such instructions, the Trustee shall vote or tender or not tender (or withdraw from tender) or exchange such Stock in accordance with such instructions, and the Trustee shall vote or tender or not tender (or withdraw from tender) or exchange any Stock as to which timely instructions were not received by the Trustee in the same proportion as the Trustee votes or tenders or exchanges any Stock for which instructions were received, unless the Trustee determines in its sole discretion that voting or tender in such manner is not consistent with ERISA, in which case the Trustee shall determine in its sole discretion the manner in which or the extent to which the Trustee shall vote or tender or exchange any Stock for which instructions were not timely received. Instruction forms received from the Participant shall be retained by the Trustee and shall not be provided, or the instructions divulged, to the Company or to any officer or Employee thereof or to any other person.

                  (d) In implementing the foregoing procedures, the Trustee will act fairly, in the best interests of each Participant, and in a manner that will not impose undue pressure on any Participant as to the voting or tender or exchange offer instructions he or she should give to the Trustee. An instruction to the Trustee to tender or exchange Stock shall not be deemed to constitute withdrawal or suspension from the Plan or forfeiture of any portion of a Participant's interest in the Plan. In the case of a tender or exchange, Accounts shall be adjusted appropriately to reflect the Trustee's execution of Participants' instructions.

         14.9 INDEMNIFICATION BY EMPLOYER. To the fullest extent permitted by law, the Employer hereby covenants and agrees that it will at all times indemnify and hold harmless the Trustee from any and all liability that may arise in connection with this Trust and which does not arise from the negligence or willful misconduct of the Trustee.

         14.10 LEGAL ACTION BY TRUSTEE. The Trustee shall not be required to institute or engage in any legal action or to take any action other than required by this Trust, unless it expressly agrees in writing to do so and unless arrangements have been made to indemnify it fully for all expenses that may be incurred in connection therewith.

         14.11 ACCEPTANCE OF TRUSTEE. Effective upon its execution of this Trust, the Trustee accepts the Trust created hereunder and agrees to be bound by all the terms set forth herein and to hold the Trust Fund in trust. The Trustee shall not have any duty to inquire into the administration of the Plan or actions taken by any prior trustee.

         14.12 POWERS OF TRUSTEE. The Trustee in administering the Trust is authorized and empowered, subject to the provisions of Article V and this
Article XIV:

                  (a) To purchase and subscribe for any securities or other property and to retain such securities and other property in trust;

                  (b) To sell at public or private sale, for cash, or upon credit, or otherwise dispose of any property, real or personal; and no person dealing with the Trustee shall be bound to see to the application or to inquire into the validity, expediency or propriety of any such sale or other disposition;

                  (c) To adjust, settle, contest, compromise and arbitrate any claims, debts, or damages due or owing to or from the Trust Fund, and to sue, commence or defend any legal proceedings in reference therein;

                  (d) To exercise any conversion privilege subscription rights or other options pertaining to or in connection with securities or other property held by it; to consent to or otherwise participate in any reorganization, consolidation, merger or adjustment pertaining to any corporate reorganization or any other changes affecting corporate securities, to deposit any property with any committee or depositary, and to pay any assessments or other charges in connection therewith;

                  (e) To exercise itself, or by general or limited power of attorney, any right, including the right to vote, incident to any securities or other property held by it;

                  (f) To invest all or part of the Trust Fund in interest-bearing deposits with the Trustee, or with a bank or similar financial institution related to the Trustee if such bank or other institution is a fiduciary with respect to the

                           Plan as defined in ERISA, including but not limited to investments in time deposits, savings deposits, certificates of deposit or time accounts which bear a reasonable interest rate;

                  (g) To invest in, to the extent they are a part of any authorized Investment Fund, any collective or common trust fund or composite security owned, operated and maintained by the Trustee or its affiliates, including, but not limited to, demand notes, short-term notes and cash equivalent funds and any collective, common or pooled trust fund operated or maintained exclusively for the commingling and collective investment of monies or other assets including any such fund operated or maintained by the Trustee or its affiliates. Notwithstanding the provisions of this Trust which place restrictions upon the actions of the Trustee, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Trust. For purposes of valuation, the value of the interest maintained by the Trust Fund in such collective trust shall be the fair market value of the collective fund units held, determined in accordance with generally recognized valuation procedures. The Company expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund's trustee will receive compensation for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund;

                  (h) To register any investment held in the Trust Fund in its own name or in the name of a nominee or to hold any investment in bearer form;

                  (i) To employ suitable agents, accountants and counsel to pay their reasonable expenses and compensation;

                  (j)      To hold any part or all of the Trust Fund uninvested;

                  (k) To make, execute and deliver as Trustee any and all advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers;

                  (l) To exercise, generally, any of the powers which an individual owner might exercise in connection with property either personal or mixed held by the Trust, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article XIV or otherwise in the best interests of the Plan Participants;

                  (m) The Trustee may defend or initiate any lawsuit without the consent of the Employer if the Trustee deems it reasonably necessary to protect the principal or income of any asset held by the Trust Fund. Legal fees and costs of litigation shall be borne by the Trust Fund to the extent not paid by the Employer; and

                  (n) To borrow on behalf of the Trust Fund upon specific direction of the Company and to authorize the Plan Administrator to implement such borrowing.

         14.13 MAINTENANCE OF INDICIA OF OWNERSHIP. The Trustee shall not maintain indicia of ownership of any asset of the Trust Fund held by it outside the jurisdiction of the District Courts of the United States unless such holding is approved through ruling or regulations promulgated under ERISA by the Secretary of Labor.

         14.14 FORM OF COMMUNICATIONS. All notices, directions and other communications to the Trustee shall be in writing or in such other form, including transmission by electronic means through the facilities of third parties or otherwise, specifically agreed to in writing by the Trustee and the Trustee shall be fully protected in acting in accordance therewith.

         14.15 INSURANCE CONTRACTS.

                  (a) The Trustee, upon the direction of the Company, shall acquire and maintain Group Annuity Contracts to the extent any Investment Funds are maintained under a Group Annuity Contract, and upon the direction of the Plan Administrator shall acquire an insurance or annuity contract for purposes of distributing benefits.

                  (b) The Trustee shall execute the application for any Contract to be applied for under the Plan.

                  (c) The Trustee shall be the absolute owner of all Contracts which shall be held in the Trust.

                  (d) No Insurer issuing any contract or contracts held in the Trust Fund shall be deemed to be a party to this Trust for any purpose, or to be responsible in any way for its validity, or to have any liability other than as stated in any contracts that are so issued by it. Any Insurer may deal with the Trustee as absolute owner of any contract issued by it and held in the Trust Fund, without inquiry as to the authority of the Trustee to so act, and may accept and rely upon any written notice, instruction, direction, certificate or other communication from the Trustee believed by the Insurer to be genuine and to be signed by an officer of the Trustee and shall incur no liability or responsibility by so doing. Any sums paid by an Insurer under any of the terms of a contract issued by it and held in the Trust Fund either to the Trustee, or, in accordance with the direction of the Trustee to any other person or persons designated in such contract as the person or persons to whom such payment shall be made shall be a full and complete discharge of the liability to pay such sums, and the Insurer shall have no obligation to look to the disposition of any sums so paid. No Insurer shall be required to look into the terms of this Trust or to inquire into any action of the Trustee or as to whether any action of the Trustee is authorized by the term of this Trust.

                  (e) The Trustee shall follow directions of the Plan Administrator concerning the exercise or non-exercise of any powers or options concerning any contract held in the Trust Fund. To the extent permitted by law, neither the Employer, the Plan Administrator nor the Trustee shall be liable for the refusal of any insurance company to issue, modify or convert any contract or contracts, to take any other action requested by the Trustee, nor be liable for the form, genuineness, validity, sufficiency or effect of any contract or contracts held in the Trust Fund, nor for the act of any person or persons that may render any such contract or contracts null and void; nor for the failure of any insurance company to pay the proceeds and avails of any such contract or contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such contract; nor for the fact that for any reason whatsoever any contract shall lapse or otherwise be uncollectible. Notwithstanding any other provision of this Trust to the contrary, the Employer hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting on any direction from the Plan Administrator or failing to act in the absence of any such direction with respect to any contract or the acquisition of any contract or exercise or non-exercise of any right or option thereunder.

             ARTICLE XV - CLAIMS PROCEDURES AND CERTAIN RESTRICTIONS

         15.1 PROCEDURES FOR PRESENTING AND REVIEWING CLAIMS. A written request for a Plan benefit made by either a Participant or Beneficiary shall be a claim. The person making such claim shall be a claimant.

                  Each claim shall be presented to the Appeal Committee which shall, within 90 days from receipt of the claim (180 days in the event of special circumstances), either accept or deny the claim (wholly or partially) and within that time notify the claimant of such acceptance or denial.

                  If a claim is wholly or partially denied, the Appeal Committee shall furnish to the claimant a written notice setting forth in a manner calculated to be understood by the claimant:

                  (a)      the specific reason(s) for the denial;

                  (b) specific reference(s) to pertinent Plan provisions on which any denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                  (d)      an explanation of the Plan's review procedures.

                  If a claimant does not receive notification of acceptance or denial within 90 days from submission of a claim, the claimant may request review as if the claim had been entirely denied.

                  In the event of a denial, the claimant is entitled, either in person or by duly authorized representative, to

                           (i) make a written request that the Appeal Committee review the claim. In the case of a denial as to which written notice of denial has been given to the claimant, any such request for review of the claim must be made within 60 days after receipt by the claimant of such notice;

                           (ii) review pertinent documents relating to the denial;

                           (iii)    submit issues and comments in writing; and

                           (iv)     request a hearing before the Appeal
                                    Committee.

                  The Appeal Committee shall make its decision with respect to a claim review promptly, but not later than 60 days after receipt of the request. Such 60-day period may be extended for an additional 60 days if the Appeal Committee finds that special circumstances require an extension of time.

                  The final decision of the Appeal Committee shall be in writing, give specific reasons for the decision and make specific references to the pertinent Plan provisions on which the decision is based. All interpretations, determinations and decisions of the Appeal Committee in respect of any claim shall be made in its sole discretion based on the applicable Plan documents and shall be final, conclusive and binding on all parties.

         15.2 ASSIGNMENT AND ALIENATION PROHIBITED. Except as provided below or otherwise under applicable law, no payee may sell, assign, discount, alienate or pledge as collateral for a loan or as a security for the performance of an obligation or for any other purpose, any payment due under this Plan; and any payment due to a payee hereunder shall be exempt from the claim of creditors of the payee to the maximum extent permitted under federal and state laws. If the Plan Administrator determines that a Qualified Domestic Relations Order, within the meaning of Section 414(p) of the Code and as described in Section 15.3 and Exhibit A, exists with respect to a benefit due under this Plan, the Plan Administrator may take such actions and make or authorize such payments, as it reasonably believes are consistent with the terms of such Order, the Plan and with applicable law. Any action taken or payment made in accordance with the preceding sentence shall not be deemed to be an impermissible assignment or alienation and shall, to the maximum extent permitted by law, discharge the Plan from all liability for any benefits so paid.

         15.3 DISTRIBUTION PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding Section 15.2, effective January 1, 1985, distribution of a Participant's benefits under this Plan shall be made to a Participant's spouse, former spouse, child, or other dependent as required pursuant to a Qualified Domestic Relations Order as defined below.

                  (a) DEFINITION. A Qualified Domestic Relations Order ("QDRO") is any judgment, decree or order (including approval of a property settlement agreement) issued pursuant to the domestic relations law of a state (including a community property law) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant (an "alternate payee") and which meets the following requirements:

                           (i) The order must create, assign or recognize the right of an alternate payee to receive all or part of the Participant's benefits under the Plan.

                           (ii) The order must clearly specify all of the following information:

                                    (1)      The names and last known mailing
                                             addresses of the Participant and
                                             alternate payee(s);

                                    (2)      The amount or percentage of the
                                             Participant's benefits to be paid
                                             by the Plan to each alternate payee
                                             or the manner in which such amount
                                             or percentage is to be determined;

                                    (3)      The number of payments or period to
                                             which the order applies; and

                                    (4)      Each plan to which the order
                                             applies.

                           (iii) The order must not provide for any type or form of benefits, or any option not otherwise provided under the Plan; provided, however, that effective January 1, 1994, an order may provide for the commencement of benefits to an alternate payee at a time when the Participant is not yet eligible to receive a distribution under the Plan, and prior to the Participant's "earliest retirement age" under Section 414(p) of the Code.

                           (iv) The order must not provide for any increased benefits that would not otherwise be provided under the Plan.

                           (v) The order must not require the payment of benefits to an alternate payee that are required to be paid to another alternate payee under another order previously determined to be a QDRO.

                           The Plan Administrator shall treat a domestic relations order executed before January 1, 1985 as a QDRO if it is paying benefits pursuant to the order on January 1, 1985. In addition, the Plan Administrator, in its discretion, may treat a domestic relations order executed prior to January 1, 1985 as a QDRO even if it does not meet the above requirements and/or seek a modification of the order to meet such requirements.

                  (b) DETERMINATION BY PLAN ADMINISTRATOR. Upon receipt of any document purporting to be a QDRO, the Plan Administrator shall: (i) promptly notify by mail the Participant and each alternate payee of the receipt of the order, giving an explanation of the procedures that will be followed by the Plan Administrator in determining whether the document is a QDRO; (ii) within a reasonable time determine whether the document is a QDRO according to reasonable written procedures to be established pursuant to Section 13.2 and this paragraph; (iii) notify the Participant and each alternate payee of its determination.

                           The time period for determining the status of an order and for giving notice as required above shall be as established by the applicable regulations.

                  (c) PAYMENTS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS. The Plan Administrator may establish from time to time reasonable nondiscriminatory written procedures pursuant to Section 13.2 and this paragraph to facilitate orderly distribution of benefits pursuant to QDROs. A copy of the Plan's procedures regarding QDROs is attached as Exhibit A. Exhibit A may be amended from time to time by the Plan Administrator without a Plan amendment.

                           (i) Separate Accounting During Determination Period. During any period in which the issue of whether a document is a QDRO is being determined, the Plan Administrator shall separately account for the amounts, if any, that would be payable to any alternate payee during such period if the document is determined to be a QDRO.

                           (ii)     Payment Upon Determination. The
                                    "determination period" shall be a period of eighteen (18) months beginning on the date on which the first payment would be required to be made under an Order if it is a QDRO. If the determination that a document is a QDRO occurs after the end of the determination period, the QDRO shall only apply prospectively from the time of the determination. In addition, if it is determined that the order is not a QDRO or if no determination is made within the determination period, any benefits payable and segregated during the determination period shall be paid to the Participant or other person(s) entitled thereto at the end of such period as if there had been no domestic relations order.

                           If the determination that a document is a QDRO occurs within the determination period, the Plan Administrator shall pay benefits payable and segregated before the determination is made to the alternate payees entitled thereto pursuant to the terms of the QDRO.

                  (d) RESPONSIBILITY OF PLAN ADMINISTRATOR. If the Plan Administrator acts in accordance with part 4 of Title I of ERISA, Article XV of the Plan and any administrative procedures established to carry out the provisions of this Article XV with respect to determining the qualified status of a document purporting to be a QDRO, separating amounts payable and making payments thereunder, the Plan's obligation to the Participant and each alternate payee is discharged to the extent of any payments made.

                           In the event that there is a dispute as to the qualified status of a QDRO, the Plan Administrator shall be prohibited from making payments pursuant thereto until the dispute is resolved or until expiration of the determination period. The Plan Administrator may initiate any legal action, in state or federal court, that it deems necessary to facilitate a determination, including but not limited to filing for an injunction and seeking the modification of a document to comply with the requirements of this Section 15.3. If an action is brought in state court and the Plan Administrator deems that the resolution of the matter is not in the best interests of the Plan, the Plan Administrator may seek a restraining order in federal court.

                           Notwithstanding Section 13.2 hereof, any legal expenses incurred in resolving a dispute involving the qualified status of a QDRO shall be borne by the alternate payee to the extent permissible under federal pension laws.

                   ARTICLE XVI - ADOPTION OF PLAN BY AFFILIATE

         16.1 PURPOSE OF ARTICLE. The purpose of this Article XVI is to describe the terms and conditions under which an Affiliate may adopt, and become a Participating Company under, the Plan and Trust for the benefit of some or all of its Eligible Employees.

         16.2 ADOPTION BY AFFILIATE. Any Affiliate may, with the consent of the Company, become a Participating Company under the Plan and Trust by a vote of the board of directors of the Participating Company directing that:

                  (a) The Participating Company shall agree to be bound by all the provisions of the Plan and Trust in the manner set forth herein and any amendments thereto.

                  (b) The Participating Company shall agree to pay its share of the expenses of the Plan and Trust as they may be determined from time to time in the manner specified herein.

                  (c) The Participating Company shall agree to provide the Company, Plan Administrator, Trustee, and Appeal Committee with full, complete, and timely information on all matters necessary to operation of the Plan and Trust.

         16.3 PARTICIPATION IN THE PLAN.

                  (a) In the event of the adoption of the Plan and Trust by an Affiliate, the Affiliate shall become a Participating Company and all the terms and conditions of the Plan and Trust as set forth hereunder shall apply to the participation under the Plan of such Affiliate and its Employees in the manner as set forth herein. Notwithstanding the foregoing, the following rights are specifically reserved to the Company so long as the Company participates under the Plan:

                           (i)      the right to designate a Participating
                                    Company;

                           (ii) the right to appoint the Plan Administrator and the members of the Appeal Committee;

                           (iii) the right to direct, appoint, remove, approve the accounts of, or otherwise deal with the Trustee ; and

                           (iv) the right to amend or terminate the Plan and Trust. Any such amendment, unless otherwise specified herein, shall be fully binding with respect to participation by any Participating Company; provided that this reservation shall in no event be construed to prevent any Participating Company from terminating its participation as a Participating Company under the Plan at any time, in the manner set forth herein.

                  (b) With respect to a Participating Company, the term "Effective Date" shall mean such date specified by the board of directors of such Participating Company and approved by the Company, in conjunction with the adoption of the Plan by the Participating Company.

         16.4 TERMINATION BY A PARTICIPATING COMPANY. Any Participating Company may at any time elect to terminate its participation under the Plan in the manner set forth herein subject to any unfunded liability attributable to its respective Employees. Termination of the participation of any Participating Company shall not affect the participation in the Plan of any other Participating Company nor terminate the Plan or Trust with respect to such other Participating Companies and their Employees; provided, that, if the Company shall terminate its participation in the Plan, then each remaining Participating Company shall make such arrangements and take such action as may be necessary to assume the duties of the Company in providing for the operation and continued administration of the Plan and Trust as the same pertains to the remaining Participating Companies. Any actions under this Section 16.4 shall only be taken after compliance with all applicable legal requirements.

         16.5 PARTICIPATING COMPANY PLAN EXPENSES. Each Participating Company shall be liable for and shall pay at least annually to the Company its fair share of the expenses of operating the Plan and Trust, including its share of any Trustee's fees, as determined annually by the Company. The amount of such charges to each Participating Company shall be determined by the Company in its sole discretion; provided, that, except with respect to charges incurred solely on account of a particular Participating Company, a Participating Company shall not be charged for a greater portion of any expenses of Plan operation than the ratio that the number of Participants who are or were its Employees bears to the total of all Participants nor for a greater proportion of any Trustee's fees than the ratio that the portion of the Trust Fund pertaining to Participants who are or were its Employees bears to the total Trust Fund.

         16.6 COMPANY AS AGENT. With respect to all of its relations with the Trustee, Plan Administrator and Appeal Committee for the purpose of this Plan, each Participating Company shall be deemed to have designated irrevocably the Company as its agent.

         16.7 TRANSFERRED EMPLOYEES. An Employee may be transferred between Participating Companies, and in the event of any such transfer, the Employee involved shall retain any accumulated Vesting Service and Accounts. No such transfer shall constitute a Termination from Service hereunder, and the Participating Company to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Company from whom the Employee was transferred.

                  An Employee who transfers employment from a Participating Company to an Affiliate who is not a Participating Company shall cease to be an Active Participant as of the date of such transfer, but such transfer shall not constitute a Termination from Service. An

Employee who transfers employment from an Affiliate that is not a Participating Company to a Participating Company shall commence participation in the Plan as provided under Article II, with any Vesting Service credited while an Employee of the nonparticipating Affiliate taken into account.

         16.8 CONTRIBUTIONS TO TRUST FUND. All contributions made by a Participating Company, as provided for in this Plan, shall be determined separately on the basis of its respective Employee cost attributable to its respective Employees' Pay for the Plan Year and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Company and the Beneficiaries of such Employees, subject to all terms and conditions of this Plan. The Plan Administrator shall keep separate books and records concerning the affairs of each Participating Company hereunder and as to the accounts and credits of the Employees of each Participating Company. The Trustee may, but need not, register insurance company contracts so as to evidence that a particular Participating Company is the interested Employer hereunder, but in the event an Employee transfers from one Participating Company to another, the employing Employer shall immediately notify the administrator thereof.

         16.9 COMMON PROCEDURES AND RULES. The Company shall have authority at all times upon notice duly given, to make any and all necessary common rules or regulations, which shall be binding upon all Participating Companies or to expedite and effectuate the common purposes of this Article XVI. The decisions of the Company, the Trustee, the Plan Administrator, the Appeal Committee or the Benefit Finance Committee shall be binding on all Participating Companies.

         16.10 CONTRIBUTIONS BY PARTICIPATING EMPLOYER. Contributions by a Participating Company shall be made based on the Plan Year and shall be made for its fiscal year which is coincident with or ends within the Plan Year as designated in Section 1.48.

              ARTICLE XVII - PROVISIONS RELATING TO TOP-HEAVY PLAN

         17.1 APPLICABILITY. The provisions of this Article XVII shall apply to any Plan Year if, as of the applicable Determination Date, the Plan constitutes a Top-Heavy Plan.

         17.2 DEFINITIONS. The following definitions apply to this Article XVII and unless otherwise specifically stated in another section hereof do not apply to any other section of the Plan.

                  (a) DETERMINATION DATE. With respect to each Plan Year, the Determination Date shall be the final day of the immediately preceding Plan Year; provided, however, that with regard to the Plan's initial Plan Year the "Determination Date" shall be the last day of the first Plan Year.

                  (b) KEY EMPLOYEE. Key Employee shall mean any Employee who, at any time during the Plan Year as of which a determination is made or any of the four (4) preceding Plan Years, is (in accordance with Section 416(i) of the Code and the regulations promulgated thereunder):

                           (i) an officer of an Employer or any Affiliate whose annual compensation from the Employer and all Affiliates during any such Plan Year exceeds fifty percent (50%) of the maximum dollar limitation under Section 415(b)(1)(A) of the Code as in effect for any such Plan Year; provided, that no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten (10) percent of the Employees) shall be treated as officers;

                           (ii) one of the ten (10) Employees owning or considered as owning (within the meaning of Section 318 of the Code) the largest interests in the Employer or any Affiliate, excluding, however, any Employee who did not receive compensation from the Employer and all Affiliates in excess of the maximum dollar limitation under Section 415(c)(1)(A) of the Code as in effect for the calendar year of the Determination Date; provided, that for the purposes of this paragraph
                                    (ii), if two (2) Employees have the same interest in the Employer or an Affiliate, the Employee whose annual compensation from the Employer or such Affiliate is greater shall be treated as having the greater interest;

                           (iii) an Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or any Affiliate; or

                           (iv) an Employee who (A) owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or more than one percent (1%) of the total combined voting power of all stock of the Employer and (B) who receives annual compensation from the Employer and all Affiliates in excess of one hundred fifty thousand dollars ($150,000).

                           (v) For the purpose of applying Section 318 of the Code under paragraphs (ii), (iii) and
                                    (iv) of this subsection (b), the phrase "50 percent" in Section 318(a)(2) of the Code shall be replaced by the phrase "5 percent."

                  (c)      NON-KEY EMPLOYEE. Any Employee who is not a Key
                           Employee.

                  (d) AGGREGATED PLANS. "Aggregated Plans" shall mean (i) all plans of the Employer or any Affiliate (A) that are qualified under Section 401(a) of the Code and
                           (B) in which a Key Employee is a participant, and
                           (ii) all other plans of the Employer or any Affiliate that enable any plan described in clause (i) above to meet the requirements of Sections 401(a)(4) or 410(b) of the Code (the "Required Aggregation Group"). The Required Aggregation Group shall include each plan that satisfies the requirements of the preceding sentence, whether or not any such plan is terminated. In addition, the term "Aggregated Plans" shall include any plan of the Employer or any Affiliate that is not required to be included in the Required Aggregation Group; provided, that the resulting group, taken as a whole, continues to meet the requirements of Sections 401(a)(4) and 410(b) of the Code (the "Permissive Aggregation Group"). The Plan Administrator may elect to exclude as an Aggregated Plan any plan in the Permissive Aggregation Group that is a collectively bargained plan, if the necessary information as to participants and benefits with respect to such plan is not available.

                  (e) TOP-HEAVY PLAN. The Plan shall constitute a "Top-Heavy Plan" for any Plan Year if, as of the applicable Determination Date, the sum of (A) the accounts of Key Employees under any Aggregated Plan that is of a defined contribution type and (B) the present value of the cumulative accrued benefits of Key Employees under any Aggregated Plan that is of a defined benefit type exceed sixty percent (60%) of the sum of (X) the accounts of all Employees under any Aggregated Plan that is of a defined contribution type and (Y) the present value of the cumulative accrued benefits of all Employees under any Aggregated Plan that is of a defined benefit type. The above determinations shall be made in accordance with Section 416(g) of the Code.

                  (f) SUPER TOP-HEAVY PLAN. The Plan shall constitute a "Super Top-Heavy Plan" for any Plan Year if, as of the applicable Determination Date, the sum of (A) the accounts of Key Employees under any Aggregated Plan that is of a defined contribution type and (B) the present value of the cumulative accrued benefits of Key Employees under any Aggregated Plan that is of a defined benefit type exceed ninety percent (90%) of the sum of (X) the accounts of all Employees under any Aggregated Plan that is of a defined contribution type and (Y) the present value of the cumulative accrued benefits of all Employees under any Aggregated Plan that is of a defined benefit type. The above determination shall be made in accordance with Sections 416(g) and 416(h)(2)(B) of the Code.

                  (g) SPECIAL RULES APPLICABLE TO DETERMINATION OF ACCRUED BENEFIT OR ACCOUNT BALANCES. In determining the present value of accrued benefits or account balances for Aggregated Plans, the following rules shall apply:

                           (i) The accrued benefit for each current Employee shall be computed as if the Employee voluntarily terminated service as of the Determination Date.

                           (ii) The interest rate used to determine accrued benefits shall be the plan's actuarial equivalent interest rate and post-retirement mortality shall be determined based on the 1983 Group Annuity Mortality Table for Males. There shall be no assumption as to preretirement mortality or future increases in cost of living.

                           (iii) If a qualified joint and survivor annuity within the meaning of Section 401(a)(11) of the Code is the normal form of benefit, the spouse of the participant shall be assumed to be the same age as the participant for purposes of determining the present value of the accrued benefit.

                           (iv) The present value of each accrued benefit shall reflect a benefit payable commencing at normal retirement age (or attained age, if later), provided that if the plan provides for a nonproportional subsidy, the benefit shall be assumed to commence at the age at which the benefit is most valuable.

                           (v) The employer contribution account shall be determined as of the most recent valuation occurring within the twelve (12) month period ending on the Determination Date.

                           (vi)     An adjustment shall be made for any
                                    contributions due as of the Determination
                                    Date. In the case of a plan not subject to
                                    Section 412 of the Code, such adjustment shall be the amount of any contributions actually made after the Valuation Date but before the

                                    Determination Date, except that for the
                                    first Plan Year such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in the first Plan Year.

                           (vii) The accrued benefit or account balance with respect to any Employee shall be increased by the aggregate distributions made to such Employee from any Aggregated Plan during the five (5) year period ending on the Determination Date; provided, however, that any distribution made after a Valuation Date but before the Determination Date shall not be counted as a distribution to the extent already included as of the Valuation Date.

                           (viii)   Any Employee contributions, whether
                                    voluntary or mandatory, shall be included.
                                    However, amounts attributable to tax
                                    deductible qualified employee contributions shall not be considered to be a part of the account.

                           (ix) With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one Employer to a plan maintained by another Employer), the plan from which the rollover or plan-to-plan transfer is initiated shall consider such amounts to be distributed for the purpose of this Article XVII. The plan accepting such rollovers or plan-to-plan transfers shall not consider rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Employee's benefit. However, rollovers or plan-to-plan transfers accepted before January 1, 1984 shall be considered as part of the Employee's benefit.

                           (x) Related rollovers and plan-to-plan transfers (ones which are either not initiated by the Employee or not made to a plan maintained by the Employer) shall not be considered as a distribution for purposes of this Article
                                    XVII. The plan accepting such rollover or plan-to-plan transfer shall consider such rollover or plan-to-plan transfer as part of the Employee's benefit, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                           (xi) For purposes of determining whether the Employer is the same employer under (ix) and
                                    (x) above, the Employer and all Affiliates shall be treated as the same Employer.

                           (xii) For purposes of this Article XVII, a Beneficiary of any deceased Employee shall be considered a Participant hereunder.

                           (xiii) Notwithstanding any other provision of the Plan to the contrary, no individual shall be counted as an Employee or Participant for the purposes of this Article XVII if such individual has not received compensation (other than benefits under the Plan) during the five (5) year period ending on a Determination Date.

                           (viv) Solely for the purpose of determining if the Plan, or any other plan in the Required Aggregation Group of which this Plan is part, is Top-Heavy, the accrued benefit of an individual other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by Employers, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

                  (h) TOP-HEAVY PLAN YEAR. "Top-Heavy Plan Year" shall mean a Plan Year in which the Plan is a Top-Heavy Plan but shall not include any Plan Year ending before January 1, 1984.

                  (i) TOP-HEAVY COMPENSATION. "Top-Heavy Compensation" shall mean compensation from the Employer and all Affiliates within the meaning of Section 415 of the Code, which shall mean the compensation stated on an Employee's Form W-2 for the calendar year that ends with or within the Plan Year. Includible in compensation shall be the value of a non-qualified stock option granted to an employee by the Employer to the extent that the value of the option is includible in gross income. Compensation does not include amounts contributed to a plan of deferred compensation that are not included in gross income; any distributions from a plan of deferred compensation; amounts realized from the exercise of a non-qualified stock option; and amounts realized from the sale of stock acquired under a qualified stock option. In determining average compensation for Top-Heavy purposes, years for which the Employee did not earn a year of service shall be disregarded. Also, compensation received for years ending in Plan Years beginning before January 1, 1984 and compensation received for years beginning after the close of the last Plan Year in which the plan is Top-Heavy may be disregarded.

                  (j)      TESTING PERIOD. "Testing Period" shall mean the five
                           (5) consecutive Top-Heavy Plan Years of employment of the Participant by the Employer or any Affiliate during which the aggregate Top-Heavy Compensation paid by the Employer or any Affiliate to such Participant was the highest, or if the Plan was a Top-Heavy Plan for less than five (5) Top-Heavy Plan Years, the number of Top-Heavy Plan Years. Exclusion of a Plan Year as a Top-Heavy Plan Year because a year of service was not credited or because of item (i) or (ii) of subparagraph (h) above shall not be deemed to break the consecutive nature of the surrounding Top-Heavy Plan Years.

         17.3 MINIMUM BENEFIT. Each Non-Key Employee shall receive the minimum benefit required by Section 416(c) of the Code in each Plan Year in which the Plan is a Top-Heavy Plan under the Retirement Plan for Employees of Aetna Services, Inc.

         17.4 SECTION 415 ADJUSTMENTS. In the event the Plan is a Top-Heavy Plan for any Plan Year, 100% shall be substituted for 125% in Section 4.4 unless (a) the Plan is not a Super Top-Heavy Plan and (b) no additional benefit would be accrued under Section 17.3 hereof if, for each Plan Year in which the Plan constituted a Top-Heavy Plan, "3%" was substituted for "2%" and "20%" was increased by one percent (1%), up to a maximum increase of thirty percent (30%), under Section 416(c)(1)(B) of the Code.

                          ARTICLE XVIII - MISCELLANEOUS

         18.1 BENEFITS SOLELY FROM TRUST FUND. As a condition precedent to participation in the Plan, each Employee agrees to look solely to the assets of the Trust for the payment of any Plan benefits to which he or she is entitled.



         18.2 LIABILITY FOR BENEFITS, CONTRIBUTIONS AND EXPENSES.

                  (a) The Employer assumes no responsibility or liability for the payment of benefits under this Plan. Such benefits shall be paid solely from the Trust Fund in accordance with the terms and conditions of this Plan.

                  (b) The Employer is not legally obligated to make contributions (other than Deferral Contributions or Voluntary Contributions withheld from the Pay of an Active Participant) to the Trust Fund. No action or suit shall be brought by any Participant or other person against the Employer to compel contributions.

                  (c) If benefits are payable to a minor or incompetent or to a person incapable of handling the disposition of his or her property, the Plan Administrator may instruct the Trustee to pay such benefits to the guardian, legal representative or person having the care and custody of such person. Such distribution shall completely discharge the Employer and Trustee from all liability with respect to such benefit.

                  (d) The Employer shall pay all expenses of the Trust Fund to the extent such expenses are not paid out of the Trust Fund.

         18.3 RIGHTS OF EMPLOYEES. Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge such Employee at any time, nor shall it be deemed to give the Employer the right to require the Employee to remain in its service, nor shall it interfere with the Employee's right to terminate service at any time.

         18.4 TAXES AND FEES.

                  (a) Any taxes that may be levied or assigned upon the assets of the Trust Fund or upon the income arising therefrom or that may be incurred by the Trustee in the performance of its duties shall be paid pursuant to the terms of Section 14.5.

                  (b) Payment of the Trustee's fees and of any indebtedness incurred by the Trustee in the performance of its duties shall be made pursuant to the terms of Sections 14.5 and 14.6.

         18.5 DIRECT ROLLOVERS.

                  (a) This Section 18.5 applies to distributions made on or after January 1, 1993. Notwithstanding any other provision of the Plan to the contrary that would limit a distributee's election under this Section 18.5, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a direct rollover.

                  (b) An Eligible Rollover Distribution is any distribution of any portion of the balance to the credit of the distributee that is greater than the amount permitted by law to be excluded from the direct rollover option, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (to be made not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);
                           (iv) corrective distributions of Excess Contributions or Excess Deferrals, and income allocable to such contributions; and (v) loans treated as distributions under Section 72(p) of the Code and loans in default that are deemed distributions.

                  (c) An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                           Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that is legally permitted to accept the distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan includes only an individual retirement account or individual retirement annuity.

                  (d) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a QDRO are distributees with regard to the interest of the spouse or former spouse.

                  (e) A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the distributee.



         18.6 ROLLOVER CONTRIBUTIONS. An Eligible Employee may make a direct rollover from another retirement plan qualified under Section 401 of the Code to the Plan. In addition, an Eligible Employee who has had distributed his or her entire interest in a plan that meets the requirements of Section 401(a) of the Code may, in accordance with procedures approved by the Plan Administrator, transfer to the Trustee of this Plan that portion of the distribution, which is received from such other plan and which satisfies the "rollover" requirements of
Section 402(a)(5) of the Code; provided the following conditions are met:

                  (a) the transfer occurs on or before the 60th day following receipt of the distribution from such other plan (unless such distribution was deposited in an Individual Retirement Account as described in item
                           (b) below); or

                  (b) the distribution from such other plan qualifies as a lump sum distribution within the meaning of Section 402(e)(4)(A) of the Code and the amount transferred is equal to the distribution received from such other plan which was rolled over into an Individual Retirement Account established solely for the purpose of holding such distribution (and to which no other contributions were directed by the Participant), plus earnings accrued during the period such distribution was held in the Individual Retirement Account.

                  The Plan Administrator may require such information from an Employee desiring to make a rollover as it deems necessary or desirable to determine that the proposed rollover will meet the requirements of this paragraph 18.6. Any amounts rolled over under this Section 18.6 shall be transferred to the Trust Fund and shall be credited to such Employee's Rollover Account, except that, with respect to rollovers made before January 1, 1986, the amounts transferred shall be allocated among the Participant's Accounts based upon the nature of the amounts rolled over. The Employee shall at all times be one hundred percent (100%) vested in amounts rolled over under this Section.

         18.7 APPLICABLE STATE LAW. This Plan shall be construed in accordance with and governed by the laws of the state of Connecticut; provided, however, that any matters relating solely to actions and operations of the Trustee and the Trust Fund shall be governed by the laws of the Commonwealth of Pennsylvania. Notwithstanding the foregoing, to the extent that such laws have been superseded by Federal law, Federal law shall govern.

         18.8 SECTION 16 OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving Stock or the Stock Account are intended to comply with all applicable exemptive conditions under Rule 16b-3. The Employer, by action of the Board (or by action of any person(s) to which the Board may delegate its authority), may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder. To the extent that any provision of the Plan or any act taken with respect to the Plan is inconsistent with Section 16 of the Exchange Act, including, without limitation, Rule 16b-3, such provision, guideline or act shall be deemed null and void, as permitted by applicable law.

         18.9 MANNER OF COMMUNICATIONS. In accordance with procedures established by the Plan Administrator, and to the extent permissible under applicable law, any elections, designations or other communications from Participants, and any communications to Participants, with respect to the Plan may be made electronically rather than in writing.

         18.10 QUALIFIED MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                  IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed by its agents thereunto duly authorized, and the Trustee, in acceptance hereof and of the Trust hereby created, has caused this Trust to be signed and sealed by its individual members, all as of the day and year first above stated.

                                       AETNA SERVICES, INC.


                                       By:     /s/ Elease E. Wright
                                               _________________________

                                       Title:  Senior Vice President
                                               _________________________
                                               Aetna Human Resources

                                  ATTACHMENT I

                       ACQUIRED EMPLOYERS - SERVICE CREDIT

CAUTION:          (1)    THE PROVISIONS BELOW RELATE ONLY TO EMPLOYEES EMPLOYED
                         ON THE DATE OF ACQUISITION.

                  (2) THE PROVISIONS BELOW DO NOT APPLY WHERE A SPECIFIC PLAN PROVISION STATES OTHERWISE.

                  (3) SERVICE NOT CONSIDERED BY THE ACQUIRED EMPLOYER WILL NOT BE GIVEN CREDIT.

-----------------------------------------------------------------------------------------------------------------------
            EMPLOYER                                                         VESTING SERVICE
-----------------------------------------------------------------------------------------------------------------------
Partners National Health Plans ("PNHP")             Date of Hire by PNHP or Date of Hire into HMO acquired by PNHP.
-----------------------------------------------------------------------------------------------------------------------
Human Affairs International ("HAI")                 Date of Hire by HAI (may be prior to Date of Acquisition).
-----------------------------------------------------------------------------------------------------------------------
Aetna Health Plans of New Jersey                    Date of Hire by Healthways (may be prior to Date of Acquisition).
(previously known as Healthways)
-----------------------------------------------------------------------------------------------------------------------
Bay Pacific ("BP")                                  Date of Hire by BP (may be prior to the Date of Acquisition).
-----------------------------------------------------------------------------------------------------------------------
Freedom Health Care, Inc. ("FHCI")                  Date of Hire by FHCI (may be prior to the Date of Acquisition).
-----------------------------------------------------------------------------------------------------------------------

                                  ATTACHMENT II

                             PARTICIPATING COMPANIES

------------------------------------------------------------------------------------------------------------------------------------
                                                                      B.                       C.                       D.
                        A.                                      ORIGINAL DATE          TAX IDENTIFICATION             END OF
              PARTICIPATING COMPANIES                            OF INCLUSION          NUMBER OF EMPLOYER           FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------------
Aetna Services, Inc.                                                9/1/72                 06-0843808                  12/31
------------------------------------------------------------------------------------------------------------------------------------
Aetna Life Insurance Company                                        9/1/72                 06-6033492                  12/31
------------------------------------------------------------------------------------------------------------------------------------
Aeltus Investment Management Inc.                                  1/26/73                 06-0888148                  12/31
------------------------------------------------------------------------------------------------------------------------------------
Aetna Life Insurance and Annuity Company                            9/1/72                 71-0294708                  12/31
------------------------------------------------------------------------------------------------------------------------------------
Aetna U.S. Healthcare Dental Plan of California, Inc.               1/1/98                 06-1160812                  12/31
------------------------------------------------------------------------------------------------------------------------------------
Aetna Healthcare of California, Inc.                                1/1/98                 95-3402799                  12/31
------------------------------------------------------------------------------------------------------------------------------------
Aetna International, Inc.                                           1/1/98                 06-1028458                  12/31
------------------------------------------------------------------------------------------------------------------------------------

The Plan as restated herein shall be effective as of January 1, 1999 with respect to the above Employers for whom the Original Date of Inclusion was January 1, 1999 or earlier. The Plan shall be effective with respect to any other Employer as of the applicable Original Date of Inclusion.

                                    EXHIBIT A

                              AETNA SERVICES, INC.
                 QUALIFIED DOMESTIC RELATIONS ORDERS PROCEDURES

                   Aetna Services, Inc. Incentive Savings Plan

         Aetna Services, Inc. (as Plan Administrator) shall pay benefits to the person or persons named in a Qualified Domestic Relations Order ("QDRO") as defined in Section 206(d) of ERISA and as set forth in Section 414(p) of the Internal Revenue Code in the amount and to the extent provided in such order. Payment of benefits pursuant to a QDRO shall not be considered a violation of the prohibition against assignment and alienation contained in Section 15.2 of the Aetna Services, Inc. Incentive Savings Plan (hereinafter referred to as "the Plan" or "ISP") document.

         Upon receipt of a draft or an actual domestic relations order, the ISP account of the Participant will be frozen as soon as administratively practicable. This means that the Participant will not be able to obtain any distributions, withdrawals or loans. If a court-issued domestic relations order is not received within 90 days, the "freeze" will be revoked. If a court-issued domestic relations order is received within 90 days, it will be processed in accordance with these procedures. The 18-month "determination period" referred to in Section 4 below will not begin until after a court-issued domestic relations order is actually received; any period during which an ISP account is frozen prior to receipt of a court-issued domestic relations order will not be included within that period.

         Final orders must be a certified copy, signed by the judge or clerk of the court. In order to constitute a QDRO, the order must meet all of the following requirements:

         1.       GENERAL.

                  The order must create or recognize the existence of the right of an Alternate Payee, (as defined in Section 8 of these procedures), to, or must assign to an Alternate Payee the right to, receive all or a portion of the benefits payable under the Plan with respect to a Participant.

                  The order must constitute a judgment, decree or order (including approval of a property settlement agreement) that relates to provisions of child support, alimony payments or property rights to a spouse, former spouse, child or other dependent of a Participant, made pursuant to a state domestic relations law (including a community property law).

         2.       REQUIREMENTS FOR QUALIFIED DOMESTIC RELATIONS ORDERS.

                  The order must specify the following information:

                  (a) The name and last known mailing address (if any) of the Participant.

                  (b) The name and mailing address of each Alternate Payee covered by the order. (If the Alternate Payee is a minor or legally incompetent, specify the name and address of the Alternate Payee's legal representative.)

                  (c) The dollar amount or percentage of the Participant's benefits to be paid by the plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined.

                  (d) The number of payments or periods to which such order applies. The order must be as specific as possible with respect to the dollar amount or percentage of the participant's benefit to which the Alternate Payee is entitled. The order must specify the exact date as of which the account should be valued. ISP accounts are valued daily. If the Alternate Payee is entitled to earnings on the benefit to which the Alternate payee is entitled, the order should so state. Earnings on the Alternate Payee's interest will be credited for the period during which the qualified status of the order is being determined, in accordance with 4(d) below.

                  (e)      The name of each plan to which the order applies.

                  (f) The order must not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the terms of the Plan, nor require the Plan to provide increased benefits (determined on the basis of actuarial value) nor require the payment of benefits to an Alternate Payee that are required to be paid to an Alternate Payee under a previous Qualified Domestic Relations Order.

                           Notwithstanding the foregoing, the order may require the payment of benefits to an Alternate Payee while the Participant is still employed.

                           If the order specifies a dollar amount to be paid to the Alternate Payee such amount may not exceed the Participant's vested balance in the Plan. Amounts payable to an Alternate Payee shall be distributed proportionately from the Participant's account unless specified otherwise in the order.

                           Please note, the normal form of payment from ISP is in the form of one lump sum payment.

                           The order must specify one of the following:

                           -        Immediate distribution to the Alternate
                                    Payee; or

                           -        Deferral of distribution to Alternate Payee.
                                    Separate account to be established for
                                    Alternate Payee, with distribution to be made:

                                    (i)   At election of Alternate Payee.

                                    (ii)  At the time Participant begins receipt
                                          of benefits.

                                    (iii) At Participant's attainment of normal
                                          retirement age, or

                                    (iv)  On a specified date.

                           If Participant is already receiving a distribution in installment payments, distribution of specified portion of each payment may be made to alternate Payee.

         3.       PAYMENTS DURING PARTICIPANT'S EMPLOYMENT.

                  As indicated above, the normal form of payment from the Plan is in the form of one lump sum payment. The Alternate Payee may receive payments in accordance with the terms of the Plan during the Participant's employment.

                  The Alternate Payee may receive payments in any form available under the terms of the Plan.

         4.       PROCEDURES.

                  Upon receipt of any domestic relations order by the Plan, the Plan Administrator shall take the following steps:

                  (a) Upon receipt of an order, the ISP account of the Participant will be frozen. (This means that the Participant will not be able to obtain any distributions, withdrawals or loans.) The Plan Administrator shall notify the Participant and any Alternate Payee named in such order of the receipt of a domestic relations order and the Plan's procedures for determining whether such order is a QDRO, unless notified earlier. The notice to the Alternate Payee shall include a statement that the Alternate Payee is entitled to designate a representative for receipt of copies of any notices that are sent to the Alternate Payee with respect to a domestic relations order. The notice shall be sent to the Participant and Alternate Payee at the address specified in the order, or if none is specified, at the address of the Participant or Alternate Payee last known to the Plan Administrator.

                  (b) Within a reasonable period of time after receipt of such order, the Plan Administrator shall determine whether such order is a QDRO, and notify the Participant and each Alternate Payee of such determination. In making its determination, the Plan Administrator may seek the advice of legal counsel as to whether the order meets the requirements of Sections 1 and 2 of these procedures and may, but shall not be required to, invite written or oral statements by the Participant and the Alternate Payee or their representatives.

                  (c) Pending the Plan Administrator's determination of whether a domestic relations order is a QDRO, the Plan Administrator shall instruct the Trustee to separately account for the amounts that would be payable to the Alternate Payee during such period if the order is determined to be a QDRO (the "Segregated Amounts").

                  (d) If, within 18 months from the date on which the first payment would be required to be made under the QDRO (the "determination period"), it is determined that the order is a QDRO, the Segregated Amounts, including any interest thereon, shall be transferred to a segregated account for the Alternate Payee until payment is made to the Alternate Payee pursuant to the terms of the QDRO.

                  (e) If the order is determined not to be a QDRO, the Plan Administrator will send a notice of the determination to the affected parties. The parties will have the opportunity to correct and resubmit the order until the end of the 18-month period, which begins on the date on which the first payment would have been made had the order been a QDRO. During this period, the amount which would have been payable to the Alternate Payee (if the order had been a QDRO) will be separately accounted for as required under section 414(p) of the Internal Revenue Code. If a QDRO is not received, or if no determination is made by the Plan Administrator by the end of the 18-month period described above, the Segregated Amounts will remain in the account(s) of the person(s) who would have been entitled to such amount if an order had not been issued.

                  (f) If, after the expiration of the 18-month period described above, it is subsequently determined that an order is a QDRO, the QDRO shall be applied prospectively only.

                  (g)      If action is taken in accordance with subparagraphs
                           (d) through (f), the Plan's obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the QDRO.

         5.       RELATIONSHIP TO OTHER PLAN PROVISIONS.

                  To the extent provided in the QDRO, the Plan shall treat the former spouse of a Participant as the Spouse of the Participant for purposes of the Plan to the extent, and only to the extent, such spouse has rights pursuant to Section 206(d) of ERISA and Sections 401 (a)(11) and 417 of the Code and any current Spouse of the Participant shall not be treated as a Spouse of the Participant for such purposes.

         6.       BENEFICIARY STATUS.

                  Each Alternate Payee shall be treated as a Beneficiary under the Plan, with all the rights accorded to other Beneficiaries under the terms thereof and as otherwise provided by law.

         7.       EFFECTIVE DATE.

                  The provisions above are effective for QDROs entered on or after January 1,1985, except that, in the case of a domestic relations order entered before January 1, 1985, the Plan Administrator (i) may treat such order as a QDRO even though such order fails to meet the requirements of Section 2 of the Plan document and (ii) must treat such order as a QDRO if benefits are being paid pursuant to such order on January 1, 1985.

         8.       DEFINITIONS.

                  "Alternate Payee" means the Participant's spouse, former spouse, child or other dependent of the Participant who is recognized as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to that Participant. All other capitalized terms shall have the meaning set forth in Article I of the Aetna Services, Inc. Incentive Savings Plan.

         9.       SERVICE.

                  Orders should be forwarded to the following address:

                              AETNA SERVICES, INC.
                              151 Farmington Avenue
                           Hartford, Connecticut 06156
                           c/o Corporate Benefits REAG

                                 AMENDMENT NO. 1
                                     TO THE
                   AETNA SERVICES, INC. INCENTIVE SAVINGS PLAN
                    (AS AMENDED AND RESTATED JANUARY 1, 1999)


         Pursuant to Section 12.1 of the Aetna Services, Inc. Incentive Savings Plan (the "Plan"), the Plan is hereby amended, effective as of the dates listed below, as follows:

         1. Effective July 1, 1999, Section 5.2 is amended by designating the existing Section 5.2 as 5.2(a) and by inserting a new paragraph (b) of Section
5.2 to read as follows:

         (b) Notwithstanding anything to the contrary in (a) above or in Sections 5.3 and 5.4, upon a Participant's Termination from Service, any amounts in the Participant's Account that are not then vested pursuant to Section 7.3 shall be invested as directed by the Company (without regard to any election made by the Participant with respect to the vested portion of the Participant's Account), until the earlier of (i) the date a forfeiture occurs, or (ii) the date the Participant becomes re-employed prior to forfeiture of such amounts pursuant to
                  Section 7.4. Effective July 1, 1999, the Company has directed that all such non-vested amounts shall be invested in the Stable Value Option. The Company shall notify the Trustee of such direction and of any future changes with respect thereto.

         2. Effective January 1, 1999, Section 3.6(a)(ii) is amended by changing clause (II) thereof to read as follows:

         (II) five percent (5%) of the Participant's Pay during the Plan Year, but excluding any Pay prior to the month in which the Participant initially commenced Deferral Contributions.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 6th day of July, 1999.


                                 AETNA SERVICES, INC.

                                 By:     /s/ Elease E. Wright
                                         _________________________

                                 Title:  Senior Vice President
                                         _________________________
                                         Aetna Human Resources

                            AMENDMENT NO. 2 (1999-2)
                                     TO THE
                   AETNA SERVICES, INC. INCENTIVE SAVINGS PLAN


Pursuant to Section 12.1 of the Aetna Services, Inc. Incentive Savings Plan (the "Plan"), the Plan is hereby amended, effective August 6, 1999, as follows:

1. A new Section 1.18A is added as follows:

         1.18A "DESIGNATED PRU-CARE EMPLOYEE" - means the following Employees:
         (a) an Employee who was actively employed by (i) Prudential on August 5, 1999 and (ii) Aetna Life Insurance Company on August 6, 1999 (or such later date on which the Employee is transferred upon the termination of a short term disability status that commenced prior to August 5, 1999) and was transferred as a result of the acquisition by Aetna Life Insurance Company of the Prudential healthcare business; and
         (b) an Employee who was actively employed by Prudential Health Care Plan, Inc. (TX) or Prudential Health Care Plan of California, Inc. on both August 5, 1999 and August 6, 1999.



2. Section 1.45, "PAY", is amended to add the following item to the list of non-included items:

         (15) any payment in lieu of flex credit made to Designated Pru-Care Employees for 1999.



3. A new Section 1.50A is added as follows:

         1.50A "PRUDENTIAL" - means Prudential Insurance Company of America.



4. Section 1.68 is amended to add a new subsection (d) as follows:

         (d) For any Designated Pru-Care Employee, notwithstanding Section 1.68(a) above, Vesting Service shall also include any period during which such Employee was employed by Prudential; provided, however: (i) no Employee shall be credited with Vesting Service for the same period of time under both this Section 1.68(d) and under Section 1.68(a), (b) or (c); (ii) for purposes of this Section, the Company shall rely exclusively on information transmitted by Prudential in determining what Vesting Service shall be credited; and (iii) service credited as Vesting Service under this Section 1.68(d) shall not be considered for eligibility.

5. Section 2.2 is amended by inserting the following sentence at the end thereof:

         Notwithstanding the preceding sentence, an Eligible Employee who is a Designated Pru-Care Employee shall not become a Participant until September 20, 1999; provided, however, that for purposes of Section 414 Compensation, participation shall be deemed to begin on August 6, 1999.


6. Section 3.1 is amended by inserting the following sentence at the end thereof:

         Notwithstanding the preceding sentence, a limit of 13% (in lieu of the 10% limit) shall apply during the 1999 Plan Year with respect to a Participant who is both a Designated Pru-Care Employee and a Nonhighly Compensated Employee with respect to 1999, unless such Participant received compensation (as defined in Section 415(c)(3) of the Code) from Prudential in 1998 (as reported by Prudential) in excess of $80,000, in which case the 10% limit shall apply.


7. Section 3.6(a)(i) is amended by inserting the following sentence immediately prior to the last sentence thereof:

         Notwithstanding clause (I) of the preceding sentence, a limit of 136% (in lieu of the 100% limit) shall apply during the 1999 Plan Year with respect to a Participant who is a Designated Pru-Care Employee.


8. Section 3.6(a)(ii) is amended by inserting the following at the end thereof:

         This Section 3.6(a)(ii) shall not apply to a Designated Pru-Care Employee with respect to the 1999 Plan Year.


9. Section 3.8 is amended in its entirety to read as follows:

         3.8 ROLLOVER CONTRIBUTIONS.

         (a) An Active Participant may roll over to the Plan all or any portion of the property such Active Participant receives from a plan qualified under Section 401(a) of the Code, provided that: (i) the rollover of such amounts to the Plan is permitted under the Code; (ii) the rollover to the Plan is completed within the applicable time periods prescribed by the Code and subject to the applicable rules of the Code; (iii) no part of such transfer consists of after-tax contributions; and (iv) such rollover consists only of cash. The Plan Administrator may require such information from a Participant desiring to make a rollover as it deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section 3.8. Each Participant's Rollover Contributions and the earnings thereon will be accounted for separately.

         (b) Notwithstanding (a) above, an Eligible Employee who is a Designated Pru-Care Employee (i) is not required to be an Active Participant in order to make a Rollover Contribution, and (ii) may roll over an outstanding loan balance from the Prudential Employee Savings Plan, as part of a direct rollover of his or her entire account balance from such plan, if such rollover occurs within the time prescribed by the Plan Administrator.

         (c) Notwithstanding (a) above, an Eligible Employee who is no longer an Active Participant may roll over to the Plan an eligible rollover distribution from the Retirement Plan for Employees of Aetna Services, Inc. and/or the Pension Plan for Employees of U.S. Healthcare, Inc. pursuant to this Section 3.8 as if he or she were an Active Participant at the time of the rollover.


10. Section 3.9 is amended by inserting the following sentence at the end of paragraph (a) thereof:

         In addition, for the 1999 and 2000 Plan Years, an Active Participant who is a Designated Pru-Care Employee and whose compensation (as defined in Section 415(c)(3) of the Code) for the prior year, including such compensation from Prudential (as reported by Prudential), exceeded $80,000, is not permitted to contribute amounts on an after-tax basis to the Plan as Voluntary Contributions.


11. Section 5.3 is amended by inserting the following sentence at the end thereof:

         For the 1999 and 2000 Plan Years, the preceding sentence shall also apply to a Participant who is a Designated Pru-Care Employee and whose compensation (as defined in Section 415(c)(3) of the Code) for the prior year, including such compensation from Prudential (as reported by Prudential), exceeded $80,000.


12. Section 18.6, Rollover Contributions, is deleted in its entirety, as it has been incorporated into Section 3.8.


13. Attachment 1 is amended in its entirety as set forth on the following page:

                                  ATTACHMENT I
                   ACQUIRED EMPLOYERS - VESTING SERVICE CREDIT

CAUTION:  (1)  THE PROVISIONS BELOW RELATE ONLY TO EMPLOYEES EMPLOYED ON THE
               DATE OF ACQUISITION.
          (2) THE PROVISIONS BELOW DO NOT APPLY WHERE A SPECIFIC PLAN PROVISION STATES OTHERWISE.
          (3) SERVICE NOT CONSIDERED BY THE ACQUIRED EMPLOYER WILL NOT BE GIVEN CREDIT; THE COMPANY SHALL RELY EXCLUSIVELY ON INFORMATION TRANSMITTED BY THE ACQUIRED EMPLOYER IN DETERMINING WHAT SERVICE WILL BE CREDITED.


           EMPLOYER                                      VESTING SERVICE
--------------------------------------------------------------------------------------------------
Partners National Health Plans     Date of Hire by PNHP or Date of Hire into HMO acquired by PNHP.
("PNHP")

Human Affairs International        Date of Hire by HAI (may be prior to Date of Acquisition).
("HAI")

Aetna Health Plans of New Jersey   Date of Hire by Healthways (may be prior to Date of Acquisition).
(previously known as Healthways)

Bay Pacific ("BP")                 Date of Hire by BP (may be prior to the Date of Acquisition).

Freedom Health Care, Inc.          Date of Hire by FHCI (may be prior to the Date of Acquisition).
("FHCI")

Prudential Health Care Plan,       Date of Hire by Prudential Health Care Plan, Inc. (TX) or other
Inc. (TX)                          Prudential affiliate (may be prior to the Date of Acquisition
                                   8/6/99), but shall not be considered for eligibility.

Prudential Health Care Plan of     Date of Hire by Prudential Health Care Plan of California, Inc.
California, Inc.                   or other Prudential affiliate (may be prior to the Date of
                                   Acquisition 8/6/99), but shall not be considered for eligibility.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 6th day of August, 1999.


                                         Aetna Services, Inc.

                                         By: /s/ Elease E. Wright
                                            ------------------------------------
                                            Elease E. Wright
                                            Senior Vice President
                                            Aetna Human Resources

                            AMENDMENT NO. 3 (1999-3)
                                     TO THE
                   AETNA SERVICES, INC. INCENTIVE SAVINGS PLAN


         Pursuant to Section 12.1 of the Aetna Services, Inc. Incentive Savings Plan (the "Plan"), the Plan is hereby amended, effective January 1, 1999, as follows:

         1.       Section 1.30 is restated in its entirety as follows:

                  1.30 "HIGHLY COMPENSATED EMPLOYEE" means, effective for Plan Years beginning on or after December 31, 1996:
                           (a) any Employee who, during the "look-back year" received compensation (as defined in Section 415(c)(3) of the Code) in excess of $80,000 (as adjusted pursuant to section 415(d) of the Code); and
                           (b) any Employee who is a 5-percent owner (as described in Section 17.2(b)(iii) hereof) at any time during the "look-back year" or the "determination year." For purposes of this Section 1.30 the "determination year" shall be the Plan Year and the "look-back year" shall be the twelve-month period immediately preceding the "determination year," or, if the Company elects, the calendar year ending with or within the determination year. The determination of who is a "highly compensated employee" will be made in accordance with Section 414(q) of the Code and applicable regulations, rulings and procedures and permitted elections thereunder. The provisions of the Prior Plan in this definitional section and related sections of the Plan, relating to family aggregation are eliminated effective January 1, 1997.

         2.       Section 2.2 is restated in its entirety as follows:

                  2.2 OTHER ELIGIBLE EMPLOYEES. Each other Eligible Employee shall become an Active Participant as soon as administratively feasible (but in no event more than 90 days) following the later of the date on which the Eligible Employee: (i) first performs an Hour of Service; or (ii) attains age eighteen (18).

         3. The third paragraph of subsection (c) of Section 3.5 is restated in its entirety as follows:

                           Any amount so distributed shall be adjusted in accordance with applicable regulations for income or loss allocable thereto for the Plan Year in which Excess Contributions were made, but not for the gap period prior to distribution in the following Plan Year. The income or loss allocable to Excess Contributions shall be determined in a reasonable manner consistent with the allocation of income or loss to a Participant's Account pursuant to Article 6, or in accordance with the "alternative method" set forth in Treasury Regulation Section 1.401(k)-1(f)(4). If such Participant's

                           Account is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds.

         4. Subsection (e)(iv) of Section 3.5 is restated in its entirety as follows:

                  (iv) Any amount so distributed shall be adjusted in accordance with applicable regulations for income or loss allocable thereto for the Plan Year in which Excess Deferrals were made, but not for the gap period prior to distribution in the following Plan Year. The income or loss allocable to Excess Deferrals shall be determined in a reasonable manner consistent with the allocation of income or loss to a Participant's Account pursuant to Article 6, or in accordance with the "alternative method" set forth in Treasury Regulation Section 1.401(k)-1(f)(4). If such Participant's Account is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds.

         5. The third paragraph of subsection (e) of Section 3.6 is restated in its entirety as follows:

                           Any amount so distributed shall be adjusted in accordance with applicable regulations for income or loss allocable thereto for the Plan Year in which Excess Aggregate Contributions were made, but not for the gap period prior to distribution in the following Plan Year. The income or loss allocable to Excess Aggregate Contributions shall be determined in a reasonable manner consistent with the allocation of income or loss to a Participant's Account pursuant to
                           Article 6, or in accordance with the "alternative method" set forth in Treasury Regulation Section 1.401(m)-1(e)(3). If an Account from which such a distribution is to be made is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds.

         6. The first paragraph of Section 4.3 is restated in its entirety as follows:

                  4.3 MAXIMUM ANNUAL ADDITION. All contributions to the Plan are subject to the limitations of Section 415 of the Code, which are incorporated herein by reference. The maximum "Annual Addition" credited to a Participant's Account during any Limitation Year shall not exceed the lesser of (a) $30,000, as Adjusted, or (b) 25% of the Participant's compensation (as defined below) from the Employer and all Affiliates during the Limitation Year.

         7. Subsection (b)(i) of Section 8.1 is restated in its entirety as follows:

                  (i) Notwithstanding any other provision of the Plan to the contrary, (1) Participants who attained age seventy and one-half (70-1/2) before January 1, 1988 and whose Termination from Service did not occur before January 1, 1988, shall have distribution of their vested Account Value made or begun not later than the April 1st following the calendar year of the Participant's Termination from Service; provided, however, that any such Participant may elect to begin receiving distribution on or after the April 1st following the calendar year in which the Participant attained age seventy and one-half (70-1/2) even though such distribution precedes the Participant's Termination from Service; and (2) the distribution of any other Participant's vested Account Value (regardless of whether such Participant is an Employee) shall be made or begun not later than the April 1st following the calendar year in which the Participant attains age seventy and one-half (70-1/2). Benefit payments under this subsection shall be calculated on the basis of the Participant's life expectancy, or at the option of the Participant, on the basis of the joint life expectancies of the Participant and his or her Beneficiary, all in accordance with the applicable regulations; provided, however, that, effective October 1, 1994, the Participant must obtain spousal consent in the manner described in Section 8.7 in order to elect distribution over joint life expectancies of the Participant and a Beneficiary other than his or her Spouse. Life expectancies of Participants and their Spouse Beneficiaries shall be recalculated annually; provided, however, a Participant may elect not to have his or her Spouse's life expectancy recalculated. A Participant may elect the time during the year at which such minimum benefit payments will be made and, if no election is made, such payments will be made during the last month in which such minimum distribution is required to be made or at such other time determined by the Plan Administrator in its sole discretion, but no earlier than six months prior to the last month in which the distribution is required.

         8. Subsection (b) of Section 10.6 is restated in its entirety as follows:

                  (b) If the Participant dies before the Commencement Date the entire interest of the Participant must be distributed no later than the last day of the calendar year in which the fifth anniversary of the Participant's death occurs, except to the extent that the Beneficiary is the Participant's Spouse and the exception in subsection (c) below applies.

         9.       Section 17.3 is restated in its entirety as follows:

                  17.3 MINIMUM BENEFIT. Each Non-Key Employee shall receive the minimum benefit required by Section 416(c) of the Code in each

                           Plan Year in which the Plan is a Top-Heavy Plan under the Retirement Plan for Employees of Aetna Services, Inc.; provided, however, that if any Non-Key Employee is not covered by the Retirement Plan for Employees of Aetna Services, Inc., such Non-Key Employee shall receive the minimum contribution required by Section 416(c) of the Code under this Plan.



         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 1st day of November, 1999.

                                     Aetna Services, Inc.


                                     By: /s/ Elease E. Wright
                                        ---------------------------------------
                                        Elease E. Wright
                                        Senior Vice President
                                        Aetna Human Resources

                            AMENDMENT NO. 4 (1999-4)
                                     TO THE
                   AETNA SERVICES, INC. INCENTIVE SAVINGS PLAN


         Pursuant to Section 12.1 of the Aetna Services, Inc. Incentive Savings Plan (the "Plan"), the Plan is hereby amended, effective January 1, 1999 except as otherwise specified, as follows:

         1. Section 2.2 is restated in its entirety, effective August 6, 1999, as follows:

                           2.2 OTHER ELIGIBLE EMPLOYEES. Each other Eligible
                  Employee shall become an Active Participant as soon as administratively feasible (but in no event more than 90 days) following the later of the date on which the Eligible
                  Employee: (i) first performs an Hour of Service; or (ii) attains age eighteen (18). Notwithstanding the preceding sentence, an Eligible Employee who is a Designated Pru-Care Employee shall not become a Participant until September 20, 1999; provided, however, that for purposes of Section 414 Compensation, participation shall be deemed to begin on August 6, 1999.

         2. Section 3.6(a)(i) is restated in its entirety, effective August 6, 1999, as follows:

                  (a)      GENERAL.

                           (i) The Employer may, in the sole discretion of the Company, make an Incentive Contribution each payroll period for each Active Participant who makes Deferral Contributions for the payroll period and who is employed for any day during the payroll period. The total Incentive Contribution made on behalf of each Active Participant who meets the requirements of this Section 3.6 shall not exceed the lesser of (i) one hundred percent (100%) of the Active Participant's Deferral Contributions during such month (or payroll period) and (ii) five percent (5%) of the Active Participant's Pay during such month (or payroll period). For an Active Participant who is a Designated Pru-Care Employee, a special Incentive Contribution equal to 136% of the amount obtained by applying the preceding sentence shall be made, in lieu of the Incentive Contribution provided in the preceding sentence, during the 1999 Plan Year. The Employer will make any Incentive Contributions to the Plan as of the end of each month or at such other intervals as established by the Employer.

         3. Section 3.6(a)(ii) is amended by deleting "is either still employed or still" from the first sentence, beginning on the fourth line.

         4.       A new subsection (d) is added to Section 3.8 as follows:

                  (d) Notwithstanding (a) above, a Designated NYLCare Texas Employee (i) is not required to be an Active Participant in order to make a Rollover Contribution, and (ii) may roll over an outstanding loan balance from the Employee Progress Sharing Investment Plan
                           (EPSI), as part of a direct rollover of his or her entire account balance from such plan, if such rollover occurs within the time prescribed by the Plan Administrator. For purposes of this subsection, "Designated NYLCare Texas Employee" shall mean an individual who: (A) was an Eligible Employee actively employed by Aetna Life Insurance Company and assigned to provide services to NYLCare Health Plans of the Southwest, Inc. and NYLCare Health Plans of the Gulf Coast, Inc. ("NYLCare Texas") pursuant to the Revised Final Judgment And Revised Hold Separate Stipulation And Order filed by the United States Department of Justice, dated June 21, 1999, as amended on August 4, 1999, as of the day before the closing of the sale of NYLCare Texas, or certain assets thereof, to Health Care Services Corporation; (B) was actively employed by Health Care Services Corporation or an affiliate as of said closing date; and (C) had an outstanding loan from EPSI as of said closing date.

         5.       Section 7.4 is restated in its entirety as follows:

                           7.4 OCCURRENCE OF FORFEITURES. Except as more
                  specifically provided herein, a forfeiture of a Participant's non-vested interest, if any, shall occur at the end of a Plan Year during which a Participant shall have incurred a Period of Severance of 5 years or more. In the event that a Participant ceases to be employed by the Employer and, before the end of the period set forth in the preceding sentence, receives a lump-sum distribution of the vested portion of the Participant's Account pursuant the terms of the Plan, then the portion of the Participant's Account that is not vested shall be treated as a forfeiture as of the last day of the Plan Year in which the Participant ceased to be employed by the Employer. If such former Participant later becomes an Employee and has not, as of the last day of the Plan Year in which the Participant again becomes an Employee, incurred a Period of Severance of five years or more, such Participant's Account will be restored to the dollar value it had on the date of distribution if the Participant repays to the Plan the full amount of the distribution within the earlier of (1) five years after the date in which the

                  Participant again becomes an Employee, or (2) the close of the first period of five consecutive Breaks in Service commencing after the distribution.

         6. Subsection (b)(i) of Section 8.1 is restated in its entirety as follows:

                  (i) Notwithstanding any other provision of the Plan to the contrary, (1) Participants who attained age seventy and one-half (70-1/2) before January 1, 1988 and whose Termination from Service did not occur before January 1, 1988, shall have distribution of their vested Account Value made or begun not later than the April 1st following the calendar year of the Participant's Termination from Service; provided, however, that any such Participant may elect to begin receiving distribution on or after the April 1st following the calendar year in which the Participant attained age seventy and one-half (70-1/2) even though such distribution precedes the Participant's Termination from Service; and (2) the distribution of any other Participant's vested Account Value (regardless of whether such Participant is an Employee) shall be made or begun not later than the April 1st following the calendar year in which the Participant attains age seventy and one-half (70-1/2). Subject to the spousal consent requirements of Section 8.7, benefit payments under this subsection shall be calculated on the basis of the Participant's life expectancy, or at the option of the Participant, on the basis of the joint life expectancies of the Participant and his or her Beneficiary, all in accordance with the applicable regulations. Life expectancies of Participants and their Spouse Beneficiaries shall be recalculated annually; provided, however, a Participant may elect not to have his or her Spouse's life expectancy recalculated. A Participant may elect the time during the year at which such minimum benefit payments will be made and, if no election is made, such payments will be made during the last month in which such minimum distribution is required to be made or at such other time determined by the Plan Administrator in its sole discretion, but no earlier than six months prior to the last month in which the distribution is required. Notwithstanding any election, benefit payments for a married Participant whose Spouse does not give his or her consent in accordance with Section 8.7 shall be made in the form of a qualified joint and survivor annuity as described in Option (i) of Section 8.5(a).

         7.       Section 8.11 is restated in its entirety as follows:

                           8.11 SMALL ACCOUNT VALUES; LUMP SUM CASH-OUT. If,
                  upon a Participant's Termination from Service Date, or on an annual basis thereafter, or at the time of any distribution from the Plan, the Participant's vested Account Value is not in excess of five thousand dollars ($5,000) (or such greater amount as permitted under the Code), the Plan, to the extent permitted by law and applicable regulations, shall make a single lump sum payment to the Participant or Beneficiary entitled to such benefit. In the event the vested Account Value is not in excess of such dollar limitation at the time the Plan Administrator initially determines to pay the benefit, but the benefit is not immediately paid because the Participant (or Beneficiary) cannot be located or there is an administrative delay in making payment, distribution shall be made to the Participant (or Beneficiary) in a lump sum at such time as the Plan Administrator locates the Participant (or Beneficiary) or the issue causing the administrative delay is resolved, provided that the Participant's vested Account Value at that time is not in excess of the dollar limit. This Section shall not apply to any Participant who is repaying a loan by personal check pursuant to Section 9.7(g)(ii), until the earlier of the date on which the loan is repaid in full or the date on which the Participant's entire loan balance becomes due and payable as a result of nonpayment.


         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 17th day of December, 1999.

                                        Aetna Services, Inc.


                                        By: /s/ Elease E. Wright
                                           -------------------------------------
                                           Elease E. Wright
                                           Senior Vice President
                                           Aetna Human Resources

                            AMENDMENT NO. 5 (2000-1)
                                     TO THE
                   AETNA SERVICES, INC. INCENTIVE SAVINGS PLAN


         Pursuant to Section 12.1 of the Aetna Services, Inc. Incentive Savings Plan (the "Plan"), the Plan is hereby amended, effective February 15, 2000, in order to terminate all mandatory investment rules with respect to the Stock Account, as follows:

         1. Section 5.3, "Investment in Funds," is amended by deleting the fourth sentence (beginning with the word "Notwithstanding") and the fifth sentence (beginning with the words "For the 1999 and 2000 Plan Years") of such section, relating to the automatic investment in the Stock Account for certain Participants.

         2. Section 5.4, "Change of Investment Fund," is amended by: (a) replacing the words "Sections 5.2, 5.3 and 5.7" at the end of the first sentence thereof with the words "Sections 5.2 and 5.3"; and (b) deleting the second sentence thereof (beginning with the words "The investment of amounts in").

         3. Section 5.7, "Stock Accounts - Retirement Planning," is deleted in its entirety.

         4. Section 5.8, "Change of Investment Funds and Notice Requirements," is renumbered as Section "5.7".

         5. Subsection (e) of Section 9.7, Loans to Participants," is amended by deleting the last sentence of such subsection (beginning with the word "Notwithstanding").


         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 13th day of March, 2000.


                                   Aetna Services, Inc.

                                   By: /s/ Elease E. Wright
                                      ----------------------------------------
                                      Elease E. Wright
                                      Senior Vice President
                                      Aetna Human Resources

                            AMENDMENT NO. 6 (2000-2)
                                     TO THE
                   AETNA SERVICES, INC. INCENTIVE SAVINGS PLAN


         Pursuant to Section 12.1 of the Aetna Services, Inc. Incentive Savings Plan (the "Plan"), the Plan is hereby amended, effective March 12, 2000, as follows:

         1.       A new Section 1.12A is added to read as follows:

                  1.12A "CHANGE IN CONTROL" means the happening of any of the following:

                  (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
                           Section 13(d) of the Exchange Act but excluding Parent and any Subsidiary thereof and any employee benefit plan sponsored or maintained by Parent or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of Parent representing 20 percent or more of the combined voting power of Parent's then outstanding securities;

                  (ii) When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this subsection
                           (ii); or

                  (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of Parent by an entity other than Parent or a Subsidiary through purchase of assets, or by merger, or otherwise.

         2. Section 7.3, regarding events resulting in 100% vesting of the Incentive Contributions Account for Participants after December 31, 1998, is amended by adding the following new subsection (f):

                  (f) In the event of a Change in Control, the date a Participant incurs a "Job Elimination", as defined in the Aetna Severance and Salary Continuation Benefits Plan, provided such "Job Elimination" occurs within two years of the date of such Change in Control.

         3.       A new Section 12.5 is added to read as follows:

                  12.5     CHANGE IN CONTROL.

                  a. Notwithstanding any other provision of this Article 12 or Article 13: (i) the Company shall not amend or terminate the Plan if the effect would be to amend any Change in Control provisions until March 10, 2002, at or after which time any amendment shall be prospective only.

                  b. In the event of a Change in Control, for one year following the Change in Control, the Company and all Participating Companies, and all successors to the Company and all Participating Companies, shall maintain benefit plans, for persons employed as of the day immediately preceding the Change in Control who remain employed subsequent to the Change in Control, the aggregate value of which, on an annual basis, is not less than the aggregate value of the Benefit Plans maintained by the Company and all Participating Companies prior to the Change in Control. For purposes of this provision, Benefit Plans shall include the following:

                           1.       Aetna Services, Inc. Incentive Savings Plan
                           2. Retirement Plan for Employees of Aetna Services, Inc.
                           3. The Aetna Services, Inc. Supplemental Incentive Savings Plan
                           4. The Aetna Services, Inc. Supplemental Pension Benefit Plan
                           5.       Medical/Dental Plan (including Retiree
                                    Medical)
                           6.       Managed Short-Term Disability Benefits Plan
                           7.       Managed Long-Term Disability Benefits Plan
                           8.       Group Term Life
                           9.       Severance and Salary Continuation Benefits
                                    Plan

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 25th day of May, 2000.


                                   Aetna Services, Inc.

                                   By: /s/ Elease E. Wright
                                      --------------------------------------
                                      Elease E. Wright
                                      Senior Vice President
                                      Aetna Human Resources

                            AMENDMENT NO. 7 (2000-3)
                                     TO THE
                   AETNA SERVICES, INC. INCENTIVE SAVINGS PLAN

         Pursuant to Section 12.1 of the Aetna Services, Inc. Incentive Savings Plan (the "Plan"), the Plan is hereby amended, effective December 29, 2000, but in no event earlier than 90 days after the date on which notice is sent to Participants of the change made hereby, to eliminate all types of life-based annuities as available forms of benefit, except for Participants with Money Purchase Accounts. To accomplish this result, the following changes to specific provisions are made, provided that the entire Plan shall be deemed amended in any way necessary or appropriate to effectuate the goal articulated in the first sentence hereof:

         1. Subparagraph (a) of Section 8.1 is restated in its entirety as follows:

                  (a) GENERAL. Except as otherwise provided in Article IX and subsection (b), distribution of a Participant's vested Account Value shall be made only following the Participant's Termination from Service, termination of the Plan or as described in Sections 8.10(a)(iii) and (iv). Except for a distribution pursuant to termination of the Plan, which may be delayed in the discretion of the Plan Administrator until after receipt of Internal Revenue Service approval, distributions to a Participant or Beneficiary shall be made or begun as soon as administratively feasible following the Valuation Date as of which the distribution is requested in writing by the Participant.

                           Notwithstanding the foregoing, neither a Participant who has a Money Purchase Account nor a Beneficiary of such a Participant shall receive a distribution as of a Valuation Date more than ninety (90) days or less than thirty (30) days after the Plan Administrator has provided such Participant the written notice described in Section 8.6; provided, however, that such Participant may waive the 30-day period in accordance with Section 8.6(d). The Valuation Date referred to in this paragraph shall be deemed the Annuity Starting Date. In addition, unless a Participant otherwise elects to defer distribution to a date no later than permitted under Section 8.1(b), distribution of a Participant's vested Account Value shall be made or begun not later than sixty (60) days after the close of the Plan Year in which the latest of the following occurs: (i) the Participant's attainment of Normal Retirement Age, (ii) the 10th anniversary of the Participant's commencement of participation in the Plan, or (iii) the Participant's Termination from Service. A Participant who does not make a request in writing for commencement of benefits by such date shall be deemed to have elected to defer distribution.

         2. Subparagraph (b)(i) of Section 8.1 is restated in its entirety as follows:

                  (i) Notwithstanding any other provision of the Plan to the contrary, (1) Participants who attained age seventy and one-half (70-1/2) before January 1, 1988 and whose Termination from Service did not occur before January 1, 1988, shall have distribution of their vested Account Value made or begun not later than the April 1st following the calendar year of the Participant's Termination from Service; provided, however, that any such Participant may elect to begin receiving distribution on or after the April 1st following the calendar year in which the Participant attained age seventy and one-half (70-1/2) even though such distribution precedes the Participant's Termination from Service; and (2) the distribution of any other Participant's vested Account Value (regardless of whether such Participant is an Employee) shall be made or begun not later than the April 1st following the calendar year in which the Participant attains age seventy and one-half (70-1/2). Benefit payments under this subsection shall be calculated on the basis of the Participant's life expectancy, or at the option of the Participant, on the basis of the joint life expectancies of the Participant and his or her Beneficiary, all in accordance with the applicable regulations. Life expectancies of Participants and their Spouse Beneficiaries shall be recalculated annually; provided, however, a Participant may elect not to have his or her Spouse's life expectancy recalculated. A Participant may elect the time during the year at which such minimum benefit payments will be made and, if no election is made, such payments will be made during the last month in which such minimum distribution is required to be made or at such other time determined by the Plan Administrator in its sole discretion, but no earlier than six months prior to the last month in which the distribution is required.

         3. Subparagraph (a) of Section 8.5 is restated in its entirety as follows:

                  (a) Subject to the rules regarding the manner of making an election set forth in Section 8.6 and the rules of
                           Section 8.1(b), a Participant may elect to have his or her vested Account Value distributed in any of the following forms of distribution:

                           (i) monthly installments for one hundred eighty, one hundred twenty or sixty months, with any unpaid amounts at the Participant's death paid to the Participant's Beneficiary in a lump sum;

                           (ii) annual installments for fifteen, ten or five years, with any unpaid amounts at the Participant's death paid to the Participant's Beneficiary in a lump sum;

                           (iii)    a cash lump sum;

                           (iv) a lump sum payment of some or all of the Participant's Stock Account Value in kind, by issuance of Stock, with any fractional or remaining shares of Stock paid in cash;

                           (v)      a combination of the above.

         4. Subparagraph (b) of Section 8.5 is amended by restating the last sentence thereof as follows:

                  In the event a Participant elects to receive any portion of his or her vested Account Value in installments, the installments may, at the Plan Administrator's option, be provided from a Group Annuity Contract or individual annuity contract purchased from the Insurer.

         5.       Section 8.6 is restated in its entirety as follows:

                  (a) When a Participant requests that distribution begin, the Plan Administrator shall notify the Participant in writing of each of the optional forms of distribution that the Participant may elect. With respect to a Participant who has a Money Purchase Account, the notice shall be given within no more than 90 days and no less than 30 days before the Annuity Starting Date. The notice to a Participant with a Money Purchase Account shall also provide, in nontechnical language, a general explanation stating that:

                           (i) the normal form of distribution for a Participant who has a Money Purchase Account shall be a single life annuity, if the Participant is single or a qualified joint and fifty percent (50%) survivor annuity with his or her Spouse if the Participant is married (or, if the Participant's Money Purchase Account is attributable to a money purchase plan under which the normal form of distribution was a qualified joint and one hundred percent (100%) survivor annuity, a qualified joint and one hundred percent (100%) survivor annuity with his or her Spouse);

                           (ii) a Participant who has a Money Purchase Account and who is married on the date of distribution must obtain spousal consent to elect a form of benefit other than a qualified joint and survivor annuity with his or her Spouse as described in subsection (i) above;

                           (iii) a Participant who has a Money Purchase Account and who is not married on the date of distribution must consent in writing to receive a form of benefit other than a single life annuity with respect to the Money Purchase Account; and

                           (iv) if the Participant files a written request as provided below, the Participant shall be furnished with a further written explanation.

                           The explanation provided by this paragraph (a) shall inform a Participant with a Money Purchase Account of the general effect of such election, the means of exercising such election and the right to revoke, and the effect of a revocation of, such election.

                           If a Participant to whom the general explanation described above is furnished files a written request with the Plan Administrator within 60 days after such general explanation is first mailed or delivered to the Participant, the Plan Administrator shall furnish such Participant with a written explanation in nontechnical language of the terms and conditions of the joint and fifty percent (50%) survivor annuity (or joint and one hundred percent (100%) survivor annuity) with his or her Spouse or life annuity, as applicable, and the financial effect upon such Participant of any election of an optional form of distribution under Section 8.5(a).

                  (b) A Participant shall elect the form of distribution by filing a written election with the Plan Administrator not more than ninety (90) days before the Annuity Starting Date. Any election under this Section may be revoked in writing before the end of the election period referred to above. If a Participant with a Money Purchase Account makes an election to receive distribution in a form other than a qualified joint and survivor annuity with his or her Spouse, any such election must be consented to by the Participant's Spouse, if any, as provided herein. No election pursuant to this Section shall be effective unless made in writing on forms satisfactory to the Plan Administrator and filed with the Plan Administrator before the end of the election period.

                  (c) If the Plan Administrator is not able to provide notice as described in this Section 8.6 to a Participant with a Money Purchase Account at least thirty (30) days prior to such Participant's Annuity Starting Date, then, subject to the rules of subsection (d), such Participant's Annuity Starting Date shall be delayed until the first day of the month on or next following the date which is thirty
                           (30) days after the date such Participant receives the notice. In that event, the benefit payable to the Participant shall be adjusted to reflect the delayed commencement of benefits.

                  (d) Notwithstanding any provision of this Section 8.6, the Annuity Starting Date of a Participant with a Money Purchase Account shall not be delayed if the following requirements are met: (i) the Plan Administrator provides the Participant with the notice described in this Section 8.6 at least eight
                           (8) days before the Annuity Starting Date, (ii) the Participant is clearly informed of the Participant's right to consider for at least thirty (30) days whether to receive payment of benefits in the form applicable under this Article or an optional form and whether to defer commencement of benefits, if applicable, and (iii) no later than the Annuity Starting Date, the Participant waives the right to the thirty (30) day minimum election period and elects a form of benefit.

         6. Subparagraph (a) of Section 8.7 is restated in its entirety as follows:

                  (a) Where the terms of this Plan require that the consent of a Participant's Spouse be obtained, the consent of the Participant's Spouse shall be valid only if it:
                           (1) is in writing; (2) is witnessed by a notary public; (3) contains an acknowledgment by such Spouse of the effect of the consent and the election of the Spouse; and (4) designates a Beneficiary and the form of benefits, neither of which may be changed without the further consent of the Spouse, unless such initial consent (i) specifically permits designations by the Participant without any requirement of further consent of the Spouse or (ii) acknowledges that the Spouse has the right to limit the consent to the specific beneficiary or form of benefits and that the Spouse voluntarily elects to relinquish either or both of such rights.

         7.       Section 9.6 is restated in its entirety as follows:

                  9.6 CONSENT TO WITHDRAWALS. If a Participant with a Money Purchase Account is married as of the effective date of a withdrawal, any withdrawal from such Money Purchase Account shall require the written consent of the Participant's Spouse in the same manner as provided for in Section 8.7, except that clause (4) of Section 8.7(a) shall not apply. A Participant may not receive a withdrawal from such Money Purchase Account on a date more than 90 days or less than 30 days after the Plan Administrator has provided the Participant with a withdrawal form and with the information set forth in Section 8.6(a), except as provided in Section 8.6(d).

         8. Subparagraph (h) of Section 9.7 is restated in its entirety as follows:

                  (h) If a Participant with a Money Purchase Account is married as of the date of the loan, any loan which could result in a potential reduction of benefits payable to or with respect to such Participant from such Money Purchase Account in the event of non-payment of such loan shall require consent of the Participant's Spouse in the same manner as provided for in Section 8.7, except that clause (4) of Section 8.7(a) shall not apply. Consent of the Participant's Spouse shall also be required in the event of any renegotiation, extension, renewal or other revisions of a loan described in the previous sentence.

         9. Subparagraph (k) of Section 9.7 is restated in its entirety as follows:

                  (k) A Participant may not receive a loan described in subparagraph (h) above on a date more than 90 days or less than 30 days after the Plan Administrator has provided the Participant with a loan application form and with information explaining the spousal consent rules set forth in Sections 8.6 and 8.7, except as provided in Section 8.6(d).

         10. Section 10.3 is amended by restating the second sentence thereof as follows:

                  Notwithstanding the provisions of Section 1.11, the Beneficiary of a participant who is married to his or her Spouse immediately before death shall be the Participant's Spouse, unless the Participant elects otherwise with the consent of the Spouse obtained in the same manner provided for in Section 8.7.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 27th day of September, 2000.

                                        Aetna Services, Inc.

                                        By: /s/ Elease E. Wright
                                           ------------------------------------
                                            Elease E. Wright
                                            Senior Vice President
                                            Aetna Human Resources

                            AMENDMENT NO. 8 (2000-4)
                                     TO THE
                   AETNA SERVICES, INC. INCENTIVE SAVINGS PLAN

         Pursuant to Section 12.1 of the Aetna Services, Inc. Incentive Savings Plan (the "Plan"), the Plan is hereby amended, effective as specified below, as follows:

         1. Effective January 1, 1999, Section 1.35 is restated in its entirety as follows:

                  1.35 "INVESTMENT FUND" means the Stock Account and such other investments under the Group Annuity Contract or in other funds and accounts as are made available for the investment of the Participants' Accounts in accordance with the rules of Article
                  V. Notwithstanding the foregoing, the Investment Fund shall not include (a) a direct interest in real property, leaseholds or mineral interests or (b) securities which are not purchased on a United States Exchange or where evidence of ownership is held by a custodian outside of the United States.

         2. Effective January 1, 2000, Section 1.45, "Pay," is amended by restating the last sentence of the first paragraph thereof as follows:

                  Pay shall be determined as if no elective salary reduction had been made pursuant to Sections 125, 132(f) and 401(k) of the Code.

         3. Effective January 1, 1999, subsection (a)(ii) of Section 3.6, "Incentive Contributions," is restated in its entirety as follows:

                  (ii) At the end of each Plan Year, the Employer, in the sole discretion of the Company, may make an additional Incentive Contribution to the Incentive Contribution Account of each Participant who made Deferral Contributions during such Plan Year, and who is an Employee and has an Account balance on the last day of the Plan Year, in the amount, if any, necessary to make the Participant's total Incentive Contributions for such Plan Year equal to the lesser of (I) one hundred percent (100%) of the Participant's Deferral Contributions during such Plan Year and (II) five percent (5%) of the Participant's Pay during the Plan Year, but excluding any Pay prior to the month in which the Participant initially commenced Deferral Contributions. (The 100% and 5% figures referred to in the preceding sentence shall automatically change to be consistent with any changes made by the Company to the corresponding figures in (i) above.) The Incentive Contribution described in this paragraph (ii) shall only be made to a Participant whose pay for the prior Plan Year was $160,000 or less. This Section 3.6(a)(ii) shall not apply to a Designated Pru-Care Employee with respect to the 1999 Plan Year.

         4. Effective January 1, 1999, the following new Section 5.9 is added to the Plan:

                  5.9      CONTRACTUAL INCOME AND SETTLEMENT.

                  (a) Contractual Income. The Trustee shall credit the Account with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt as agreed between the Trustee and the Company. To the extent the Trustee and the Company have agreed to credit income on contractual payment date, the Trustee may reverse such accounting entries with back value to the contractual payment date if the Trustee reasonably believes that it will not receive such amount.

                  (b) Contractual Settlement. The Trustee will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting as agreed between the Company and the Trustee. To the extent the Company and the Trustee have agreed to settle certain securities transactions on the basis of contractual settlement date accounting, the Trustee may reverse with back value to the contractual settlement date any entry relating to such contractual settlement where the related transaction remains unsettled in accordance with established procedures.

         5. Effective January 1, 1999, Section 7.3 is amended to correct a typographical error by deleting the header and substituting the following new header:

                  7.3 INCENTIVE CONTRIBUTIONS ACCOUNT - PARTICIPANTS AFTER DECEMBER 31, 1998.

         6. Effective March 12, 2000, subparagraph (f) of Section 7.3 is hereby restated as follows:

                  (f) In the event of a Change in Control, the date a Participant incurs a "Job Elimination", as defined in the Aetna Severance and Salary Continuation Benefits Plan, provided such "Job Elimination" occurs within two years of the date of such Change in Control, but only with respect to the Participant's Account as of the date such Job Elimination is incurred.

         7. Effective January 1, 2000, Section 8.4, "Distribution Upon Disability of Participant," is amended by restating the last sentence thereof as follows:

                  A Participant's Termination from Service by reason of Disability shall be deemed to occur for purposes of this Section on the date the Plan Administrator makes a determination that the Participant has incurred a Disability. The right to elect a distribution pursuant to this Section shall cease upon the cessation of such Disability.

         8. Effective January 1, 2000, Section 8.11, "Small Account Values; Lump Sum Cash-Out," is amended by restating the last sentence thereof as follows:

                  This Section shall not apply to any Participant who (A) is repaying a loan by personal check pursuant to Section 9.7(g)(ii), until the earlier of the date on which the loan is repaid in full or the date on which the Participant's entire loan balance becomes due and payable as a result of nonpayment or (b) has incurred a Termination from Service by reason of Disability, until such time as such Participant is treated as having incurred a Termination from Service other than by reason of Disability.

         9. Effective January 1, 1999, Section 10.2, "Determinations of Values and Cash-Outs," is amended by deleting the last sentence thereof (beginning with the words "For purposes of this Section").

         10. Effective January 1, 1999, the first sentence of Section 11.3, "Effect on Participants," is restated as follows:

                  Upon termination in whole or in part of the Plan, the Plan Administrator shall make an allocation in the manner prescribed by Section 6.3, after payment of any expenses properly charged to the Trust Fund and adjustments for capital gain and loss with respect to the Stable Value Option.

         11. Effective January 1, 1999, Section 14.2 is restated in its entirety as follows:

                  14.2 TRUSTEE'S RESPONSIBILITIES LIMITED. The Trustee may rely on the representation of the Plan Administrator that the Plan and Trust hereby created are qualified within the meaning of Section 401(a) of the Code, and the Trustee shall have no obligation to inquire into such continuing qualification.

                           The Trustee shall not be responsible for
                  administration of the Plan and shall not be obliged to determine whether any particular instruction or direction of the Plan Administrator regarding distribution or any other matter relating to Plan administration accords with the terms and conditions of same. Neither shall the Trustee be obliged to collect contributions due under this Plan, to determine whether contributions are in accordance therewith, or to account for allocations to Participants. The investment and management of the Trust Fund assets shall be determined in accordance with Article V and Section 14.8. The Trustee shall not invest, sell, exchange, encumber or otherwise act with respect to the assets without specific direction of the Plan Administrator pursuant to the direction of a Participant. Without specific direction from the Company, the Trustee shall not borrow or authorize borrowing on behalf of the Trust Fund or advance cash for any purpose. The Trustee shall not establish a new Investment Fund, or implement any change with respect to an

                  Investment Fund without specific direction of the Company. The Trustee shall incur no liability by complying with any such direction and shall be under no duty or obligation to review, evaluate or reevaluate the investments made pursuant to such directions.

                           Notwithstanding anything in the Agreement to the
                  contrary, the Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Trust Fund, resulting from any event beyond the reasonable control of the Trustee, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Fund's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems (but not including the Trustee's own internal, proprietary systems); or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event. This Section shall survive the termination of this Agreement.

         12. Effective January 1, 1999, Section 14.6 is restated in its entirety as follows:

                  14.6 COMPENSATION OF TRUSTEE. The Trustee shall be compensated from the Trust Fund or, at the direction of the Company, by the Employer for its services by payment of the Trustee's fee, the amount of which shall be agreed upon from time to time between the Company and the Trustee. The Company acknowledges that, as part of the Trustee's compensation, the Trustee may earn interest on balances, including without limitation, disbursement balances and balances arising from purchase and sales transactions.

                  If the Trustee advances cash for any purpose, pursuant to
                  Section 14.2, the Trustee shall be entitled to collect from the Trust Fund sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets of the Trust Fund to the extent necessary to obtain reimbursement. To the extent that the Trustee advances funds to the Trust Fund for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Trust Fund an amount equal to what would have been earned on sums advanced (an amount approximating the "federal funds" interest rate).

         13. Effective January 1, 2000, Section 14.8, "Voting or Tender of Stock," is amended by adding the following subsection (e) and at the end thereof:

                  (e) To the extent practicable and permitted by applicable law, other rights with respect to holders of Stock, such as a dissenter's right with regard to a merger or the right of a holder of Stock to join in a class action, shall be given to each Participant as a named fiduciary with respect to Stock in the Stock Account attributable to the Participant's Account, so that the Participant, rather than the Trustee, may exercise discretion with respect to such rights. The Trustee and the Company may establish appropriate rules, analogous to the rules in this Section with respect to voting and tender, and may impose reasonable restrictions on Participants, in order to effectuate the intent of the preceding sentence.

         14. Effective January 1, 2000, the following new Section 14.8A is added:

         14.8A VOTING WITH RESPECT TO INVESTMENT FUNDS OTHER THAN THE STOCK ACCOUNT. With respect to Investment Funds other than the Stock Account, the Company shall be responsible for proxy voting and shall direct the Trustee in writing as to the manner in which to vote the shares of the applicable Investment Fund; provided, however, that if the Company determines that it has a conflict of interest with respect to any such vote, then such vote shall be accomplished by applying the procedures set forth in Section 14.8 as if the shares of the Investment Fund in any Participant's Account were Stock held in the Stock Account attributable to such Participant's Account.




         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 20th day of October, 2000.


                                        Aetna Services, Inc.

                                        By: /s/ Elease E. Wright
                                           -------------------------------------
                                            Elease E. Wright
                                            Senior Vice President
                                            Aetna Human Resources

                            AMENDMENT NO. 9 (2000-5)
                                     TO THE
                   AETNA SERVICES, INC. INCENTIVE SAVINGS PLAN

         WHEREAS:

                  A. As of the close of business on December 13, 2000 (the "ING Closing Date"), certain companies comprising the financial services and international businesses of Aetna Inc. shall cease to be members of the controlled group of corporations that includes Aetna U.S. Healthcare, Inc. (such controlled group being hereafter referred to as "Aetna USHC"). Prior to the ING Closing Date, the Financial Services/International Employees, as defined in this Amendment, were Participants in the Aetna Services, Inc. Incentive Savings Plan (the "Plan");

                  B.       On the ING Closing Date, the Financial
                           Services/International Employees will cease to be employed by Aetna USHC;

                  C. As more specifically set forth in the ING Employee Benefits Agreement, as defined in this Amendment, effective as of the ING Closing Date, the Financial Services/International Employees shall no longer participate in, or accrue any further benefits under, the Plan, or any other benefit program sponsored by Aetna USHC; and

                  D. By execution of this Amendment it is the Company's intention to effectuate the agreements contained in the ING Employee Benefits Agreement, and to modify certain other provisions of the Plan.

         NOW THEREFORE, pursuant to Section 12.1 of the Plan, the Plan is hereby amended, effective as specified below, as follows:

         1. Effective as of the close of business on December 13, 2000, Aetna U.S. Healthcare, Inc., a Pennsylvania corporation, shall succeed Aetna Services, Inc. as sponsor and administrator of the Plan. On or before such date, Aetna U.S. Healthcare, Inc. shall change its name to Aetna Inc., and all references in the Plan to Aetna Services, Inc. shall be deemed to refer to Aetna U.S. Healthcare, Inc. under its new name, Aetna Inc.

         2.       Effective as of the close of business on December 13, 2000,
Section 1.14 is restated in its entirety as follows:

         1.14 "COMPANY" means Aetna Inc., formerly known as Aetna U.S. Healthcare, Inc., or any successor by merger, consolidation, purchase or otherwise.

         3. Effective as of the close of business on December 13, 2000, a new Section 1.27A is added to read as follows:

         1.27A. "FINANCIAL SERVICES/INTERNATIONAL EMPLOYEE" means each person who comes within the definition of "AI Employees" contained in the ING Employee Benefits Agreement.

         4. Effective as of the close of business on December 13, 2000, the following new Section 1.27B is added to read as follows:

         1.27B. "FINANCIAL SERVICES/INTERNATIONAL TRANSITION EMPLOYEE" means an Employee as of the close of business on December 13, 2000, who is designated and subsequently "employed by the AI Business" or "hired by AI" pursuant to Article 9 of the ING Employee Benefits Agreement.

         5. Effective as of the close of business on December 13, 2000, the following new Section 1.33A is added to read as follows:

         1.33A. "ING EMPLOYEE BENEFITS AGREEMENT" means the Employee Benefits Agreement between Aetna Inc. and Aetna U.S. Healthcare, Inc., dated as of December 13, 2000.

         6.       Effective as of the close of business on December 13, 2000,
Section 1.47 is restated in its entirety as follows:

         1.47 "PLAN" means the Aetna Inc. Incentive Savings Plan as set forth herein, including any amendments hereto. This Plan is intended to be a profit sharing plan with a feature satisfying the requirements of Section 401(k) of the Code.

         7.       Effective as of the close of business on December 13, 2000,
Section 1.60 is restated in its entirety as follows:

         1.60 "TERMINATION FROM SERVICE DATE" means the date which is the earlier of (i) the earliest of the date an Employee quits, retires, dies or is discharged from employment with the Employer; or (ii) the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) for any reason other than quit, retirement, death or discharge, such as vacation, holiday, sickness, leave of absence or layoff. Notwithstanding the preceding, a Termination from Service Date shall not occur earlier than the last day of any (a) Authorized Leave of Absence or

                  (b) period in which the Employee receives periodic salary continuation benefits not to exceed 13 weeks. See also Section 16.4(b).

         8. Effective January 1, 2001, the first sentence of Section 2.2, "Other Eligible Employees", shall be restated as follows:

         Each other Eligible Employee shall become an Active Participant on the day following the later of the date the Eligible Employee (i) completes one Year of Vesting Service or (ii) attains age eighteen (18).

         9. Effective June 26, 2000, the following new subsection (e) is added to Section 3.8, "Rollover Contributions":

         (e) Notwithstanding (a) above, an Employee who is actively employed by Integrated Pharmacy Solutions, Inc. on November 29, 2000 (i) is not required to be an Active Participant in order to make a Rollover Contribution, and (ii) may roll over an outstanding loan balance from the Integrated Pharmacy Solutions, Inc. 401(k) Plan, as part of a direct rollover of his or her entire account balance in the event of an eligible rollover distribution from such plan, if such rollover occurs within the time prescribed by the Plan Administrator.

         10. Effective as of the close of business on December 13, 2000, the following new Section 7.3A is added:

         7.3A INCENTIVE CONTRIBUTION ACCOUNT - "FINANCIAL SERVICES/INTERNATIONAL EMPLOYEES". Effective as of the close of business on December 13, 2000, a Participant who is a Financial Services/International Employee shall be 100% vested, but only with respect to the Incentive Contribution Account as of December 31, 2000.

         11. Effective as of the close of business on December 13, 2000, the following new Section 7.3B is added:

         7.3B INCENTIVE CONTRIBUTION ACCOUNT - "FINANCIAL SERVICES/INTERNATIONAL TRANSITION EMPLOYEES". Effective as of the date upon which he/she ceases to be employed by any member of the controlled group of corporations that includes Aetna Inc., which date shall be after December 13, 2000, a Participant who is a Financial Services/International Transition Employee shall be 100% vested, but only if such Participant immediately becomes "employed by the AI Business" or "hired by AI", pursuant to Article 9 of the ING Employee Benefits Agreement, and in any event, only with respect to the Incentive Contribution Account on such date.

         12. Effective as of the close of business on December 13, 2000, the following new Section 9.7A is added:

         9.7A LOANS - FINANCIAL SERVICES/INTERNATIONAL EMPLOYEES. Effective as of the close of business on December 13, 2000, notwithstanding any provision herein to the contrary, a former Participant who is a Financial Services/International Employee, so long as such Participant remains employed by a member of the controlled group of corporations which includes ING North America Insurance Corporation and such member has established a payroll transfer procedure with the Company which is acceptable to the Plan Administrator, may apply for a loan. Any such loan must comply with the restrictions set forth in Section 9.7 above. This Section 9.7A shall cease to be effective as of December 31, 2001.

         13.      Effective as of the close of business on December 13, 2000,
Section 11.4 is amended by deleting the last sentence thereof.

         14.      Effective as of the close of business on December 13, 2000,
Section 11.5 is deleted in its entirety. See new Section 18.6, which incorporates the rules formerly set forth in Section 11.5.

         15.      Effective as of the close of business on December 13, 2000,
Section 16.4 is restated in its entirety as follows:

         16.4     TERMINATION BY A PARTICIPATING COMPANY; CEASING TO BE AN
                  AFFILIATE.

                  (a) Any Participating Company may at any time elect to terminate its participation under the Plan in the manner set forth herein subject to any unfunded liability attributable to its respective Employees. Termination of the participation of any Participating Company shall not affect the participation in the Plan of any other Participating Company nor terminate the Plan or Trust with respect to such other Participating Companies and their Employees; provided that, if the Company shall terminate its participation in the Plan, then each remaining Participating Company shall make such arrangements and take such action as may be necessary to assume the duties of the Company in providing for the operation and continued administration of the Plan and Trust as the same pertains to the remaining Participating Companies. Any actions under this subsection (a) shall only be taken after compliance with all applicable legal requirements.

                  (b) In the event that a Participating Company ceases to be an Affiliate, such Participating Company shall be deemed to have terminated its participation in the Plan effective immediately, and the Employees of such Participating Company shall be treated as having incurred a Termination from Service Date effective as of the date the Participating Company ceased to be an Affiliate.

         16. Effective as of the close of business on December 13, 2000, the following new Section 18.6 is added:

         18.6 MERGER, CONSOLIDATION, OR TRANSFER. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, the benefit that a Participant would receive upon a termination of the Plan immediately after such merger, consolidation, or transfer shall be equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated. The Plan Administrator has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan to other retirement plans described in Section 401(a) of the Code. The Plan Administrator also has the authority to accept/receive amounts transferred to this Plan from other retirement plans described in Section 401(a) of the Code. If it is subsequently determined that any amounts transferred into this Plan were ineligible to be so transferred, the Plan Administrator shall direct that any ineligible amounts, plus earnings attributable thereto, be distributed from the Plan as soon as administratively feasible.

         17. Effective June 26, 2000, Attachment I is amended in its entirety and restated as Exhibit A to this Amendment.

         18. Effective as of the close of business on December 13, 2000, Attachment II is amended in its entirety and restated as Exhibit B to this Amendment.



         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 13th day of December, 2000.

                                        AETNA INC., AS SUCCESSOR BY MERGER TO
                                        AETNA SERVICES, INC.


                                        By: /s/ Elease E. Wright
                                           -------------------------------------
                                           Elease E. Wright
                                           Senior Vice President
                                           Aetna Human Resources

                                    EXHIBIT A

                                  ATTACHMENT I
                   ACQUIRED EMPLOYERS - VESTING SERVICE CREDIT

CAUTION: (1)  The provisions below relate only to Employees employed on the Date of Acquisition, or in the case of IPS and BPS, as hereinafter defined, on June 26, 2000.
         (2) The provisions below do not apply where a specific Plan provision states otherwise.
         (3) Service not considered by the Acquired Employer will not be given credit; the Company shall rely exclusively on information transmitted by the Acquired Employer in determining what service will be credited.

         EMPLOYER                                        EMPLOYMENT COMMENCEMENT DATE
                                                             FOR VESTING SERVICE
---------------------------------------------------------------------------------------------------------

Partners National Health Plans      Date of Hire by PNHP or Date of Hire into HMO acquired by PNHP.
("PNHP")

Human Affairs International         Date of Hire by HAI (may be prior to Date of Acquisition).
("HAI")

Aetna Health Plans of New Jersey    Date of Hire by Healthways (may be prior to Date of Acquisition).
(previously known as Healthways)

Bay Pacific ("BP")                  Date of Hire by BP (may be prior to the Date of Acquisition).

Freedom Health Care, Inc.           Date of Hire by FHCI (may be prior to the Date of Acquisition).
("FHCI")

Prudential Health Care Plan,        Date of Hire by Prudential Health Care Plan, Inc. (TX) or other
Inc. (TX)                           Prudential affiliate (may be prior to the Date of Acquisition 8/6/99), but shall not be considered for eligibility.

Prudential Health Care Plan of      Date of Hire by Prudential Health Care Plan of California, Inc. or
California, Inc.                    other Prudential affiliate (may be prior to the Date of Acquisition
                                    8/6/99), but shall not be considered for eligibility.

Integrated Pharmacy Solutions,      Date of Hire by IPS (may be prior to the Date of Acquisition 8/6/99),
Inc. ("IPS")                        provided that vesting service shall also include any service with a
                                    Prudential affiliate that was given credit as vesting service under the Integrated Pharmacy Solutions, Inc. 401(k) Profit Sharing Plan.

BPS Healthcare, Inc. (formerly      Date of Hire by BPS (may be prior to the Date of Acquisition 1/13/00).
Benefit Panel Services, Inc.)
("BPS")

                                   EXHIBIT B


                                  ATTACHMENT II
                             PARTICIPATING COMPANIES


                A.                            B.                 C.                D.
      PARTICIPATING COMPANIES           ORIGINAL DATE    TAX IDENTIFICATION      END OF
                                         OF INCLUSION    NUMBER OF EMPLOYER    FISCAL YEAR

------------------------------------------------------------------------------------------
Aetna Life Insurance Company                9/1/72           06-6033492           12/31

Aetna U.S. Healthcare Dental Plan of        1/1/98           06-1160812           12/31
California, Inc.

Aetna Healthcare of California, Inc.        1/1/98           95-3402799           12/31


         The Plan as restated herein shall be effective as of January 1, 1999 with respect to the above Employers for whom the Original Date of Inclusion was January 1, 1999 or earlier. The Plan shall be effective with respect to any other Employer as of the applicable Original Date of Inclusion.